Exhibit 10.1

Execution Version

Confidential

STOCK PURCHASE AGREEMENT

by and among

CUMMINS Filtration Inc.,

Atmus Filtration Technologies Inc.

and

AIR DISTRIBUTION TECHNOLOGIES, INC.

Dated as of November 21, 2025

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
 (continued)

Exhibit A:	Form of ASC Supply Agreement
Exhibit B:	Illustrative Example of Company Net Working Capital
Exhibit C:	R&W Policy
Exhibit D-1:	Form of Restrictive Covenant Agreement (Seller)
Exhibit D-2:	Form of Restrictive Covenant Agreement (Seller Sponsor)
Exhibit E:	Form of Seller Supply Agreement
Exhibit F:	Form of Transition Services Agreement
Exhibit G:	Form of Escrow Agreement
Exhibit H:	Form of Trademark License
Exhibit I:	Form of IP Transfer Agreement
Exhibit J:	Form of Assignment and Assumption Agreement

iii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of November 21, 2025, is made and entered into by and among Cummins Filtration Inc., an Indiana corporation (“Buyer”), Atmus Filtration Technologies Inc., a Delaware corporation (“Guarantor”), and Air Distribution Technologies, Inc., a Delaware corporation (“Seller”). Buyer, Guarantor and Seller are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, as of the date of this Agreement, Seller owns one hundred percent (100%) of the issued and outstanding shares of capital stock (the “Shares”) of Koch Filter Corporation, a Kentucky corporation (the “Company”); and

WHEREAS, upon the terms and subject to the conditions of this Agreement, Buyer desires to purchase and acquire from Seller, and Seller desires to sell to Buyer, all of the Shares.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows:

Article I
DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“280G Vote” has the meaning set forth in Section 5.9.

“Accounting Principles” means (a) the same accounting methods, principles, policies, practices, procedures, classifications and estimation methodologies that are set forth on Section 1.1(a) of the Disclosure Schedule, (b) to the extent not covered by clause (a), the same accounting methods, principles, policies, practices, procedures, classifications and estimation methodologies used in the preparation of the Financial Statements as of the Balance Sheet Date and for the twelve (12) months then ended, and (c) to the extent not covered by the preceding clauses (a) and (b), GAAP in force as of the Balance Sheet Date.

“Action” means any action, claim, lawsuit, legal proceeding, litigation (at law or in equity), arbitration, complaint, investigation or proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before any Governmental Authority.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and under “common control with”) means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Other than Seller and its Subsidiaries, in no event shall any portfolio companies of any investment funds or accounts organized, managed or advised by Truelink Capital Management, LLC or any of its Affiliates be deemed to be an “Affiliate” of Seller, the Company or any Subsidiary of the Company.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocation” has the meaning set forth in Section 9.7(b).

“Allocation Schedule” has the meaning set forth in Section 9.7(b).

“Ancillary Agreements” has the meaning set forth in Section 3.3.

“Anti-Corruption Laws” has the meaning set forth in Section 3.22(a).

“Antitrust Approvals” means, collectively, all clearances, approvals or consents under the Antitrust Laws shall have been obtained, or are deemed obtained, or the respective Governmental Authority concluded in writing that the transactions contemplated hereby are not subject to its jurisdiction.

“Antitrust Division” has the meaning set forth in Section 5.5(b).

“Antitrust Law” means any Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, including the HSR Act.

“ASC Supply Agreement” means the Product Purchase and Supply Agreement, to be entered into concurrently herewith by and between the Company and Air System Components, Inc., a Delaware corporation, substantially in the form attached hereto as Exhibit A.

“Assignment Agreement” means the Assignment and Assumption Agreement, to be entered into effective as of immediately prior to the Closing by the Company and Seller (or certain of its Affiliates), substantially in the form attached hereto as Exhibit J.

“Balance Sheet Date” has the meaning set forth in Section 3.7(a).

“Base Purchase Price” equals $450,000,000.

“Books and Records” has the meaning set forth in Section 7.1.

“Business” means the business of the Company and its Subsidiaries as conducted as of the date of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are required or permitted to be closed in Los Angeles, California or Louisville, Kentucky.

“Business IP” has the meaning set forth in Section 3.12(a).

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Plans” has the meaning set forth in Section 7.2(b).

“Buyer Releasee” has the meaning set forth in Section 11.18(c).

“Buyer Releasor” has the meaning set forth in Section 11.18(b).

“Buyer Required Governmental Approvals” has the meaning set forth in Section 4.3(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Company Cash” means the Company Cash as of the Measurement Time.

“Closing Company Indebtedness” means the Company Indebtedness that remains unpaid as of the Measurement Time.

“Closing Company Net Working Capital” means the Company Net Working Capital as of the Measurement Time.

“Closing Company Transaction Expenses” means the Company Transaction Expenses that remain unpaid as of the Measurement Time.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Date Statement” has the meaning set forth in Section 2.4(b).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act, Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the recitals to this Agreement.

“Company Benefit Plan” has the meaning set forth in Section 3.15(a).

“Company Cash” means cash and cash equivalents of the Company and its Subsidiaries, specifically including (a) marketable securities, (b) short-term investments and (c) money market funds, funds in time and demand deposit or similar accounts, in each case as determined in accordance with the Accounting Principles and maturing less than ninety (90) days after the Closing Date. For the avoidance of doubt, Company Cash (x) shall be calculated net of (i) all cash of the Company that is not freely usable by the Company immediately following the Closing because it is subject to restrictions or limitations on use or distribution by Law or Contract, including all cash security deposits made or held by the Company and its Subsidiaries, cash posted to support letters of credit, performance bonds or similar obligations, any escrowed cash, and any custodial cash or cash subject to a dominion or control agreement (other than those that will be terminated at Closing) and (ii) issued but uncleared checks and drafts to the extent not included as a Current Liability in Closing Company Net Working Capital, and (y) shall include checks, in-process cash settlements, other wire transfers and drafts deposited or available for deposit for the account of the Company or any of its Subsidiaries to the extent such cash is not included as a Current Asset in Closing Company Net Working Capital.

“Company Cooperation Parties” has the meaning set forth in Section 5.8(c).

“Company Employees” has the meaning set forth in Section 3.14(a).

“Company Indebtedness” means, without duplication, determined on an aggregate basis, all liabilities and obligations of the Company or any of its Subsidiaries for the full retirement (including any unpaid principal, premium, interest, expenses, fees, penalties (prepayment, termination or otherwise)) of: (a) any indebtedness for borrowed money; (b) all obligations of any deferred or unpaid purchase price payment obligations, including all obligations resulting from any holdback, earn-out or other contingent payment arrangement (excluding trade accounts payable, including for purchases of inventory, raw materials and other good and supplies, liabilities for purchases of equipment or any other current liabilities, but only to the extent such amounts are included in Company Net Working Capital), in each case, to the maximum amount payable; (c) any letters of credit, performance bonds, bankers acceptances or similar obligations, in each case, only to the extent drawn; (d) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; (e) accrued or unpaid dividends; (f) any obligations under any interest rate, currency swap, hedging, forward, option or similar arrangements; (g) any amounts (including intercompany loans, liabilities or charges) owed to any Related Party; (h) all accrued but unpaid Income Taxes for any Pre-Closing Tax Period, the amount of which shall in no event be less than zero for any taxable period or for any jurisdiction (and including the effect, if any, of any adjustment pursuant to Code Section 481); (i) any Scheduled Capital Expenditures scheduled to be made during the Interim Period less the aggregate amount actually paid in respect of such Scheduled Capital Expenditures prior to the Closing pursuant to Section 5.1(a); (j) capitalized leases in accordance with GAAP, other than any obligations under any operating lease required to be recorded as a liability on the balance sheet of the Company under Accounting Standards Update 2016-02, Leases (ASC 842), issued by the Financial Accounting Standards Board; (k) all obligations secured by a Lien on the assets of the Company or any of its Subsidiaries (other than a Permitted Lien); (l) all indebtedness created or arising under any conditional sale or other title retention Contract with respect to property acquired; and (m) all indebtedness referred to in the foregoing clauses (a) through (l) of any Person that has been guaranteed or assumed by the Company, but solely to the extent claimed against; provided, however, for greater certainty, that “Company Indebtedness” shall not include: (A) any Current Liabilities; (B) any Company Transaction Expenses; (C) any obligations under any operating lease required to be recorded as a liability on the balance sheet of the Company under Accounting Standards Update 2016-02, Leases (ASC 842), issued by the Financial Accounting Standards Board and as amended by subsequent Accounting Standards Updates; or (D) any Liability incurred by or on behalf of Buyer or any of its Affiliates (including following the Closing the Company or any of its Subsidiaries), including any debt or equity financing provided to Buyer or any of its Affiliates (including following the Closing the Company or any of its Subsidiaries) in connection with the transactions contemplated by this Agreement or at any time following the Closing.

“Company Net Working Capital” means an amount (which may be a negative or positive number) equal to (a) the Current Assets, minus (b) the Current Liabilities. For the avoidance of doubt, Company Net Working Capital shall be calculated prior to the application of purchase accounting and without taking into consideration the transactions contemplated by this Agreement. An illustrative example of Company Net Working Capital, calculated in accordance with the Accounting Principles, is set forth on Exhibit B.

“Company Product” means any product manufactured, packaged, labeled, marketed, sold or distributed by or at the direction or request of the Company or any of its Subsidiaries.

“Company Registered IP” has the meaning set forth in Section 3.12(c).

“Company Transaction Expenses” means the following fees, costs and expenses to the extent incurred and payable as of the Closing by or on behalf of the Company or any of its Subsidiaries, in each case in connection with or as a result of the preparation, negotiation, execution or performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby: (a) the fees and disbursements charged by third-party legal counsel retained by the Company or any of its Subsidiaries; (b) the fees and expenses charged by any third-party accountants, financial advisors and consultants retained by the Company or any of its Subsidiaries; (c) any change in control, loan forgiveness equity-based, sale, stay or retention bonuses or similar payment obligations (other than Ordinary Course year-end bonuses or other Ordinary Course arrangements to the extent such amounts are included in Company Net Working Capital) to any current or former officer, director, employee or other individual service provider of the Company or any of its Subsidiaries that vest or are (or become) payable as a result of, or in connection with the consummation of the transactions contemplated by this Agreement (including all amounts payable under the Sale Bonus Agreements and the Retention Agreements (each as defined in the Disclosure Schedule)), plus the employer’s portion of any payroll, social security, employment or other Taxes, and any reimbursements or “gross-up” amounts payable or made, in connection with any of the foregoing; and (d) any investment banking, brokerage or finder’s fees. For the avoidance of doubt, in no event will Company Transaction Expenses include (i) severance payments to directors, managers, officers or employees of the Company or any of its Subsidiaries as a result of any terminations instituted by Buyer or its Affiliates in connection with, or after, the Closing, (ii) fees or expenses incurred by the Company or any of its Subsidiaries at the request of Buyer or any of its Representatives, (iii) fees or expenses incurred by Buyer or any of its Representatives, regardless of whether any such fees or expenses may be paid by the Company or any of its Subsidiaries, (iv) fees or expenses of employees of the Company or any of its Subsidiaries to be paid or reimbursed by Buyer or any of its Affiliates (including the Company or any of its Subsidiaries after the Closing) in connection with such employees’ post-closing employment, compensation or equity participation arrangements or otherwise, (v) fees or expenses included in the calculation of the Working Capital Decrease or Working Capital Increase, as applicable, or (vi) fees or expenses payable in respect of any debt or equity financing provided to Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement or at any time following the Closing.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of September 22, 2025, by Cummins Filtration Inc. in respect of the transactions contemplated by this Agreement.

“Consolidated Tax Return” has the meaning set forth in Section 9.1(b).

“Contract” means any written contract, agreement, indenture, mortgage, lease, instrument or other legally binding written agreement, arrangement, understanding, undertaking, commitment or obligation.

“Contracting Parties” has the meaning set forth in Section 11.18(a).

“Current Assets” means the consolidated current assets of the Company and its Subsidiaries, including only the type and kind of line items and accounts set forth on Exhibit B, determined in accordance with the Accounting Principles; provided, however, that “Current Assets” shall not include (i) Company Cash, (ii) any deferred Tax assets, (iii) any assets under any operating lease required to be recorded as an asset on the balance sheet of the Company under Accounting Standards Update 2016-02, Leases (ASC 842), issued by the Financial Accounting Standards Board and as amended by subsequent Accounting Standards Updates, (iv) any capitalized commissions or software development costs, (v) any prepayments to the extent the underlying goods, services or rights for which such prepayments were made are non-transferable to Buyer or expire prior to Closing, and (vi) deferred financing costs.

“Current Liabilities” means the consolidated current liabilities of the Company and its Subsidiaries, including only the type and kind of line items and accounts set forth on Exhibit B, determined in accordance with the Accounting Principles; provided, however, that “Current Liabilities” shall not include (i) Company Indebtedness, (ii) Company Transaction Expenses, (iii) any Income Tax liabilities, (iv) any obligations under any operating lease required to be recorded as a liability on the balance sheet of the Company under Accounting Standards Update 2016-02, Leases (ASC 842), issued by the Financial Accounting Standards Board and as amended by subsequent Accounting Standards Updates (provided that any past due lease amounts will be included in Current Liabilities) or (v) any Liability incurred by or on behalf of Buyer or any of its Affiliates (including following the Closing the Company or any of its Subsidiaries), including any debt or equity financing provided to Buyer or any of its Affiliates (including following the Closing the Company or any of its Subsidiaries) in connection with the transactions contemplated by this Agreement or at any time following the Closing.

“D&O Indemnified Persons” has the meaning set forth in Section 7.3(a).

“Debt Financing” has the meaning specified in Section 5.8(a).

“Debt Financing Sources” means, in their respective capacities as such, the lenders, agents and arrangers of any Debt Financing in connection with the transactions contemplated hereby, including the parties to any commitment letters, indentures, engagement letters, joinder agreements, or credit agreements entered into pursuant thereto or relating thereto and their successors and permitted assigns.

“Disclosure Schedule” has the meaning set forth in Article III.

“Dispute Notice” has the meaning set forth in Section 2.4(c)(i).

“Domain Names” has the meaning set forth in Section 3.12(c).

“Effective Time” has the meaning set forth in Section 2.2.

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in ERISA Section 3(3), whether or not subject to ERISA), any pension, retirement, equity or equity-based compensation or interest, profit sharing, savings, bonus, incentive, commission, employment, consulting, stock option or stock purchase, profits interest, severance, change in control, retention, reimbursement, deferred compensation, welfare, accident, disability, health, salary continuation, vacation, sick pay or paid time off, fringe benefit, and any other benefit or compensation plan, program, policy, agreement, Contract, or arrangement, whether written or unwritten, in each case, (i) that is sponsored or maintained by Seller or any of its Affiliates and provides (or may provide) benefits or compensation to any employee of the Company or any of its Subsidiaries, (ii) that is maintained or sponsored by the Company or any of its Subsidiaries, (iii) to which the Company or any of its Subsidiaries contributes or is obligated to contribute, (iv) to which the Company or any of its Subsidiaries is a party or in which the Company or any of its Subsidiaries participates or (v) under or with respect to which the Company or any of its Subsidiaries has any current or contingent liability or obligation, including on account of an ERISA Affiliate.

“Environmental Laws” means all Laws that, in each case, pertain to protection of human health (as it relates to the exposure to Hazardous Substances) or the environment (including ambient air, surface water, ground water, drinking water, wildlife, plants, land surface or subsurface strata), including Laws relating to (a) the presence of, or releases or threatened releases of, or exposure to, Hazardous Substances, or (b) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, distribution, import, export, labeling, recycling, registration, investigation, removal, cleanup or remediation of Hazardous Substances.

“Equity Securities” means any share, capital stock, partnership interest, limited liability company interest, membership interest, joint venture interest or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that is or at any relevant time has been considered a single employer with the Company or any of its Subsidiaries or any of their Affiliates under Section 414 of the Code.

“Escrow Account” means the escrow account established by the Escrow Agent pursuant to the Escrow Agreement.

“Escrow Agent” means Citibank, N.A.

“Escrow Agreement” has the meaning set forth in Section 2.6(a).

“Escrow Amount” means an amount in cash equal to $1,450,000 to be deposited at the Closing in the Escrow Account with the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement.

“Estimated Closing Company Net Working Capital” has the meaning set forth in Section 2.4(a).

“Estimated Closing Date Statement” has the meaning set forth in Section 2.4(a).

“Estimated Purchase Price” has the meaning set forth in Section 2.4(a).

“Estimated Working Capital Decrease” means the amount, if any, by which the Estimated Closing Company Net Working Capital is less than Target Net Working Capital.

“Estimated Working Capital Increase” means the amount, if any, by which the Estimated Closing Company Net Working Capital exceeds Target Net Working Capital.

“Evaluation Material” has the meaning set forth in Section 3.24(a).

“Excluded Benefits” has the meaning set forth in Section 7.2(a).

“Final Purchase Price” has the meaning set forth in Section 2.4(c)(ii).

“Financial Statements” has the meaning set forth in Section 3.7(a).

“Fraud” means, with respect to any Party, the actual and intentional misrepresentation of such Party in the making of any of the representations and warranties expressly set forth in Article III or Article IV, as applicable, which shall only be deemed to exist if (i) such Party had actual knowledge that such representation or warranty was false in a material respect at the time made, (ii) such Party specifically intended to deceive and mislead the other Party hereto by the making of such representation or warranty, and (iii) such other Party hereto actually and reasonably relied upon such representation and warranty to its detriment with resulting losses. For clarity, “Fraud” does not include equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, unjust enrichment, or any torts (including fraud) or other claim based on negligence or recklessness (including based on constructive knowledge or negligent misrepresentation) or any other equitable claim.

“FTC” has the meaning set forth in Section 5.5(b).

“Fundamental Representations” means those representations and warranties set forth in Section 3.1 (Organization and Good Standing), Section 3.2 (Capitalization; Title to Assets and Shares; No Subsidiaries), Section 3.3 (Power and Authority), Section 3.4(b)(i) (No Violation of Organizational Documents) and Section 3.5 (Brokers’ Fees).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“General Principles of Law, Equity and Public Policy” means, with reference to the enforceability of any Contract, that enforceability may be limited by (a) general principles of law, equity and public policy, including principles regarding the enforceability of covenants not to compete and similar restrictive covenants; principles regarding the availability of specific performance, injunctive relief, or other equitable remedies; principles requiring good faith and fair dealing in the performance and enforcement of a Contract by the party seeking its enforcement; principles requiring reasonableness in the performance and enforcement of a Contract by the party seeking its enforcement; principles requiring consideration of the materiality of a breach and the consequences of the breach to the party seeking enforcement; and principles requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; or (b) bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar Laws affecting the rights of debtors and creditors generally.

“Governmental Authority” means any federal, state, local or foreign governmental, quasi-governmental, regulatory or administrative body, instrumentality, department, commission or agency, or any federal, state, local or foreign court, tribunal, arbitration panel, commission or other similar dispute-resolving panel or body.

“Guarantee” has the meaning set forth in Section 11.19(a).

“Guaranteed Obligations” has the meaning set forth in Section 11.19(a).

“Guarantor” has the meaning set forth in the preamble to this Agreement.

“Hazardous Substances” means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form, polychlorinated biphenyls (PCBs) and radon gas, and (ii) any chemicals, materials, or substances that are listed, characterized or defined as or included in the definition of “pollutant,” “contaminant,” “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “hazardous chemicals,” or other words of similar import, under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Incidental IP Contract” means any Contract containing a (i) permitted use right to trade secret information in a non-disclosure agreement; (ii) license or subscription to use commercial off-the-shelf Software products (including open-source, freeware and firmware), in all such cases with a purchase price or an annual license fee of less than $250,000; (iii) non-exclusive license granted by the Company to its customers in the Ordinary Course; and (iv) non-exclusive license that is merely incidental to the transaction contemplated in the Contract, the commercial purpose of which is primarily for something other than such license. For clarity, any license of Intellectual Property Rights between the Company or any of its Subsidiaries on the one hand and Seller or any other Seller Affiliate on the other hand is not an Incidental IP Contract under this Agreement.

“Income Tax” means the United States federal income Tax and any United States state or local or non-U.S. net income Tax.

“Income Tax Return” means any Tax Return relating to Income Taxes.

“Independent Accountant” has the meaning set forth in Section 2.4(c)(ii).

“Intellectual Property Rights” means all common law and statutory rights throughout the world in, arising out of, or associated with intellectual property (whether registered or unregistered), including: (a) patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) trade names, logos, common law trademarks, service marks, any other indicia of source origin, any registrations or applications therefor, and goodwill associated with any of the foregoing; (c) copyrights, copyrights registrations, mask works, any other works of authorship, and applications therefor, and all other rights corresponding thereto; (d) Software; (e) trade secrets, confidential information, proprietary information, inventions, data, know-how, algorithms, processes, research and development, device specifications, reports, data, data analytics, customer lists, supplier lists, pricing information, cost information, business plans, business proposals, and any other information that drives economic value from not being generally known; (f) all moral and economic rights of authors and inventors, however denominated; (g) industrial designs; (h) all rights in databases and data collections; and (i) any similar or equivalent rights to any of the foregoing (as applicable), including all rights to sue and collect damages for past, present, and future infringement of and other violations of any of the foregoing (as applicable).

“Interim Period” has the meaning set forth in Section 5.1(a).

“IP Holdco” means Air Distribution Technologies IP, LLC, a Delaware limited liability company.

“IP Transfer Agreement” means the IP Transfer Agreement, to be entered into effective immediately prior to Closing by the Company and IP Holdco, substantially in the form attached hereto as Exhibit I.

“IT Systems” means all computers, computer hardware, databases, and data storage systems, data, Software, servers, workstations, routers, data communication equipment, colocation facilities, communications networks (other than the Internet), architecture interfaces and firewalls (whether for data, voice, video, or other media access, transmission, or reception) and other apparatus, media, facilities, equipment, or systems and shared cyber-services used by the Company or any of its Subsidiaries (whether leased, licensed, outsourced or owned), including to create, store, transmit, exchange or receive information in any form.

“Jointly Privileged Information” has the meaning set forth in Section 11.17(e).

“Key Customer” has the meaning set forth in Section 3.20(a).

“Key Supplier” has the meaning set forth in Section 3.20(b).

“Knowledge of Seller” means the actual knowledge, as of the date of this Agreement, of each of Douglas Schuster, Catherine Kresnak, Mark Mattingly, Josh Tedder and Sarah Kalman, after reasonable due inquiry of any direct reports, but shall in no event include any imputed or constructive knowledge.

“Law” means any law, statute, treaty, code, rule, regulation or ordinance of a Governmental Authority or any Order.

“Lease” means any written lease, sublease, license, right of use, concession or other agreement, including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, and other interest in real property held by the Company or any of its Subsidiaries.

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

“Lien” means, with respect to any property or asset, any mortgage, pledge, lien, encumbrance or other security interest in respect of such property or asset.

“Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, is materially adverse to (i) the Business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of Seller or the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that no change, effect, event or occurrence in or attributable or relating to any of the following shall be taken into account in determining whether a “Material Adverse Effect” as described solely in clause (i) of the definition thereof has occurred: (a) general economic or business conditions; (b) the United States or foreign economies, or financial, banking or securities markets in general, or other general business, banking, financial or economic conditions (including (i) any disruption in any of the foregoing markets, (ii) debt defaults or other restructuring events of any country with respect to which bondholders take a discount to the debt of any country or any increases in the interest rates for any country’s debt, (iii) any change in the currency exchange rates, (iv) any decline or rise in the price of any security, commodity, contract or index, (v) any increased cost, or decreased availability, of capital or pricing or terms related to any financing for the transactions contemplated by this Agreement, or (vi) any imposition or change in tariffs, duties, trade restrictions, embargoes or other similar actions by any Governmental Authority, or any escalation or worsening of existing trade, tariff or similar restrictions), in each case to the extent the Company or its Subsidiaries operate in such markets; (c) acts of God or other calamities, national or international political or social conditions, including the engagement and/or escalation by the U.S. in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack; (d) the occurrence, escalation, spread or reemergence of any epidemic, pandemic or disease outbreak; (e) conditions affecting generally the industry of the Business; (f) the public announcement of, entry into or pendency of, actions required, permitted or contemplated by or performance of obligations under, this Agreement or the transactions contemplated by this Agreement, or the identity of the Parties, including any termination of, reduction in or similar adverse impact on relationships, contractual or otherwise as a result thereof, with any customers, suppliers, financing sources, licensors, licensees, distributors, partners, employees or others having relationships with the Company or any of its Subsidiaries; (g) the identity or business plans of Buyer or any of its Affiliates; (h) changes (whether (i) by amendment, modification or supplement, (ii) revocation in whole or in part, or (iii) de novo passed, issued or signed into effect) in applicable Laws or the interpretation thereof; (i) any change in Law, industry standard or GAAP, or other accounting requirements or principles after the date hereof; (j) national or international political, labor or social conditions; (k) hurricanes, earthquakes, floods, tsunamis, tornadoes, mudslides, wild fires or other natural disasters and other force majeure events in the United States or any other country or region in the world; (l) the failure of the Company or any of its Subsidiaries to meet or achieve the results set forth in any projections (provided that the underlying causes of such failure may be considered in determined whether there has been a Material Adverse Effect); or (m) any change resulting from compliance with the express terms of, or any actions taken (or not taken) by any Party expressly required by, this Agreement; provided, however, that in the case of clauses (a) through (e), (h), (i), (j) and (k) above, if such changes are or would reasonably be expected to be materially adverse to the Business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, relative to other affected participants in the industries in which the Company or any of its Subsidiaries conduct business, then the disproportionate aspect of such effect may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur.

“Material Contract” has the meaning set forth in Section 3.13(a).

“Measurement Time” means 11:59 p.m. Eastern Time on either (a) the day immediately preceding the Closing Date or (b) in the event of a Closing occurring on the last Business Day of a calendar month, the Closing Date itself.

“Net Closing Purchase Price” means an amount in cash equal to (a) the Estimated Purchase Price minus (b) the Escrow Amount.

“Nonparty Affiliates” has the meaning set forth in Section 11.18(a).

“OMM” has the meaning set forth in Section 11.17(a).

“Order” means any order, writ, injunction, decree, stipulation, judgment, award, determination, direction or demand of a Governmental Authority.

“Ordinary Course” means the ordinary course of business consistent with recent past custom and practice (including with respect to quantity and frequency).

“Organizational Documents” means, relative to any Person, its certificate of incorporation, its certificate of formation, its certificate of partnership, its bylaws, its partnership agreement, its limited liability company agreement, its memorandum or articles of association, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Securities.

“Outside Date” has the meaning set forth in Section 10.1(b).

“Owned Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Parachute Payment Waivers” has the meaning set forth in Section 5.9.

“Party” and “Parties” have the respective meanings set forth in the preamble to this Agreement.

“PBGC” has the meaning set forth in Section 3.15(d).

“Permit” means all permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates (including industry association certifications), variances and similar rights granted by or obtained from any Governmental Authority.

“Permitted Liens” means: (a) Liens for Taxes or other governmental charges which are not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company or any of its Subsidiaries and, in each case, for which appropriate reserves have been established in accordance with the Accounting Principles; (b) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the Ordinary Course for amounts not yet due and payable or being validly contested; (c) statutory Liens for landlords for amounts which are not yet due and payable; (d) (i) easements, covenants, conditions, restrictions and other similar matters of record affecting title to the Leased Real Property which do not or would not materially impair the use or occupancy of the Leased Real Property in connection with the operation of the Business conducted thereon, and (ii) matters that would be disclosed by an inspection, a title commitment dated as of the date hereof, or an accurate survey of each parcel of the Leased Real Property; (e) Liens incurred or deposits made in the Ordinary Course in connection with worker’s compensation, unemployment insurance, social security retirement or similar programs; (f) Liens (i) on goods in transit incurred pursuant to documentary letters of credit or (ii) arising in connection with sales of receivables; (g) non-exclusive licenses of Intellectual Property Rights; (h) purchase money Liens and Liens securing rental payments under capital lease arrangements; (h) transfer restrictions under applicable federal and state securities Laws; (i) Liens associated with Company Indebtedness which will be paid off (and released) at the Closing; and (j) Liens identified on Section 1.1(b) of the Disclosure Schedule.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Authority.

“Personal Information” information in any form that is capable, directly or indirectly, of being associated with, related to or linked to, or used to identify, describe contact or locate a natural Person, device or household (including name, address, email address, billing information, government-issued identifier, online identifier, device identifier), or is considered “personally identifiable information,” “personal information,” “personal data,” or any similar term by any applicable Privacy and Information Security Requirement.

“Post-Closing Tax Period” means any Tax period (including the portion of any Straddle Period) beginning after the Closing Date.

“Post-Transaction Employee” has the meaning set forth in Section 7.2(a).

“Pre-Closing Tax Period” means any Tax period (including the portion of any Straddle Period) ending on or before the Closing Date.

“Privacy and Information Security Requirement” means (a) all applicable Laws related to data privacy and the processing of Personal Information (as such term is used in appliable data privacy laws), (b) all Contracts to which the Company or any of its Subsidiaries is a party or is otherwise bound that relate to Personal Information or protecting the security or privacy of information or IT Systems, (c) each Company or Subsidiary’s policy and notice (whether external or internal), including published privacy policies, relating to Personal Information, privacy or the security of products, information systems or other information, and (d) all industry standards and self-regulatory regimes binding on the businesses of the Company or any of its Subsidiaries, including the Payment Card Industry Data Security Standard.

“Purchase Price” has the meaning set forth in Section 2.3(a).

“Purchase Price Decrease” has the meaning set forth in Section 2.4(d)(ii).

“Purchase Price Increase” has the meaning set forth in Section 2.4(d)(i).

“R&W Policy” means that certain Representations and Warranties Insurance Policy (Policy Number ET111-009-628) issued to Buyer, and conditionally bound and effective as of the date hereof, by Euclid Transactional, LLC, a true and correct copy of which is attached hereto as Exhibit C.

“Real Property Leases” has the meaning set forth in Section 3.6(b).

“Related Party” has the meaning set forth in Section 3.18(a).

“Released Claims” has the meaning set forth in Section 11.18(b).

“Releases” has the meaning set forth in Section 2.7(a)(iii).

“Remaining Escrow Funds” has the meaning set forth in Section 2.4(d)(iii).

“Representatives” of any Person means such Person’s Affiliates and its and their respective stockholders, members, partners, equityholders, directors, managers, officers, employees, agents and advisors, including legal, accounting and other advisors.

“Restricted Person” means any individual or entity that is the subject or target of restrictions under Trade Compliance Laws, including any individual or entity listed on any applicable U.S. or non-U.S. export-related restricted person list, including the Bureau of Industry and Security’s Entity List.

“Restrictive Covenant Agreements” has the meaning set forth in Section 2.7(a)(vii).

“Review Period” has the meaning set forth in Section 2.4(c)(i).

“Sanctions Laws” means the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, 31 C.F.R. Parts 501 et seq. and related executive orders authorizing or implementing economic sanctions, and any other financial, economic or trade sanctions laws enacted, imposed, administered or enforced from time to time by the United States (including the U.S. Department of State), or any other relevant Governmental Authority that administers economic, financial or trade sanctions and has jurisdiction over the business of the Company.

“Scheduled Capital Expenditures” means the capital expenditures related to HEPA filter production and automating processes at the facility for the Business located in Louisville, Kentucky in the amounts set forth on Section 1.1(c) of the Disclosure Schedules and that are to be made no later than the date for each such expenditure set forth on Section 1.1(c) of the Disclosure Schedule.

“Securities Act” means the Securities Act of 1933, as amended.

“Section 280G Approval” has the meaning set forth in Section 5.9.

“Section 338(h)(10) Elections” has the meaning set forth in Section 9.7.

“Security Incident” means any (i) accidental, unlawful, or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other processing of Personal Information or confidential information; (ii) accidental, unlawful, or unauthorized occurrence or series of related occurrences on or conducted through IT Systems that materially impacted the confidentiality, integrity, or availability of such IT Systems or any Personal Information or confidential information stored or otherwise processed therein; or (iii) occurrence that constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Privacy and Information Security Requirement.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller 401(k) Plan” has the meaning set forth in Section 7.2(d).

“Seller Persons” has the meaning set forth in Section 8.2(a).

“Seller Releasee” has the meaning set forth in Section 11.18(b).

“Seller Required Governmental Approvals” has the meaning set forth in Section 3.4(a).

“Seller Sponsor” means Truelink Capital Management, LLC.

“Seller Supply Agreement” means the Product Purchase and Supply Agreement, to be entered into concurrently herewith by and between the Company and Seller, substantially in the form attached hereto as Exhibit E.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Software” means computer software or firmware in any form, including object code, source code, computer instructions, commands, programs, modules, routines, procedures, rules, libraries, macros, algorithms, tools, and scripts and all documentation of or for any of the foregoing.

“Straddle Period” means any Tax period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation).

“Supply Agreements” means, together, the ASC Supply Agreement and the Seller Supply Agreement.

“Tail Policies” has the meaning set forth in Section 7.3(c).

“Target Net Working Capital” means $5,800,000.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), escheat, unclaimed or abandoned property, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated, or other tax, duty, impost, assessment, levy, or other charge payable to or imposed by any Governmental Authority, in each case, in the nature of a tax, including any interest, penalty, or addition thereto.

“Tax Election Forms” has the meaning set forth in Section 9.7(a).

“Tax Matter” has the meaning set forth in Section 9.6.

“Tax Proceeding” has the meaning set forth in Section 3.11(c).

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Authority responsible for the imposition of any Tax.

“Theory of Liability” shall mean any claim or cause of action (in each case, whether in contract or in tort, at law or in equity, or pursuant to Law) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to, this Agreement or any Ancillary Agreement (excluding the Confidentiality Agreement), or the negotiation, execution, performance, termination or breach (whether intentional, willful, negligent or otherwise) of this Agreement or any Ancillary Agreement (excluding the Confidentiality Agreement), including any representation or warranty made in, in connection with, or as an inducement to enter into, this Agreement and including theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise.

“Title IV Plan” has the meaning set forth in Section 3.15(d).

“Trade Compliance Laws” means any applicable Law relating to the regulation of imports, exports, re-exports, transfers, releases, shipments, transmissions or any other provisions of goods, technology, software or services, including without limitation: (a) International Traffic in Arms Regulations (ITAR), 22 C.F.R. Parts 120 et seq.; (b) Export Administration Regulations (EAR), 15 C.F.R. Parts 730 et seq.; (c) the customs regulations set forth in Title 19 of the Code of Federal Regulations; (d) the antiboycott Laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury’s Internal Revenue Service; and (e) similar trade compliance Laws of a jurisdiction in which any Company is operating or has operated.

“Trademark License” means the Trademark License, to be entered into effective as of the Closing between the Company and IP Holdco, substantially in the form attached hereto as Exhibit H.

“Transaction Tax Deductions” means any federal, state, local or foreign Tax deductions or losses deductible in a Pre-Closing Tax Period at a more likely than not or higher level of confidence that result from or be attributable to payments made or accrued pursuant to this Agreement or the transactions contemplated hereby or costs incurred or accrued pursuant to this Agreement or the transactions contemplated, including deductions or losses arising from: (a) deferred financing fees, costs and expenses (including the write-off thereof); (b) the payment or accrual of any Company Transaction Expenses or any other transaction-related compensatory payments, fees, costs or expenses, including fees and disbursements of counsel, financial advisors, brokers, finders, investment bankers and accountants (including, for the avoidance of doubt, any success-based fees paid by the Company or any of its Subsidiaries that are deductible, but in no case less than seventy percent (70%) of such success-based fees); and (c) any costs, expenses or other liabilities included in the calculation of Company Net Working Capital, Company Indebtedness, or similar amounts, provided that such deductions or losses shall be determined without giving effect to the “next day” rule of Treasury Regulation Section 1.1502-76(b)(1)(ii)(B).

“Transition Services Agreement” means that certain Transition Services Agreement to be entered into effective as of the Closing among Buyer, Seller and the Company, substantially in the form attached hereto as Exhibit F.

“WARN Act” has the meaning set forth in Section 7.2(c).

“Working Capital Decrease” means the amount, if any, by which the Closing Company Net Working Capital is less than Target Net Working Capital, expressed as a positive number.

“Working Capital Increase” means the amount, if any, by which the Closing Company Net Working Capital exceeds Target Net Working Capital, expressed as a positive number.

Article II
PURCHASE AND SALE OF THE SHARES

2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept delivery from Seller, the Shares, free and clear of any Liens (other than Permitted Liens).

2.2 Closing. Subject to the satisfaction or waiver of the conditions precedent specified in Article VI, the closing of the transactions contemplated by this Agreement (collectively, the “Closing”) will take place remotely by electronic exchange and delivery of all documents, including executed, in .PDF or other digital format no later than 9:00 a.m., Eastern Time, and by electronic transfer of funds, as soon as practicable on or after the execution and delivery of this Agreement, but in any event (a) no later than two (2) Business Days following the satisfaction or waiver of the conditions precedent specified in Article VI or (b) at such other time and date as Buyer and Seller may mutually agree in writing; provided, that, in no event shall the Closing occur prior to January 7, 2026; provided, further, that in the event such satisfaction or waiver of the conditions precedent specified in Article VI occurs ten (10) days or less from the end of a calendar month, then the Closing shall occur on the last Business Day of such month during which such satisfaction or waiver of the conditions waiver of the conditions precedent specified in Article VI occurs unless otherwise agreed upon in writing by Seller. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”. The Closing shall be effective at 12:01 a.m., Eastern Time, on the Closing Date (the “Effective Time”, provided, that, if the Closing Date is the last day of a calendar month, during the period between the Effective Time and the Measurement Time, Buyer shall not take any action, or cause the Company to take any action, that would modify, or be reasonably expected to modify, any of the amounts set forth in the Estimated Closing Date Statement calculated as of the Measurement Time).

2.3 Consideration.

(a) Purchase Price. Subject to adjustment in accordance with Section 2.4 below, the purchase price for the Shares shall be an amount equal to the sum of (i) the Base Purchase Price, plus (ii) the Closing Company Cash, minus (iii) the Closing Company Indebtedness, minus (iv) the Working Capital Decrease, if any, plus (v) the Working Capital Increase, if any, minus (vi) the Closing Company Transaction Expenses (the resulting amount, the “Purchase Price”).

(b) Payments at the Closing. At the Closing, Buyer shall pay, or cause to be paid, the following amounts by wire transfer of immediately available funds:

(i) to each Person owed Company Transaction Expenses, an amount in cash set forth opposite such Person’s name in the Estimated Closing Date Statement to the account or accounts designated by such Person therein, provided that any compensatory Company Transaction Expenses payable to any employees or otherwise reportable as W-2 income will be paid to the applicable payroll provider as directed by Seller in the Estimated Closing Date Statement for further payment to the recipients of such compensatory Company Transaction Expenses through such payroll provider;

(ii) to the Escrow Agent, an amount in cash equal to the Escrow Amount to the Escrow Account designated by the Escrow Agent pursuant to the Escrow Agreement; and

(iii) to Seller or any other Person designated in writing by Seller, an amount in cash equal to the Net Closing Purchase Price shown on the Estimated Closing Date Statement, to the account or accounts designated by Seller therein.

2.4 Purchase Price Adjustment.

(a) Estimated Closing Date Statement. Not less than three (3) Business Days prior to the Closing Date, Seller shall cause the Company to deliver to Buyer a statement (the “Estimated Closing Date Statement”) containing a good faith estimate of: (i) Closing Company Net Working Capital (the “Estimated Closing Company Net Working Capital”), (ii) the amount of each of (A) Closing Company Cash, (B) Closing Company Indebtedness, (C) the Estimated Working Capital Increase or Estimated Working Capital Decrease, as the case may be, and (D) Closing Company Transaction Expenses, and (iii) on the basis thereof, the resulting calculation of the Purchase Price under Section 2.3(a) (the resulting amount, the “Estimated Purchase Price”), together with such schedules and data with respect to the determination of clauses (i) - (iii) immediately above. The Estimated Closing Date Statement will be prepared in a manner consistent with (x) the definitions of the terms Closing Company Net Working Capital, Working Capital Increase, Working Capital Decrease, Closing Company Cash, Closing Company Indebtedness, Closing Company Transaction Expenses, and Purchase Price (and the definitions of the defined terms contained therein) and (y) the Accounting Principles. During the period from the Company’s delivery of the Estimated Closing Date Statement until the Closing, Seller shall, and shall cause the Company and its Subsidiaries to (i) upon request of Buyer, afford Buyer and its authorized Representatives reasonable access to supporting documentation in respect of the Estimated Closing Date Statement, (ii) reasonably cooperate with Buyer and its authorized Representatives in good faith in Buyer’s review of the Estimated Closing Date Statement and respond to reasonable questions raised by Buyer related thereto, and (iii) consider in good faith any comments timely delivered by Buyer or its authorized Representatives. For the avoidance of doubt, Seller shall not be required to delay the Closing as a result of Buyer’s review of or comments to the Estimated Closing Date Statement, and Buyer’s review thereof shall not limit or otherwise affect the preparation of the Closing Date Statement in accordance with this Agreement.

(b) Closing Date Statement. Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver, or cause to be prepared and delivered, to Seller a statement (the “Closing Date Statement”), together with reasonably detailed supporting documentation (including an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Measurement Time and prepared in accordance with the Accounting Principles), setting forth in reasonable detail Buyer’s good faith calculation of: (i) Closing Company Net Working Capital, (ii) the amount of each of (A) Closing Company Cash, (B) Closing Company Indebtedness, (C) the Working Capital Increase or Working Capital Decrease, as the case may be, and (D) Closing Company Transaction Expenses, and (iii) on the basis thereof, the resulting calculation of the Purchase Price under Section 2.3(a). The post-Closing true-up set forth in this Section 2.4 is solely to assess the accuracy of the amounts set forth in the Estimated Closing Date Statement, and is not intended to permit the introduction of different accounting methods, policies, practices, procedures, conventions, categorizations, definitions, principles, judgments, assumptions, techniques, or estimation methods with respect to financial statements, their classification or presentation, or otherwise (including with respect to the nature of accounts, level of reserves, or level of accruals) from those Accounting Principles used to calculate the amounts set forth on Exhibit B. The Closing Date Statement will be prepared in a manner consistent with (x) the definitions of the terms Closing Company Net Working Capital, Working Capital Increase, Working Capital Decrease, Closing Company Cash, Closing Company Indebtedness, Closing Company Transaction Expenses, and Purchase Price (and the definitions of the defined terms contained therein) and (y) the Accounting Principles. The Closing Date Statement will entirely disregard (A) any and all effects on the assets or liabilities of the Company and its Subsidiaries as a result of the transactions contemplated by this Agreement (including, for the avoidance of doubt, any and all such effects from the Company or any of its Subsidiaries becoming subject to, or consenting or agreeing to or otherwise taking any action with respect to, any Order, requirement, condition, understanding or agreement of or with a Governmental Authority in connection with obtaining applicable authorizations, approvals and consents under the HSR Act or any other Antitrust Law in accordance with Section 5.5) or of any financing or refinancing arrangements entered into at any time by Buyer or any other transaction entered into by Buyer in connection with the consummation of the transactions contemplated by this Agreement and (B) any of the plans, transactions or changes that Buyer intends to initiate or make or cause to be initiated or made after the Closing with respect to the Company or any of its Subsidiaries or their respective businesses or assets, or any facts or circumstances that are unique or particular to Buyer or any of its Affiliates or any of their respective assets or liabilities. The Closing Date Statement, and all the calculations set forth therein, will be based solely on facts, events, changes, circumstances, acts, developments and decisions as they exist as of the Measurement Time (regardless of whether they are discovered, identified, known or knowable prior to or after the Measurement Time). Buyer shall not, and shall cause its Affiliates (including the Company and its Subsidiaries post-Closing) not to, take any actions with respect to the accounting books and records of the Business on which the calculations set forth in the Closing Date Statement are to be based that are inconsistent with the past practices of the Business. If, for any reason, Buyer fails to deliver the Closing Date Statement within the time period required by this Section 2.4(b), the Estimated Closing Date Statement delivered by the Company to Buyer prior to the Closing shall be considered for all purposes of this Agreement as being the “Closing Date Statement”, and the Parties shall have all rights under this Section 2.4 with respect thereto, including the right to review and dispute the calculations set forth therein in accordance with the provisions of this Section 2.4.

(c) Disputes.

(i) Commencing with Buyer’s delivery of the Closing Date Statement to Seller pursuant to Section 2.4(b), Buyer will and will cause the Company and its Subsidiaries to: (A) provide Seller and its Representatives with reasonable access during normal business hours of Buyer and/or the Company and does not materially disrupt the operations of the business (on reasonable advance notice), to the books, records (including work papers, schedules, memoranda and other documents), supporting data, facilities and employees of the Company and its Subsidiaries for purposes of Seller’s review of the Closing Date Statement and the related determination of the Closing Company Net Working Capital, the Working Capital Increase or Working Capital Decrease (as the case may be), Closing Company Cash, Closing Company Indebtedness, and Closing Company Transaction Expenses and any disputes related thereto; and (B) reasonably cooperate with Seller and its Representatives in connection with such review or determination, including providing on a timely basis all other information reasonably necessary or useful in connection with the review of the Closing Date Statement and the related determination of the Closing Company Net Working Capital, the Working Capital Increase or Working Capital Decrease (as the case may be), Closing Company Cash, Closing Company Indebtedness, and Closing Company Transaction Expenses and any disputes related thereto as is requested by Seller or its Representatives. Seller will be entitled to conduct the foregoing review of the Closing Date Statement for a period of forty-five (45) days after receipt of the Closing Date Statement (as may be extended, the “Review Period”); provided that, (a) if requested in writing, Buyer will grant Seller a reasonable extension of such forty-five (45) day period if Seller cannot reasonably be expected to complete its review of the Closing Date Statement within such forty-five (45) day period due to outstanding requests for information or information that is only made available shortly before the expiration of such forty-five (45) day period, and (b) the Review Period shall be automatically extended for such period of time in which Buyer is breach of any of its obligations under this Section 2.4(c)(i). If Seller objects to Buyer’s calculation of the amount of Closing Company Net Working Capital, Closing Company Cash, Closing Company Indebtedness or Closing Company Transaction Expenses, or the resulting calculation of the Purchase Price as set forth in the Closing Date Statement, then, prior to the expiration of the Review Period, Seller shall deliver to Buyer a written notice (a “Dispute Notice”) describing in reasonable detail Seller’s objections to Buyer’s calculation of the amounts set forth in such Closing Date Statement and containing a statement setting forth the calculation of the amount of Closing Company Net Working Capital, Closing Company Cash, Closing Company Indebtedness, and Closing Company Transaction Expenses, or the resulting calculation of the Purchase Price, in each case determined by Seller to be correct.

(ii) During the thirty (30) day period following delivery of a Dispute Notice by Seller to Buyer, Buyer and Seller shall negotiate in good faith to resolve in writing any differences that they may have with respect to the disputed portions of the Closing Date Statement as specified in such Dispute Notice. Any disputed items resolved in writing between Buyer and Seller within such thirty (30) day period shall be binding and conclusive on such Parties. If Buyer and Seller have not resolved all such differences by the end of such thirty (30) day period, then Buyer and Seller shall jointly engage the firm of Grant Thornton LLP or, if unable to be engaged, a similar, nationally recognized independent auditor mutually agreed upon between Buyer and Seller (the “Independent Accountant”) to resolve such dispute. Within ten (10) days after the Independent Accountant is appointed, Buyer shall forward a copy of the Closing Date Statement to the Independent Accountant, and Seller shall forward a copy of the Dispute Notice to the Independent Accountant, together with, in each case, all relevant supporting documentation. Seller and Buyer will cooperate with the Independent Accountant in all reasonable respects, but no Party will have ex parte meetings, teleconferences, or other correspondence with the Independent Accountant as it is intended that both Seller and Buyer be included in all discussions and correspondence with the Independent Accountant. The Independent Accountant shall act as an expert and not as an arbitrator, its role shall be limited to resolving accounting differences and objections and determining the correct calculations to be used on only the disputed portions of the Closing Date Statement, and the Independent Accountant shall not make any other determination, including any determination as to whether any other items on the Closing Date Statement are correct, whether the Target Net Working Capital is correct, and with respect to the timeliness of delivery or receipt of any Dispute Notice. Further, the Independent Accountant may not resolve any legal dispute or objection. The Independent Accountant shall not assign a value to any item greater than the greatest value for such item claimed by Seller or Buyer or less than the smallest value for such item claimed by Seller or Buyer and shall be limited to the selection of either Seller’s or Buyer’s position on a disputed item (or a position in between the positions of Seller or Buyer) based solely on presentations and supporting material provided by the Parties and not pursuant to any independent review. In resolving accounting differences and objections, the Independent Accountant shall apply the provisions of this Agreement concerning determination of the amounts set forth in the Closing Date Statement, including the definitions of Closing Company Net Working Capital, Closing Company Cash, Closing Company Indebtedness, and Closing Company Transaction Expenses, and/or Purchase Price (as applicable) contained herein (and the definitions of the defined terms contained therein). The determination by the Independent Accountant will be based solely on facts, events, changes, circumstances, acts, developments and decisions as they exist as of the Measurement Time (regardless of whether they are discovered, identified, known or knowable prior to or after the Measurement Time). The Independent Accountant shall deliver to Seller and Buyer a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Independent Accountant by Seller and Buyer) of the disputed items submitted to the Independent Accountant within thirty (30) days of receipt of such disputed items, or such longer period as may be agreed upon by the Parties in writing. The determination by the Independent Accountant of the disputed amounts and the Purchase Price shall be conclusive and binding on the Parties, absent fraud or manifest error, in each case on the part of the Independent Accountant. The fees and expenses of the Independent Accountant for such determination shall be borne by Seller, on the one hand, and Buyer, on the other hand, in inverse proportion to the manner in which such Person prevails on the items resolved by the Independent Accountant, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be computed by the Independent Accountant at the time its determination of the items in dispute is rendered. For example, should the items in dispute total in amount to $1,000 and the Independent Accountant awards $600 in favor of Seller’s position, 60% of the costs and expenses of the Independent Accountant would be borne by Buyer and 40% would be borne by Seller. The Purchase Price, as finally determined pursuant to this Section 2.4(c), shall be referred to herein as the “Final Purchase Price”.

(d) Payment of Purchase Price Adjustment.

(i) If the Final Purchase Price exceeds the Estimated Purchase Price (such excess, a “Purchase Price Increase”), then Buyer shall, within three (3) Business Days following the final determination of the Final Purchase Price, pay or cause to be paid to Seller, an amount in cash equal to the Purchase Price Increase, by wire transfer of immediately available funds to an account (or accounts) designated by Seller in writing prior to such payment date; provided, however, that in no event shall the Purchase Price Increase exceed the Escrow Amount.

(ii) If the Estimated Purchase Price exceeds the Final Purchase Price (such excess, a “Purchase Price Decrease”), then within three (3) Business Days following the final determination of the Final Purchase Price, Seller and Buyer shall, in accordance with the terms of the Escrow Agreement, deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release from the Escrow Account an amount in cash equal to the lesser of (A) the Purchase Price Decrease and (B) the funds in the Escrow Account to Buyer, by wire transfer of immediately available funds to an account or accounts designated by Buyer in such joint written instructions. The funds in the Escrow Account shall be the sole remedy of Buyer with respect to any Purchase Price Decrease, it being understood and agreed by Buyer that if the amount of any Purchase Price Decrease is greater than the funds in the Escrow Account, Buyer will be entitled only to the full amount of such funds in the Escrow Account (being the sole and exclusive remedy and source of recovery for Buyer with respect to any Purchase Price Decrease) and Buyer will not have any claim for, and hereby releases Seller and each other Seller Person from any obligation in respect of, any additional amounts in connection therewith.

(iii) Once payment is made in accordance with Section 2.4(d)(i) or Section 2.4(d)(ii), Seller and Buyer shall, in accordance with the terms of the Escrow Agreement, deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release the remaining funds, if any, in the Escrow Account (the “Remaining Escrow Funds”) to Seller by wire transfer of immediately available funds to an account (or accounts) designated in such joint written instruction.

(iv) Within three (3) Business Days following Buyer’s delivery of the Closing Date Statement, Seller and Buyer shall, in accordance with the terms of the Escrow Agreement, deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release Seller that amount of funds in the Escrow Account that are in excess of the amount alleged to be a Purchase Price Decrease, or otherwise not in dispute by Buyer, in such Closing Date Statement.

(v) Buyer agrees that the adjustments to the Estimated Purchase Price and the dispute resolution provisions provided for in Section 2.4(c) shall be the sole and exclusive remedies for the matters addressed herein, including in the event the Escrow Amount is insufficient to cover the amount of any Purchase Price Decrease.

(e) All payments required pursuant to Section 2.4(d) will be deemed to be adjustments to the Purchase Price for Tax purposes.

2.5 Withholdings. Buyer (and any other Person that has any withholding obligation with respect to any payment made pursuant to this Agreement) shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement any Taxes required to be deducted and withheld under any provision of applicable Law; provided that Buyer or such other Person shall provide the applicable Person with notice as soon as reasonably practicable prior to withholding any amounts pursuant to this Section 2.5 (other than any such amounts subject to payroll withholding), and shall work in good faith with such Person to minimize any such withheld amounts. To the extent that amounts are so withheld and are paid over to the applicable Taxing Authority in accordance with applicable Law, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.6 Escrow Arrangements.

(a) At the Closing, Buyer and Seller shall enter into an escrow agreement with the Escrow Agent in substantially the form attached hereto as Exhibit G (the “Escrow Agreement”), pursuant to which, among other things, Buyer shall deposit an amount in cash equal to the Escrow Amount in the Escrow Account in order to provide Buyer with its sole source of funds for satisfaction of the Purchase Price Decrease, if any, pursuant to Section 2.4.

(b) The Escrow Amount shall be held by the Escrow Agent in accordance with the Escrow Agreement. Distributions from the Escrow Account shall be made as provided in this Agreement and the Escrow Agreement.

2.7 Closing Deliveries. At the Closing:

(a) Seller shall deliver, or cause to be delivered, to Buyer or any other Person designated by Buyer (unless the delivery is waived in writing by Buyer) the following documents, in each case duly executed or otherwise in proper form:

(i) Delivery of Shares. To the extent the Shares are certificated, original certificates evidencing the Shares, duly endorsed in blank (or accompanied by duly executed stock powers) for transfer to Buyer or its designee(s);

(ii) W-9. A properly completed Internal Revenue Service Form W-9 or Substitute Form W-9 from Seller;

(iii) Borrower Release. Documentation evidencing either (A) the discharge or payment in full of the Company Indebtedness at the Closing from each holder of such Company Indebtedness, including all Company Indebtedness identified on Section 2.7(a)(iii)(A) of the Disclosure Schedule, together with customary documentation releasing all Liens relating thereto upon payment in full of all amounts set forth in such customary payoff letter or (B) documentation evidencing the release and termination of any and all Liens imposed upon, or encumbering the Shares or all or substantially all of the assets and properties of the Business, the Company or its Subsidiaries pursuant to the Company Indebtedness identified on Section 2.7(a)(iii)(B) of the Disclosure Schedule, in each case, (A) in form and substance reasonably satisfactory to Buyer and (B) duly executed by or on behalf of the applicable holders of such Company Indebtedness;

(iv) Certificate of the Company. A certificate, duly executed by an authorized officer of the Company and dated as of the Closing Date, certifying (A) as to the due approval and authorization of the Company (in accordance with the Organizational Documents of the Company) of the transactions contemplated by this Agreement and the Ancillary Agreements, and attaching copies of the board and sole stockholder resolutions of Seller that include such authorization and approval, and (B) the Organizational Documents of the Company and each of its Subsidiaries, as amended as of the Closing Date;

(v) Supply Agreements. The Supply Agreements, duly executed by the parties thereto;

(vi) Escrow Agreement. The Escrow Agreement, duly executed by Seller;

(vii) Restrictive Covenant Agreements. The Restrictive Covenant Agreements in the form attached as Exhibits D-1 and D-2, duly executed by Seller and Seller Sponsor, respectively (collectively, the “Restrictive Covenant Agreements”);

(viii) Trademark License. The Trademark License, duly executed by Seller;

(ix) IP Transfer Agreement. The IP Transfer Agreement, duly executed by the parties thereto;

(x) Assignment Agreement. The Assignment Agreement, duly executed by the parties thereto;

(xi) Transition Services Agreement. The Transition Services Agreement, duly executed by Seller; and

(xii) 280G Vote. To the extent that a determination has been made pursuant to Section 5.9 that a 280G Vote (as defined below) is required, documentation evidencing the completion of a vote in compliance with all of the requirements of Section 280G of the Code and the Department of Treasury regulations promulgated thereunder relating to any payment(s) or benefit(s) that could constitute parachute payments under Section 280G of the Code in connection with the transactions contemplated by this Agreement, including (A) the calculations prepared to determine any such parachute payments, (B) copies of each of the waivers received from such “disqualified individual(s)” regarding the parachute payments, (C) a copy of the disclosure statement describing the potential parachute payments and benefits that may be received by such disqualified individual(s) that was provided to shareholders for approval and (D) a determination that either the requisite shareholder approval was obtained with respect to any payments and/or benefits that were subject to the shareholder vote or that such approval was not obtained.

(b) Buyer shall deliver, or cause to be delivered, the amounts set forth in the Estimated Closing Date Statement as provided in Section 2.3(b), and shall deliver, or cause to be delivered, to Seller or any other Person designated by Seller (unless the delivery is waived in writing by Seller), the following documents, in each case duly executed or otherwise in proper form:

(i) Officer’s Certificate of Buyer. A certificate, duly executed by an authorized officer of Buyer and dated as of the Closing Date, certifying (A) as to the due approval and authorization of Buyer (in accordance with the Organizational Documents of Buyer) of the transactions contemplated by this Agreement and the Ancillary Agreements, and attaching copies of the board and/or equity holder resolutions that include such authorization and approval, and (B) the Organizational Documents of Buyer, as amended as of the Closing Date;

(ii) Escrow Agreement. The Escrow Agreement, duly executed by Buyer and the Escrow Agent;

(iii) Restrictive Covenant Agreements. The Restrictive Covenant Agreements, duly executed by Buyer;

(iv) Tail Policies. Written evidence, in form and substance satisfactory to Seller, of the Tail Policies having been obtained in accordance with Section 7.3(c);

(v) Trademark License. The Trademark License, duly executed by Buyer; and

(vi) Transition Services Agreement. The Transition Services Agreement, duly executed by Buyer.

Article III
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the disclosure schedule delivered by Seller to Buyer simultaneously with the execution and delivery of this Agreement (the “Disclosure Schedule”), Seller represents and warrants to Buyer as follows:

3.1 Organization; Good Standing. Each of Seller, the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing (where such concept is applicable) under the Laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries is duly licensed or qualified to conduct business and is in good standing (where such concept is applicable) under the Laws of each jurisdiction in which the character of the assets owned or leased, or the nature of the business conducted, by each of them requires such licensing or qualification, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company and its Subsidiaries has all requisite power to own its respective properties and conduct the Business.

3.2 Capitalization; Title to Shares and Assets; No Subsidiaries.

(a) The authorized, issued and outstanding Equity Securities of the Company and its Subsidiaries as of the date of this Agreement are set forth on Section 3.2(a) of the Disclosure Schedule, and except as set forth on Section 3.2(a) of the Disclosure Schedule, as of the date of this Agreement, no other Equity Securities of the Company or any of its Subsidiaries are authorized, issued or outstanding.

(b) All of the issued and outstanding Equity Securities of the Company and its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Section 3.2(b) of the Disclosure Schedule, there are no outstanding equity appreciation rights, profit participation options, warrants, calls, other Contracts or other similar rights with respect to Equity Securities of the Company or any of its Subsidiaries or direct or indirect parent entities. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of the Company or the applicable Subsidiary.

(c) Except as set forth on Section 3.2(c) of the Disclosure Schedule: (i) none of the Company or any of its Subsidiaries is a party to any Contract relating to the voting of, or requiring the issuance or sale of, any Equity Securities of the Company or the applicable Subsidiary, or containing and rights of refusal or granting any pre-emptive rights in such Equity Securities; and (ii) there are no accrued and unpaid dividends with respect to any outstanding Equity Securities of the Company or any of its Subsidiaries.

(d) As of the date of this Agreement, Seller is the sole record and beneficial owner of the Shares, free and clear of all Liens (other than Permitted Liens). As of the date of this Agreement, Seller has good and marketable title to the Shares and has the power and authority to sell, transfer, assign and deliver the Shares to Buyer upon the terms and subject to the conditions set forth in this Agreement.

(e) The Company has no Subsidiaries, other than as set forth on Section 3.2(e) of the Disclosure Schedules, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

3.3 Power and Authority. Seller has all requisite power and authority or legal capacity to execute and deliver this Agreement and each other agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby (collectively, the “Ancillary Agreements”) to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and each Ancillary Agreement to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Seller, and no other or further action or proceeding on the part of Seller is necessary to authorize the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due and valid authorization, execution and delivery of this Agreement by the other Parties, constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms and conditions, subject to General Principles of Law, Equity and Public Policy.

3.4 Consents and Approvals; No Violation.

(a) Except: (i) as set forth on Section 3.4(a) of the Disclosure Schedule; (ii) for any filings required to be made pursuant to the HSR Act and any other Antitrust Laws; and (iii) for any other notices, filings, authorizations, consents or approvals as may be required under applicable Law (all of the foregoing, the “Seller Required Governmental Approvals”), none of Seller, the Company or any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in connection with the execution, delivery and performance by Seller of this Agreement or any of the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than such notices, filings, authorizations, consents or approvals that, if not given, made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except as set forth on Section 3.4(b) of the Disclosure Schedule, and assuming the Seller Required Governmental Approvals are obtained or made, as the case may be, the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, does not and will not: (i) violate or conflict with any provision of the Organizational Documents of Seller, the Company or any of its Subsidiaries; (ii) violate any Law, Permit or Order to which Seller, the Company or any of its Subsidiaries is subject; (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify or cancel, any Material Contract to which the Company or any of its Subsidiaries is a party; or (iv) trigger any “change of control” or other similar provisions contained in any Material Contract to which the Company or any of its Subsidiaries is a party, except, in the case of clauses (iii) or (iv) above, for such conflicts, breaches, defaults or rights of acceleration, termination, modification or cancellation as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.5 Brokers’ Fees. Except for Lincoln International LLC, none of Seller, the Company or any of its Subsidiaries has any Liability to pay any fees or commissions to any broker, finder, investment banker or agent with respect to the transactions contemplated by this Agreement based upon any arrangement or agreement made by or on behalf of Seller, the Company or any of its Subsidiaries. All Liabilities owed pursuant to this Section 3.5 are solely the obligations of Seller or its Affiliates (other than the Company or any of its Subsidiaries).

3.6 Assets and Properties.

(a) Owned Real Property. None of the Company or any of its Subsidiaries owns any real property.

(b) Leased Real Property. Section 3.6(b) of the Disclosure Schedule sets forth the address of each Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (the “Real Property Leases”). Except as set forth on Section 3.6(b) of the Disclosure Schedule, with respect to each of the Real Property Leases: (i) the Company (or the applicable Subsidiary of the Company) enjoys peaceful and undisturbed possession under such Real Property Leases; (ii) all rent due and payable under such Real Property Leases has been paid to date; (iii) none of the Company or any of its Subsidiaries is subleasing, licensing, or otherwise granting any Person the right to use or occupy such Leased Real Property or any portion thereof; (iv) to the Knowledge of Seller, none of the Company or any of its Subsidiaries have received written notice (A) of any pending or threatened condemnation, expropriation or eminent domain proceedings or their local equivalent affecting or relating to such Leased Real Property; or (B) that the use and occupancy of the Leased Real Property, as currently used and occupied, and the conduct of the business thereon, as currently conducted, violates in any material respect any deed restrictions, applicable Law consisting of building codes, zoning, subdivision or other land use or similar Law; and (v) all Leased Real Property is materially sufficient for the operation of the business of the Company (or the applicable Subsidiary of the Company) as presently conducted and are supplied with material utilities and other material services necessary for the operation of the Leased Real Property, all of which are available to serve the Leased Real Property as presently used and occupied.

(c) Tangible and Intangible Assets and Properties. Except as set forth on Section 3.6(c) of the Disclosure Schedule, the Company has good and valid title to or leasehold interest in all of its material tangible and intangible assets and properties that the Company purports to own or lease (excluding any such tangible assets and properties sold, consumed or otherwise disposed of since the Balance Sheet Date in the Ordinary Course) as are necessary to permit the use and enjoyment of such tangible assets and properties taken as a whole substantially in the manner such tangible assets and properties are now utilized by the Company, free and clear of all Liens (other than Permitted Liens).

3.7 Financial Statements.

(a) True, correct and complete copies of the unaudited balance sheet of the Business as of September 30, 2024 and September 30, 2025 (the “Balance Sheet Date”), and the related unaudited statement of income for the Business for the twelve (12) month periods then ended, and the related notes to such financial statements (the “Financial Statements”) have been delivered or made available to Buyer prior to the date hereof and are set forth on Section 3.7(a) of the Disclosure Schedule.

(b) Except as set forth in Section 3.7(b) of the Disclosure Schedule, the Financial Statements: (i) in all material respects have been prepared in accordance with GAAP applied on a basis consistent with past practice for the periods covered thereby; and (ii) present fairly in all material respects the financial condition and results of operations of the Business, taken as a whole, as of the dates thereof and for the periods covered thereby.

(c) The Company has no liabilities whether or not of a nature required by GAAP to be reflected on the balance sheet of the Company or disclosed in the notes thereto, except for (i) liabilities disclosed, accrued or reserved against on the face of the Financial Statements, (ii) liabilities that have arisen after the Balance Sheet Date in the Ordinary Course (none of which is a liability arising from any breach of Contract, breach of warranty, tort, infringement, misappropriation or violation of Law), (iii) liabilities that are included in the calculation of Company Indebtedness, Company Net Working Capital or Company Transaction Expenses, (iv) those incurred in connection with the transactions contemplated by this Agreement, (v) as otherwise set forth on Section 3.7(c) of the Disclosure Schedule and (vi) that would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d) All accounts receivables are reflected properly in the Financial Statements as of the Balance Sheet Date and represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course. Such accounts receivable are current and collectible, except as reserved in the Financial Statements or as set forth on Section 3.7(d) of the Disclosure Schedule. Except as set forth on Section 3.7(d) of the Disclosure Schedule, the Company has not received written notice from any customer that any material accounts receivable will not be paid. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course, relating to the amount or validity of such accounts receivable.

(e) All accounts payable and notes payable by the Company and its Subsidiaries to third parties reflected on the Financial Statements have arisen from the purchase of goods and services in the Ordinary Course. The Financial Statements accurately reflect, in all material respects, all amounts owed by the Company and its Subsidiaries with respect to trade accounts due and other payables. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of the accounts receivables and accounts payable as of the date thereof were calculated in accordance with GAAP.

(f) Since the Balance Sheet Date, the Company has not made or implemented any change to its inventory standard costs, cost-accounting methodologies or related assumptions used to determine inventory standard costs.

3.8 Absence of Certain Changes.

(a) Except as set forth on Section 3.8(a) of the Disclosure Schedule, since the Balance Sheet Date: (i) there has not occurred any Material Adverse Effect; and (ii) the Company and its Subsidiaries have conducted the Business in the Ordinary Course in all material respects.

(b) Without limiting the generality of Section 3.8(a), and except (i) as set forth in Section 3.8(b) of the Disclosure Schedule or (ii) as expressly required by this Agreement, since the Balance Sheet Date, none of the Company or any of its Subsidiaries has taken any action described in clauses (i) through (xix) of Section 5.1(b).

3.9 Compliance with Law; Permits.

(a) Except: (i) with regard to the environmental matters addressed in Section 3.10, Tax matters addressed in Section 3.11, Intellectual Property Rights matters addressed in Section 3.12, labor matters addressed in Section 3.14, employee benefit matters addressed in Section 3.15, Data Privacy and Cyber Security matters addressed in Section 3.21 and International Trade matters addressed in Section 3.22 and (ii) as set forth on Section 3.9(a) of the Disclosure Schedule, and (iii) as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, to the Knowledge of Seller, the Company and its Subsidiaries are, and at all times in the last three (3) years have been, in compliance in all material respects with all applicable Laws and Orders. Except as set forth on Section 3.9(a) of the Disclosure Schedule, no Action alleging any failure to comply with any applicable Law or Order is pending or, to the Knowledge of Seller, currently threatened against the Company or any of its Subsidiaries.

(b) Except as set forth on Section 3.9(b) of the Disclosure Schedule: (i) the Company and its Subsidiaries hold all material Permits required in connection with the conduct of the Business as currently conducted; (ii) each such Permit is in full force and effect; (iii) the Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of all such Permits; and (iv) there is no pending or, to the Knowledge of Seller, threatened termination, expiration, suspension, withdrawal or revocation of any material Permit.

3.10 Environmental Matters. Except as set forth on Section 3.10(a) of the Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) the Company and its Subsidiaries are in compliance with all Environmental Laws and environmental Permits necessary to conduct the business operations as currently conducted;

(b) since August 1, 2020, none of the Company or any of its Subsidiaries has received any written notice, citation, summons, Order or complaint from any Governmental Authority or any other Person alleging that the Company or any of its Subsidiaries is not in compliance with any Environmental Law;

(c) since August 1, 2020, none of the Company or any of its Subsidiaries has received any written notice of claim, demand or other notification that the Company or any of its Subsidiaries is or may be potentially responsible pursuant to Environmental Laws with respect to any release or threatened release of Hazardous Substances, and to the Knowledge of Seller, there has been no release of any Hazardous Substance at, on, under or from the Leased Real Property by the Company or any of its Subsidiaries since August 1, 2020; and

(d) to the Knowledge of Seller, none of the Company or any of its Subsidiaries has sent any Hazardous Substances to a site that, pursuant to any Environmental Law, (i) has been placed or proposed for placement on the National Priorities List or any similar state list, or (ii) is subject to or the source of an Order, demand or request from a Governmental Authority to take any removal, remedial or response action or to pay for the costs of any such action at any location.

3.11 Tax Matters. Except as set forth on Section 3.11 of the Disclosure Schedule:

(a) Each of the Company and its Subsidiaries has properly filed all Income Tax Returns and all other material Tax Returns it is required to file, and they are all materially correct and complete. All Income Taxes and other material Taxes (whether or not shown on such Tax Returns) that have become due from Company and its Subsidiaries have been timely paid.

(b) All Taxes the Company and its Subsidiaries are required by applicable Law to withhold or to collect for payment (including those pertaining to employees, independent contractors, creditors or members) have been duly withheld and collected and have been paid in full or accrued on the relevant company’s books.

(c) No Taxing Authority has notified the Company in writing of any proposed deficiency with respect to the Company or any of its Subsidiaries that has not been paid in full or settled. There are no pending Tax audits or other Actions with respect to Taxes (a “Tax Proceeding”) pertaining to the Company and its Subsidiaries, and to the Knowledge of Seller, no Tax Proceedings have been threatened in writing or are being discussed with any Taxing Authority. None of the Company and its Subsidiaries has given, or been requested to give, any waivers of statute of limitations or extensions of time with respect to (i) the payment of any Tax for which the Company and its Subsidiaries could be liable, or (ii) the filing of any Tax Return. To the Knowledge of Seller, no claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries has never paid Taxes or filed Tax Returns asserting that the Company or any of its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction.

(d) None of the Company or its Subsidiaries (i) has been a member of an affiliated group of corporations or other entities filing combined, consolidated, or unitary Income Tax Returns (other than a group of which Seller or one of its Affiliates is the common parent), or (ii) is a party to or bound by any Tax allocation or Tax sharing agreement that will require any payment by the Company or any of its Subsidiaries after the Closing (other than this Agreement, the Organizational Documents of the Company or the Subsidiaries, and commercial agreements a primary purpose of which is not the sharing of Taxes).

(e) The Company is, and has at all times since its formation been, properly classified as a C corporation for U.S. federal Income Tax purposes.

(f) None of the Company or any of its Subsidiaries has entered into any transaction that is or would be part of any “listed transaction” under Treasury Regulation Sections 6011-4(b)(2).

(g) None of the Company or any of its Subsidiaries will be required to include any item in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) executed prior to the Closing, (ii) any installment sale or open transaction effected prior to the Closing, (iii) any change in method of accounting (including adjustments pursuant to Section 481 of the Code) for a Pre-Closing Tax Period made prior to the Closing or use of an improper method of accounting prior to the Closing, or (iv) any deferred revenue or prepaid amount accrued or received on or prior to the Closing Date.

(h) None of the Company or its Subsidiaries has ever had a “permanent establishment” (within the meaning of an applicable Tax treaty) or fixed place of business in any country other than its country of formation.

(i) The Company is not (and has never been) a “United States real property holding corporation” within the meaning of Section 897(c) of the Code. Within the last two (2) years, none of the Company or any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code. The Company has not been, in the past five (5) years, a party to a transaction reported or intended to qualify as a reorganization under Section 368 of the Code.

(j) There are no Liens for Taxes (other than Permitted Liens that are statutory Liens for current Taxes not yet due and payable and for which adequate reserves have been established) upon the assets of the Company or its Subsidiaries.

(k) There is no power of attorney given by and currently binding upon any the Company or its Subsidiaries with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired (other than any power of attorney granted to a payroll provider or tax advisor in the Ordinary Course) which power of attorney will remain outstanding after the Closing Date.

(l) The Company has not (i) deferred any amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act (as modified by the Consolidated Appropriations Act, 2021), (ii) claimed or received any Tax credits (including, but not limited to, the Employee Retention Credit) under Sections 7001 through 7005 of the Families First Act, Section 2301 of the CARES Act (as modified by the Consolidated Appropriations Act, 2021) or Section 3134 of the American Rescue Plan Act of 2021), (iii) sought (nor has any Affiliate that would be aggregated with the Company and treated as one employer for purposes of Section 2301 of the CARES Act sought) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act, or (iv) deferred any payroll tax obligations (including those imposed by Section 3101(a) and 3201 of the Code) pursuant to or in connection with the Payroll Tax Executive Order.

(m) The Company (i) is and has always been in compliance in all respects with all escheat, abandoned and unclaimed property applicable Laws, (ii) submitted to the appropriate Governmental Authority all amounts required to be paid thereunder, and (iii) filed all statements, returns, and reports required to be filed thereunder. There is no escheat, abandoned, or unclaimed property obligation with respect to property or other assets held or owned by the Company.

3.12 Intellectual Property Rights.

(a) Except as otherwise set forth on Section 3.12(a) of the Disclosure Schedule, the Company and its Subsidiaries, collectively, (i) own or possess, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to all Owned Intellectual Property Rights or (ii) possess a valid and enforceable right to use all other Intellectual Property Rights used (or held for use) in the conduct of the Business (collectively, the “Business IP”). Except as set forth on Section 3.12(a) of the Disclosure Schedule and except for the Intellectual Property Rights to be utilized or made available to the Company and its Affiliates pursuant to the Transition Services Agreement, the Business IP consists of all Intellectual Property Rights necessary and sufficient to conduct the businesses of the Company and each of its Subsidiaries as presently conducted. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby will not impair the right, title, or interest of the Company or any of its Subsidiaries in or to any of the Business IP or the use of the Business IP by the Company or any of its Subsidiaries.

(b) Except as otherwise set forth on Section 3.12(b) of the Disclosure Schedule: (i) the conduct of the Company and its Subsidiaries, including the exploitation by the Company and its Subsidiaries of the products currently being manufactured, distributed, licensed or sold by the Company and its Subsidiaries, does not infringe upon or misappropriate the Intellectual Property Rights of any other Person; (ii) since August 1, 2022, none of the Company or any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such infringement or misappropriation (including any offer or demand to license any Intellectual Property Rights of any other Person as a means to avoid or settle alleged or actual infringement) and, to the Knowledge of Seller, no such charge, complaint, claim demand or notice is currently threatened; (iii) no claims by any other Person challenging the validity, enforceability, ownership by the Company or any of its Subsidiaries or use of any Owned Intellectual Property Rights by the Company or any of its Subsidiaries are currently pending or, to the Knowledge of Seller, are currently threatened (excluding, in each case, Ordinary Course prosecution proceedings not involving a non-Governmental Authority third party with respect to Company Registered IP before the United States Patent and Trademark Office or its equivalent foreign authority); and (iv) to the Knowledge of Seller, since August 1, 2022, no other Person has infringed upon or misappropriated any Owned Intellectual Property Rights, in a matter that would reasonably be expected to be material to the Company.

(c) Section 3.12(c)(i) of the Disclosure Schedule identifies all Owned Intellectual Property Rights registered (or applied for) with any Governmental Authority, including for each item the recorded owner, but excluding any items that are abandoned, cancelled, expired, withdrawn, or finally refused (without right of appeal) (the “Company Registered IP”). Section 3.12(c)(ii) of the Disclosure Schedule identifies all Internet domain name registrations registered by the Company or any of its Subsidiaries with any domain name registrar, including for each item the registrant of record (the “Domain Names”). Section 3.12(c)(iii) of the Disclosure Schedule identifies each pending Action in which the Company Registered IP is involved, excluding routine prosecution efforts before the United States Patent and Trademark Office or equivalent foreign authority.

(d) The Company Registered IP and Domain Names are subsisting, valid and enforceable (excluding pending applications). None of the Owned Intellectual Property Rights is subject to any Order restricting the use or ownership thereof by the Company or any of its Subsidiaries. The Company and its Subsidiaries take, and since August 1, 2022, have taken, reasonable steps to protect and maintain (i) the rights of the Company and its Subsidiaries in its confidential information and trade secrets and (ii) the confidentiality of any trade secrets and other confidential information of other Persons with respect to which the Company or any of its Subsidiaries owe a duty of confidentiality.

(e) Any Intellectual Property Right developed for or on behalf of the Company or any of its Subsidiaries (including by all present and former employees, contractors, and consultants in the scope of their engagement) has either vested in the Company or one of its Subsidiaries by operation of Law or has been assigned to the Company or one of its Subsidiaries under a valid and enforceable Contract. To the Knowledge of Seller, no Person (i) is in breach of any Contract referenced in this Section, or (ii) has claimed any right, title, or interest in or to any Owned Intellectual Property Rights, and neither the Company nor any of its Subsidiaries have outstanding financial obligations to any such Person with respect to the transfer to or other vesting in the Company or any of its Subsidiaries of any Intellectual Property Rights developed for or on its or their behalf.

(f) The IT Systems (i) are sufficient in all material respects for the needs of the business of the Company as currently conducted; (ii) are, for the needs of the Business, in sufficiently good working condition to effectively perform all information technology operations; and (iii) include a sufficient number of license seats for all Software used therein. Since August 1, 2022, there has not been any material failure of the IT Systems that has not since been remedied in all material respects.

(g) Since August 1, 2022, the Company and each of its Subsidiaries have used, and continues to use, commercially reasonable measures to (i) protect the confidentiality, integrity, and security of the IT Systems and all information stored or contained therein or transmitted thereby from any theft, corruption, loss, or unauthorized use, access, interruption, or modification by any Person, including from any malicious code designed to permit unauthorized access or to perform other unauthorized activities, and (ii) provide for the security, continuity, and integrity of the IT Systems in all material respects. To the Knowledge of Seller, there are no present circumstances that would cause such IT Systems not to perform in accordance with their specifications or any description of their intended functionality.

3.13 Contracts.

(a) Section 3.13(a) of the Disclosure Schedule lists the following Contracts to which the Company or any of its Subsidiaries is a party (each, a “Material Contract”):

(i) any Contract relating to the lease, sublease or license of personal property to or from any Person that involves rental payment obligations in excess of $250,000 in during the twelve (12) months ended as of September 30, 2025;

(ii) the Real Property Leases;

(iii) except for purchase orders of the Company or its Subsidiaries issued or received in the Ordinary Course for the purchase or sale of supplies, products or goods, any Contract for the purchase or sale of supplies, products or goods, or for the furnishing or receipt of services, with any Key Customers and Key Suppliers;

(iv) any Contract that involves any partnership, strategic alliance, joint venture or sharing of profits by the Company or any of its Subsidiaries with any other Person;

(v) any Contract relating to Company Indebtedness or granting any Lien (other than Permitted Liens) upon the assets of the Company;

(vi) any Contract pursuant to which the Company or any of its Subsidiaries (A) grants to any Person any right or license under any Owned Intellectual Property Rights or (B) receives any right or license to Intellectual Property Rights owned by another Person (including, for clarity, Seller’s Affiliates that are not the Company or any of its Subsidiaries), but excluding in each case, (1) Incidental IP Contracts and (2) Contracts with current and former employees, contractors, and consultants of the Company or any of its Subsidiaries on such entity’s standard form (a copy of which has been provided to Buyer);

(vii) any collective bargaining agreement or other agreement with any union or similar employee representative;

(viii) any Contract for the employment or engagement of any individual on a full-time, part-time or consulting basis providing for base compensation in excess of $150,000 per annum, other than any such Contract that is terminable “at will” or that can be terminated without penalty, liability or premium upon notice of ninety (90) days or less, or any Contract that provides for severance, change in control, retention, stay, deferred compensation, other similar bonuses or termination pay, or equity-appreciation rights, equity-based performance units, “phantom” equity rights, profits interests, options, restricted stock, restricted stock units, or profit participation of any character to any individual;

(ix) any Contract with any Governmental Authority not made in the Ordinary Course;

(x) any Contract containing covenants that materially limit or restrict the freedom of the Company to engage in any business activity, including (i) obligating the Company or any of its Subsidiaries: (A) to refrain from competing with any business or product line, (B) to refrain from conducting business in any particular jurisdiction, or (C) to refrain from conducting any business with certain parties or (ii) exclusivity provisions, non-solicits or that provide for “most-favored-nation” clauses, “minimum purchase requirements” or similar, or granting any put option, call option, right of first refusal or right of first offer with respect to any material assets of the Company (other than confidentiality agreements entered into in the Ordinary Course and inbound licenses of Intellectual Property Rights);

(xi) any Contract (including any binding or non-binding letters of intent) for the acquisition of any business, assets or equity interests in any Person, including any joint venture;

(xii) any Contract providing for the resolution or settlement of any actual or threatened Action in excess of $150,000; and

(xiii) any Contract with any Related Party.

(b) The Company has delivered or made available to Buyer a true, correct and complete copy of each Material Contract. Except as set forth on Section 3.13(b) of the Disclosure Schedule, with respect to each such Material Contract: (i) such Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of the Company or the applicable Subsidiary of the Company that is a party thereto, enforceable in accordance with its terms and conditions, subject to General Principles of Law, Equity and Public Policy; (ii) none of the Company or any of its Subsidiaries is in breach or default in any material respect under such Material Contract, (iii) to the Knowledge of Seller, the counterparty is not in breach or default in any material respect under such Material Contract; and (iv) to the Knowledge of Seller, no event has occurred since August 1, 2024 or circumstance exists which, with notice or lapse of time or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under such Material Contract.

(c) Except as set forth on Section 3.13(c) of the Disclosure Schedule, the Company has not received any written claim (including via email) during the last twelve (12) months from any other party to any Material Contract that the Company has breached any obligations to be performed by it thereunder in any material respect. Except as set forth on Section 3.13(c) of the Disclosure Schedule, the Company has not received or provided any written notice of termination, or the written intent to terminate, any Material Contract (other than pursuant to the expiration of a Material Contract in accordance with its terms).

3.14 Labor Matters.

(a) Section 3.14(a)(i) of the Disclosure Schedule sets forth as of the date hereof, all employees of the Company or any of its Subsidiaries (collectively, the “Company Employees”), including name, position, location worked, exempt or non-exempt status, annual salary or hourly rate (as applicable), leave status, vacation/PTO balance (as of June 30, 2025), and visa or work authorization status for each Company Employee, including expiration date of same. The Company has not received any written notice nor, to the Knowledge of Seller, oral notice of any senior management Company Employee’s (which includes the CEO/general manager and any direct reports) intent to terminate employment with the Company within the twelve (12) months following the Closing.

(b) Section 3.14(b) of the Disclosure Schedule sets forth all independent contractors, consultants or leased employees (excluding any temporary workers engaged through staffing agencies) engaged by the Company or any of its Subsidiaries during the past twelve (12) months. Neither the Company nor any of its Subsidiaries has received in the last three (3) years any written notice from any Governmental Authority of any allegation or inquiry regarding potential misclassification of any individual as an independent contractor, consultant, or leased employee.

(c) Neither the Company nor any of its Subsidiaries is: (i) a party to any collective bargaining agreement with a labor union, (ii) subject to any pending, or, to the Knowledge of Seller, threatened in writing, unfair labor practice charge that would result in a material Liability to the Company or any of its Subsidiaries, or (iii) currently negotiating any collective bargaining agreement with a labor union. Neither the Company nor any of its Subsidiaries has experienced any labor strike or collective work stoppage during the last five (5) years, and, to the Knowledge of Seller, no Person has applied to be certified as the bargaining agent of any employee of the Company with respect to such employee’s employment by the Company or any of its Subsidiaries during the last five (5) years. Neither the Company nor any of its Subsidiaries is required to obtain the consent of any employees, labor unions, other organizations or groups representing Company Employees in connection with the transactions contemplated by this Agreement. During the last five (5) years, neither the Company nor any of its Subsidiaries has initiated or implemented any employee layoffs or reductions in force that required notice pursuant to or otherwise triggered the requirements of the WARN Act or any similar Law, and no such actions are contemplated, planned or have been announced.

(d) The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to labor and employment (including all Laws relating to labor standards, terms and conditions of employment, working hours, and/or wage and hour Laws, the payment of minimum wages, vacations, meal and rest breaks and overtime, employee leave, employment discrimination, labor relations, worker’s compensation, severance pay, employee classification, independent contractor classification, and applicable immigration and employment eligibility verification Laws). The Company and each of its Subsidiaries has valid and properly completed copies of Forms I-9 for each Company Employee with respect to whom that form is required. To the Knowledge of Seller, all Company Employees who work in the United States are legally authorized to work in the United States. No Company Employee who is a resident in the United States is employed under a work visa. Neither the Company nor any of its Subsidiaries has received any written notice of inspection, audit, investigation, or enforcement action by ICE or any other Governmental Authority regarding its compliance with immigration or employment eligibility verification requirements and is not subject to any fine, penalty, or sanction relating thereto.

(e) To the Knowledge of Seller, (i) no current or former Company Employee is violating or has violated in any material respect any noncompetition, non-solicitation, confidentiality, or similar obligation owed to the Company or any of its Subsidiaries, for which the Company or any of its Subsidiaries did not take steps to enforce the obligation and (ii) no Company Employee is subject to any such obligation that could prohibit or materially restrict such employee in the performance of his or her duties for the Company or any of its Subsidiaries.

(f) Section 3.14(f) of the Disclosure Schedule sets forth a true, correct, and complete list of (i) all employment- or labor-related claims, charges, actions, suits, proceedings, arbitrations, audits, investigations, or complaints (including, but not limited to, those filed with the EEOC, NLRB, OSHA, or any similar Governmental Authority) pending, resolved, or, to the Knowledge of Seller, threatened orally or in writing against the Company within the past five (5) years, and (ii) any settlement agreements, consent decrees, or other written agreement entered into by the Company or any of its Subsidiaries in connection therewith.

(g) Except as set forth on Section 3.14(g) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is, or has been within the past five (5) years, subject to any material Order, citation, penalty assessment, or settlement agreement issued by or entered into with OSHA or any comparable Governmental Authority.

3.15 Employee Benefits Plans.

(a) Section 3.15(a) of the Disclosure Schedule sets forth a complete and correct list of each material Employee Benefit Plan and specifically sets forth each Employee Benefit Plan that is sponsored and maintained by the Company or any of its Subsidiaries or in which only the employees of the Company or any of its Subsidiaries participate (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan and each other material Employee Benefit Plan, the Company has provided or made available to Buyer true, correct and complete copies of: (i) all plan and trust documents and any amendments thereto, and summary plan descriptions; (ii) the most recent IRS determination or opinion letter relating to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code; and (iii) the most recent IRS Form 5500, as filed, in each case if applicable.

(b) Except as set forth on Section 3.15(b) of the Disclosure Schedule, each Employee Benefit Plan has been maintained, funded and administered in all material respects in compliance with the terms of such Employee Benefit Plan, the applicable requirements of the Code and ERISA and all other applicable Laws, and, to the Knowledge of Seller, nothing has occurred and no condition exists with respect to any Employee Benefit Plan that could result in a material Tax or penalty. Except as set forth on Section 3.15(b) of the Disclosure Schedule, each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has received a current favorable determination or opinion letter from the IRS, and no event has occurred or condition exists that could materially adversely affect the qualification of such Employee Benefit Plan. No Employee Benefit Plan provides, and neither the Company nor any of its Subsidiaries has any obligation to provide, or to pay for or subsidize any amount of, post-employment, post-ownership, or post-termination health, life or other welfare benefits to any Person other than (including for a longer period than) as required by COBRA and for which the covered Person pays the full cost of coverage. Neither the Company nor any of its Subsidiaries has incurred (whether or not assessed) any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code or under Section 4980B, 4980D or 4980H of the Code.

(c) With respect to each Employee Benefit Plan, in all material respects, all payments, premiums, contributions, and reimbursements required to be made for all periods commencing after August 1, 2024 and ending prior to or as of the Closing Date have been timely made in accordance with the terms of such Employee Benefit Plan and in compliance with all applicable Laws. There are no Actions (other than routine claims for benefits in the Ordinary Course) pending or, to the Knowledge of Seller, currently threatened with respect to any Employee Benefit Plan, other than any such Actions that would not reasonably be expected to be, individually or in the aggregate material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has any obligations with respect to any underfunding related to pension, retirement, deferred compensation, post-retirement, profit sharing plan, program, policy, agreement or arrangement or any similar liabilities related to any benefit or compensation plan, program, policy, agreement or arrangement that, in each case, are not included on the balance sheet for the Business as of the Balance Sheet Date.

(d) Except as set forth on Section 3.15(d) of the Disclosure Schedule, none of the Company or any of its Subsidiaries maintains, sponsors, contributes to, participates in, has any obligation to contribute to, or has any Liability (including on account of an ERISA Affiliate) under or with respect to a “defined benefit plan,” as defined in Section 3(35) of ERISA, a plan that is or was in the last six (6) years subject to the minimum funding standards of Section 302 of ERISA or Section 412 or 430 of the Code, or a “multiemployer plan,” as defined in Section 3(37) of ERISA. With respect to any plans disclosed or required to be disclosed against this Section 3.15(d) (each, a “Title IV Plan”): (i) no reportable event (within the meaning of Section 4043 of ERISA) has occurred within the last three years, or is expected to occur whether as a result of the transactions contemplated by this Agreement or otherwise; (ii) the minimum funding standard under Section 430 of the Code has been satisfied and no waiver of any minimum funding standard or extension of any amortization periods has been requested or granted; (iii) all contributions required under Section 302 of ERISA and Section 412 of the Code have been timely made; (iv) all amounts due to the Pension Benefit Guaranty Corporation (“PBGC”) pursuant to Section 4007 of ERISA have been timely paid; (v) with respect to each Title IV Plan for which there has been a significant reduction in the rate of future benefit accrual as referred to in Section 204(h) of ERISA, the requirements of Section 204(h) of ERISA have been complied with; (vi) no Title IV Plan has been or is considered to be in “at risk” status under Section 430 of the Code or has been required to apply any of the funding-based limitations under Section 436 of the Code; (vii) neither the Company nor any of its Subsidiaries is required to provide security under Section 436(f) of the Code; (viii) there has been no event described in Section 4062(e) of ERISA, no Liability has been incurred under Section 4062(e) of ERISA, and the transactions contemplated by this Agreement will not result in any event described in Section 4062(e) of ERISA; (ix) no event has occurred or circumstances exist that could result in a liability under or with respect to Section 4069 of ERISA; and (x) no notice of intent to terminate any Title IV Plan has been filed, no amendment to treat a Title IV Plan as terminated has been adopted, no proceeding has been commenced by the PBGC to terminate any Title IV Plan, and no condition exists which could constitute grounds for the termination of any such Employee Benefit Plan by the PBGC. Neither the Company nor any of its Subsidiaries has, or is reasonably expected to have, any current or contingent liability or obligation: (x) under Title IV of ERISA; or (y) on account of at any time being considered a single employer under Section 414 of the Code with any other Person.

(e) Except as set forth on Section 3.15(e) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) entitle any Person to any payment, forgiveness of Company Indebtedness, vesting, distribution, or increase in benefits or compensation under or with respect to any Employee Benefit Plan; (ii) result in any acceleration (of vesting or payment of benefits or compensation or otherwise) under or with respect to any Employee Benefit Plan; (iii) trigger any obligation to fund any Employee Benefit Plan; or (iv) result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code or give rise to the payment of any amount that would not be deductible by the Company, its Subsidiaries, nor any of their respective Affiliates, by reason of Section 280G of the Code.

(f) Neither the Company nor any of its Subsidiaries has any actual or potential obligation to indemnify, reimburse, or gross-up any Person for any Taxes or interest or penalties that may be imposed, incurred, or accelerated, including under Section 409A or 4999 of the Code. Each Employee Benefit Plan, or other program, agreement or arrangement that is, or constitutes in any part, a “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been established, documented, operated and maintained, in form and operation, in compliance with Section 409A of the Code and all applicable regulations and guidance issued thereunder, and no amount under any Employee Benefit Plan or other program, agreement or arrangement is, or is reasonably expected to be, or has been subject to the interest or additional tax set forth under Code Section 409A(a)(1)(B).

3.16 Litigation. Except as set forth on Section 3.16 of the Disclosure Schedule and except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there is not and, in the past three (3) years there has not been, any Action pending or, to the Knowledge of Seller, currently threatened against the Company or any of its Subsidiaries. Except as set forth on Section 3.16 of the Disclosure Schedule, none of the Company or any of its Subsidiaries is subject to any outstanding Order that relates to the Business, the Company or any of its Subsidiaries. There are no Actions or Orders pending or, to the Knowledge of Seller, threatened against, Seller which would reasonably be expected to materially adversely affect Seller’s ownership of the Shares or ability to consummate the transaction contemplated by this Agreement and the Ancillary Agreements.

3.17 Insurance. Section 3.17 of the Disclosure Schedule sets forth a true, complete and correct summary of all policies of insurance for Seller, the Company and its Subsidiaries of which the Company is the insured, loss payee or beneficiary. With respect to such insurance policies: (a) each is in full force and effect; (b) none of the Company or any of its Subsidiaries in material breach or default (including with respect to the payment of premiums or other payments) thereunder; and (c) the Company has complied in all material respects with the provisions of such policies. There has been no material claim under any such policy made during the five (5) year period prior to the date hereof that has been denied, rejected or disputed or as to which any insurer has made any reservation of rights or refused coverage, in whole or in part.

3.17 Insurance. Section 3.17 of the Disclosure Schedule sets forth a true, complete and correct summary of all policies of insurance for Seller, the Company and its Subsidiaries of which the Company is the insured, loss payee or beneficiary. With respect to such insurance policies: (a) each is in full force and effect; (b) none of the Company or any of its Subsidiaries in material breach or default (including with respect to the payment of premiums or other payments) thereunder; and (c) the Company has complied in all material respects with the provisions of such policies. There has been no material claim under any such policy made during the five (5) year period prior to the date hereof that has been denied, rejected or disputed or as to which any insurer has made any reservation of rights or refused coverage, in whole or in part.

3.18 Related Party Transactions. Except: (a) for employment-related and equity-related arrangements, the payment of compensation and benefits in the Ordinary Course, and travel advances and employee loans in the Ordinary Course; and (b) as set forth on Section 3.18(a) of the Disclosure Schedule, no Related Party (x) is a party to any Contract or ongoing transaction or business relationship with, or has any material interest in any material property used by, the Company or any of its Subsidiaries or (y) possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of any Person (other than the Company) which is a material client, supplier, customer, lessor, lessee, or competitor of the Company. Except as set forth on Section 3.18(a) of the Disclosure Schedule, during the three (3) years immediately preceding the date hereof, the Company has not effected or been a direct party to any internal reorganization, restructuring, recapitalization, share exchange, merger, consolidation, spin-off, split-off or similar transaction involving the Company or any of its Subsidiaries (including any transaction among the Company and any of its Affiliates). For purposes of this Agreement, “Related Party” mean (i) Seller, any Affiliate of any Seller (other than the Company) or any beneficiary, trust, trustee or Person related by blood, adoption or marriage thereto, (ii) any Affiliate of the Company, or any director, manager, officer, beneficiary, trust, trustee or Person related by blood, adoption or marriage thereto, and (iii) any director, manager or officer of the Company or any Person related by blood, adoption or marriage thereto.

3.19 Product Warranty; Product Liability.

(a) Except as set forth on Section 3.19(a) of the Disclosure Schedule or for warranty replacements and refunds arising in the Ordinary Course, since August 1, 2022, neither the Company nor any of its Subsidiaries has incurred any material liability by reason of any express or implied warranty with respect to any Company Product, nor, to the Knowledge of Seller, are there any pending or threatened warranty claims with respect to any Company Product.

(b) Except as set forth on Section 3.19(b) of the Disclosure Schedule, since August 1, 2022, no Company Product has been required to be withdrawn or recalled by any Governmental Authority or any other Person. To the Knowledge of Seller, as of the date hereof, no such withdrawal, recall or stock recovery is being considered by or has been requested or ordered by any customer of the Company or any of its Subsidiaries, any Governmental Authority or any consumer group.

(c) To the Knowledge of Seller, each Company Product has been manufactured and sold in accordance with any applicable written warranties of the Company.

(d) Except as set forth on Section 3.19(d) of the Disclosure Schedule, the Company is not party to any warranty obligations outside its standard warranty terms.

3.20 Customers and Suppliers.

(a) Section 3.20(a) of the Disclosure Schedule lists the twenty (20) largest customers of the Company, as determined by the aggregate payments received by the Company, during the twelve (12)-month periods ended on September 30, 2023, September 30, 2024 and September 30, 2025 (each such customer, a “Key Customer”). During the preceding twelve (12)-month period, (i) the Company has not received written notice from a Key Customer stating that it will not continue as a customer the Company or that such Key Customer intends to terminate or materially modify its existing Contracts, taken as a whole, or otherwise cease to do business or materially reduce or modify its relationship with the Company in a manner materially adverse to the Company, (ii) the Company has not received any written notice from a Key Customer that the Company has failed to fulfill any of its material contractual obligations to such Key Customer, and (iii) the Company has complied with all of the material terms of the Contracts with each Key Customer in all material respects.

(b) Section 3.20(b) of the Disclosure Schedule list the twenty (20) largest suppliers or vendors of the Company, as determined by expenditure of the Company, during the twelve (12)-month periods ended on September 30, 2023, September 30, 2024 and September 30, 2025 (each such supplier or vendor, a “Key Supplier”). During the preceding twelve (12)-month period, (i) the Company has not received written notice from a Key Supplier stating that it will not continue as a supplier or vendor of the Company or that such Key Supplier intends to terminate or materially modify its existing Contract or otherwise cease to do business or materially reduce or modify its relationship with the Company in a manner materially adverse to the Company, (ii) the Company has not received any written notice from a Key Supplier that the Company has failed to fulfill any of its material contractual obligations to such Key Supplier, and (iii) the Company has complied with all of the material terms of the Contracts with each Key Supplier in all material respects.

3.21 Data Privacy and Cyber Security.

(a) Since August 1, 2022, neither the Company nor any of its Subsidiaries have been subject to any Security Incident, and neither the Company nor any of its Subsidiaries have (i) received any written complaint or notice from any Person regarding any Security Incident or (ii) been required under any Privacy or Information Security Requirement to provide notice of a Security Incident to any other Person.

(b) Since August 1, 2022, the Company and each of its Subsidiaries is, and has been, in material compliance with all Privacy and Information Security Requirements. The consummation of the transactions contemplated by this Agreement will not result in the material breach of any Privacy and Information Security Requirement.

(c) There is no Action since August 1, 2022 or pending by any Person against the Company alleging a violation of any Person’s data privacy, data protection, or data security rights or any failure to comply with any Privacy and Information Security Requirement, nor has there been any Order since August 1, 2022 affecting the Company or any of its Subsidiaries’ use, disclosure or other processing of any Personal Information. Neither the Company nor any of its Subsidiaries have received any written communications from or, to the Knowledge of Seller, been the subject of any investigation or inquiry by, the Federal Trade Commission, a privacy authority or any other Governmental Authority regarding its acquisition, use, disclosure or other processing of any Personal Information, nor is there a reasonable basis to believe that such an investigation or inquiry is forthcoming.

3.22 Anti-Corruption and International Trade Matters.

(a) For the past five (5) years, the Company is, and has been, in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable Laws related to anti-bribery or anti-corruption (“Anti-Corruption Laws”). Neither the Company nor, to the Knowledge of Seller, any director, officer, employee, or independent contractor acting, directly or indirectly, on behalf of the Company has: (i) used, offered, promised or authorized the use of any funds or anything of value for contributions, gifts or entertainment in violation of Anti-Corruption Laws, (ii) made any payment to any foreign or domestic government official or employee or to any foreign or domestic political party, candidate, or campaign in violation of any Anti-Corruption Laws or made any other unlawful payment that is otherwise in violation of Anti-Corruption Laws, (iii) received any allegation or conducted any internal or government-initiated investigation, or made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to the Anti-Corruption Laws, and, to the Knowledge of Seller, there are no facts or circumstances that would reasonably result in any similar future actions, claims, proceedings, or allegations; or (iv) had a director, officer, employee or holder of any financial interest in the Company that is a “foreign official”, as defined under Anti-Corruption Laws.

(b) For the past five (5) years, the Company is, and has been, in compliance with the Trade Compliance Laws. Neither the Company nor, to the Knowledge of Seller, any director, officer, employee, or independent contractor acting, directly or indirectly, on behalf of the Company has: (i) received any allegation or conducted any internal or government-initiated investigation, or made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to the Trade Compliance Laws, and, to the Knowledge of Seller, there are no facts or circumstances that would reasonably result in any similar future actions, claims, proceedings, or allegations; or (ii) engaged in any unlawful transaction or other dealing with any Restricted Person.

(c) Since April 24, 2019, the Company is, and has been, in compliance with the Sanctions Laws. Neither the Company nor, to the Knowledge of Seller, any director, officer, employee, or independent contractor acting, directly or indirectly, on behalf of the Company has: (i) received any allegation or conducted any internal or government-initiated investigation, or made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to the Sanctions Laws and, to the Knowledge of Seller, there are no facts or circumstances that would reasonably result in any similar future actions, claims, proceedings, or allegations; or (ii) engaged in any unlawful transaction or other dealing with any Person that is or has been the subject or target of sanctions or restrictions under Sanctions Laws (including the Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List), or located in, organized in, or ordinarily resident of any country or region that is the subject or target of a comprehensive embargo or regulation under Sanctions Laws.

3.23 Sufficiency of Assets. As of the Closing Date, the assets of the Company are sufficient in all material respects for the Company to continue to operate the Business of the Company immediately after the Closing in substantially the same manner as the Company operated the Business immediately prior to the Closing, except for services and other rights that are to be made available pursuant to (i) the Transition Services Agreement and (ii) the Supply Agreements.

3.24 Disclaimer; Limitations on Representations and Warranties.

(a) Except for the representations and warranties contained in this Article III (including the Disclosure Schedule) and in any certificate delivered hereunder or in any Ancillary Agreements, none of Seller, the Company, any of its Subsidiaries, any of their respective Representatives, or any other Person, has made or shall be deemed to have made any representation or warranty to Buyer, express or implied, at law or in equity, with respect to Seller, the Company or any of its Subsidiaries, or the execution and delivery of this Agreement or the transactions contemplated hereby, including as to the accuracy or completeness of any information, documents or materials regarding the Company or any of its Subsidiaries furnished or made available to Buyer and its Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the transactions contemplated by this Agreement (“Evaluation Material”). Seller hereby disclaims any such representations or warranties, and Buyer hereby disclaims any reliance upon any such representations, warranties or Evaluation Material and acknowledges and agrees that none of Seller, the Company, any of its Subsidiaries, any of their respective Representatives, or any other Person, shall have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer of, or Buyer’s use or reliance on, any such Evaluation Material.

(b) Seller herby acknowledges and agrees that, except for the representations and warranties of Buyer expressly set forth in Article IV and in any certificate delivered hereunder or in any Ancillary Agreements, Seller is relying on its own investigation and analysis in entering into this Agreement and consummating the transactions contemplated hereby. Seller acknowledges and agrees that it is consummating the transactions contemplated by this Agreement without, and disclaims any reliance upon, any representation or warranty, express or implied, of Buyer, any of its Representatives or any other Person, except as expressly set forth in Article IV, in any certificate delivered hereunder or in any Ancillary Agreements, which constitute the sole and exclusive representations, warranties, and statements (including by omission) of any kind or nature whether written or oral, expressed or implied, at law or in equity, with respect to Buyer, the execution and delivery of this Agreement or the transactions contemplated hereby.

Article IV
REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTOR

Buyer and Guarantor (solely with respect to Section 4.1 and Section 4.2) represent and warrant to Seller as follows:

4.1 Organization; Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of Indiana. Guarantor is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. Buyer and Guarantor possesses the requisite power and authority to own, lease and operate its properties and to carry on its business as conducted by Buyer and Guarantor as of the date of this Agreement. Buyer and Guarantor are duly licensed or qualified to conduct business and is in good standing under the Laws of each jurisdiction in which the character of the assets owned or leased, or the nature of the business conducted by it requires such licensing or qualification, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, have material adverse impact on the ability of Buyer or Guarantor to timely perform their obligations under this Agreement or to timely consummate the transactions contemplated by this Agreement.

4.2 Power and Authority. Buyer and Guarantor have all requisite power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which either is a party and to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer or Guarantor of this Agreement and each of the Ancillary Agreements to which they are a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Buyer and Guarantor, and no other or further action or proceeding on the part of Buyer, Guarantor or any of their respective equity holders is necessary to authorize the execution and delivery by Buyer or Guarantor of this Agreement or any of the Ancillary Agreements to which either is a party and the consummation by Buyer or Guarantor of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Buyer and Guarantor and, assuming the due and valid authorization, execution and delivery of this Agreement by the other Parties, constitutes a valid and binding obligation of Buyer and Guarantor, enforceable against both in accordance with its terms and conditions, subject to General Principles of Law, Equity and Public Policy.

4.3 Consents and Approvals; No Violation.

(a) Except for any filings required to be made pursuant to the HSR Act and any other Antitrust Laws (the “Buyer Required Governmental Approvals”), Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or other Person in connection with the execution, delivery and performance by Buyer of this Agreement or any of the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby.

(b) Assuming the Buyer Required Governmental Approvals are obtained or made, as the case may be, the execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, does not: (i) violate or conflict with any provision of the Organizational Documents of Buyer; (ii) violate any Law, Permit or Order to which Buyer is subject; or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify or cancel, any Contract to which Buyer is a party, except, in the case of clause (iii) above, for such conflicts, breaches, defaults or rights of acceleration, termination, modification or cancellation as would not reasonably be expected to be material to Buyer.

4.4 Brokers’ Fees. Except for Jefferies LLC, Buyer does not have any Liability to pay any fees or commissions to any broker, finder, investment banker or agent with respect to the transactions contemplated by this Agreement based upon any arrangement or agreement made by or on behalf of Buyer. All Liabilities owed pursuant to this Section 4.4 are solely the obligations of Buyer.

4.5 Litigation. There is no Order, Action, hearing or investigation pending or, to Buyer’s knowledge, currently threatened against Buyer or any of its properties or assets that challenges, or will have the effect of preventing, delaying, making illegal, or otherwise interfering with, the execution of this Agreement or the consummation of the transactions contemplated hereby.

4.6 Sufficiency of Funds. At the Closing, Buyer will have sufficient funds to pay all obligations of Buyer hereunder or incurred in connection with the transactions contemplated hereby, including (a) the amounts payable pursuant to Section 2.3(b), including amounts necessary to discharge the Company Transaction Expenses, and (b) all of the out-of-pocket costs and expenses of Buyer arising from the transactions contemplated by this Agreement.

4.7 Investment Representation. Buyer is acquiring the Shares for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities Laws. Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Shares. Buyer acknowledges that the Shares have not been registered under the Securities Act or any state or foreign securities Laws and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and the Shares are registered under any applicable state or foreign securities Laws or sold pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws.

4.8 Solvency. As of the Closing and immediately after giving effect to the transactions contemplated by this Agreement, including the payments pursuant to Section 2.3(b) and payment of all related fees and expenses of Buyer in connection therewith, and assuming that the representations and warranties of Seller contained in this Agreement are true and correct in all material corrects: (a) the amount of the “fair saleable value” of the assets of the Company and its Subsidiaries, taken as a whole, will exceed the value of all liabilities of the Company and such Subsidiaries; (b) none of the Company or any of its Subsidiaries, taken as a whole, will have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) each of the Company and its Subsidiaries, taken as a whole, will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able, as of immediately following the Effective Time, to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due in the Ordinary Course. No transfer of property is being made by Buyer and no obligation is being incurred by Buyer in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer, the Company or any of its Subsidiaries.

4.9 R&W Policy. All premiums on and fees and expenses (including any underwriting fees and surplus lines taxes) relating to the R&W Policy that are required to be paid on or before the date of this Agreement have been paid. The R&W Policy is bound and is in full force and effect. The R&W Policy expressly provides that the insurer(s) and underwriter thereunder (a) waive, and agree not to pursue, directly or indirectly, any subrogation rights, contribution rights, or rights acquired by assignment against Seller Person (other than in connection with Fraud) with respect to any claim made by any insured thereunder, and (b) agree that Buyer and its Affiliates will have no obligation to pursue any claim against any Seller Person in connection with any loss thereunder solely with respect to losses recoverable under the R&W Policy. Buyer acknowledges that its obligations set forth herein are not contingent or conditioned upon the effectiveness of the R&W Policy.

4.10 Buyer’s Due Diligence; Limitations on Representations and Warranties. Buyer hereby acknowledges and agrees that, except for the representations and warranties of Seller expressly set forth in Article III, in any certificate delivered hereunder or in any Ancillary Agreements, Buyer is relying on its own investigation and analysis in entering into this Agreement and consummating the transactions contemplated hereby. Buyer is an informed and sophisticated participant in the transactions contemplated by this Agreement and has undertaken such investigation and has been provided with and has evaluated such Evaluation Material, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Buyer acknowledges and agrees that it is consummating the transactions contemplated by this Agreement without, and disclaims any reliance upon, any representation or warranty, express or implied, of Seller, the Company or any of its Subsidiaries or any of their respective Representatives, or any other Person, except as expressly set forth in Article III (including the Disclosure Schedule), in any certificate delivered hereunder or in any Ancillary Agreements, which constitute the sole and exclusive representations, warranties, and statements (including by omission) of any kind or nature whether written or oral, expressed or implied, at law or in equity, with respect to Seller, the Company, any of its Subsidiaries, the execution and delivery of this Agreement or the transactions contemplated hereby. Buyer acknowledges and agrees that prior to the date hereof Seller has taken, and has caused its Affiliates to take, commercially reasonable efforts to ensure that all assets, liabilities, operations and employees of the Business are owned, possessed, held or leased entirely by the Company and its Subsidiaries in a manner distinct and separate from those operated by Seller and its Affiliates effective no later than the Effective Time (including via execution of the Assignment and Assumption Agreement and the IP Transfer Agreement) and in no event shall any of the representations and warranties set forth in Article III (including the Disclosure Schedule) be deemed or construed to apply to any Contracts, assets, properties, rights, obligations or liabilities assigned or transferred to, or assumed by, Seller or any of its Affiliates (other than the Company and its Subsidiaries) that are not related to the Business. With respect to projections, forward-looking statements, other forecasts or business plan information delivered or made available by or on behalf of Seller, the Company or any of its Subsidiaries, Buyer acknowledges and agrees that: (a) there are uncertainties inherent in attempting to make such projections, statements, other forecasts and information; (b) the accuracy and correctness of such projections, statements, other forecasts and information may be affected by information which may become available through discovery or otherwise after the date of such projections, statements, other forecasts and information; and (c) it is familiar with each of the foregoing, it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, statements, other forecasts and information so delivered or made available to it (including the reasonableness of the assumptions underlying such projections, statements, other forecasts or information), and that it will have no claim against anyone with respect thereto. In furtherance of the foregoing, and not in limitation thereof, Buyer acknowledges and agrees that no representation or warranty, express or implied, at law or in equity, is made by Seller, the Company or any of its Subsidiaries or any of their respective Representatives, or any other Person, with respect to, and Buyer is not relying upon, any such projection, forward-looking statement, other forecast or business plan information, or any other information, statement, document, or material, including any Evaluation Material, delivered or made available by or on behalf of Seller or the Company whether before, on or after the Closing Date, and that Buyer shall not have any claim against Seller, the Company or any of its Subsidiaries or any of their respective Representatives, or any other Person with respect thereto or with respect to any related matter.

4.11 Foreign Ownership. Buyer is not a “foreign person” as that term is defined in 31 C.F.R. § 800.224.

Article V
PRE-CLOSING COVENANTS

5.1 Conduct of the Business.

(a) During the period from the date of this Agreement to the earlier of the Closing and the date this Agreement is terminated in accordance with Section 10.1 (the “Interim Period”), except (i) as contemplated or permitted under this Agreement, (ii) as required by Law, (iii) with the written consent of Buyer (which consent shall not be unreasonably conditioned, withheld or delayed) or (iv) as set forth on Section 5.1(a) of the Disclosure Schedule, Seller shall cause the Company and each of its Subsidiaries to (A) use commercially reasonable efforts to conduct the Business in the Ordinary Course (it being understood that a reasonable good faith action taken or not taken to address an extraordinary or unusual event occurring after the date of this Agreement that is outside of the control of the Company or its Affiliates and is outside the Ordinary Course shall not be deemed to be a breach of this Section 5.1(a)), including as applicable making any Scheduled Capital Expenditures by the date stipulated therefor within the Interim Period in Section 1.1(c) of the Disclosure Schedules, and (B) use commercially reasonable efforts to preserve intact its goodwill, business organization, assets, rights, properties (real, personal and intellectual), Permits, operations and relationships with employees, service providers, customers, suppliers and other Persons with whom it has business relationships; provided, however, notwithstanding the foregoing, the Company and its Subsidiaries may prior to the Measurement Time, distribute Company Cash to Seller or any of its Affiliates or use Company Cash to repay any Company Indebtedness and Company Transaction Expenses (and, for the avoidance of doubt, between the Measurement Time and the Closing, shall not be permitted to distribute Company Cash to seller or any of its Affiliates or use Company Cash to repay any Closing Company Indebtedness or Closing Company Transaction Expenses).

(b) During the Interim Period, except as contemplated or permitted under this Agreement, as required by Law, with the written consent of Buyer (which consent shall not be unreasonably conditioned, withheld or delayed), or as set forth on Section 5.1(b) of the Disclosure Schedule, Seller shall cause the Company and each of its Subsidiaries not to:

(i) other than in the Ordinary Course, sell, lease, license, assign, dispose, grant any Lien on or otherwise transfer any business, assets (tangible or intangible) that are material, individually or in the aggregate, to the Business, except for the disposition of inventory or obsolete assets, or Owned Intellectual Property Rights, or fail to continue to prosecute or defend, abandon, cancel, fail to renew or maintain or otherwise allow the lapse of any Owned Intellectual Property Rights, in each case outside of the Ordinary Course;

(ii) (a) transfer, issue, sell, grant, or dispose of any Shares, (b) make any loans or advances to, or investments in or guarantees for the benefit of, any Persons, (c) incur, assume, guarantee, cancel or forgive any indebtedness for borrowed money or (d) subject any portion of its properties or assets or its Shares to any material Lien, except for Permitted Liens;

(iii) reclassify, combine, split, redeem, repurchase, subdivide or amend the terms of the Shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, the Shares, or otherwise effect any change in the Company’s capitalization, or reincorporate or change the form of the Company’s legal entity;

(iv) enter into, modify, amend, terminate or waive, release or assign any material rights or claims under, any Material Contract;

(v) incur or commit to incur any capital expenditures or authorize or commit with respect thereto in an amount that exceeds $250,000 individually or $500,000 in the aggregate;

(vi) except as required by an existing Contract or Employee Benefit Plan and except for normal changes or increases in the Ordinary Course, (A) make or grant any bonus, incentive, profit sharing, severance or termination payments to, (B) increase in any material respect the compensation payable to, or enter into any new bonus, incentive, equity or equity-based, profit sharing, or other material compensation (including any change in control, retention, stay or other similar bonuses) or benefit with, any former or current employee, officer or director or individual service provider (including any new hire), or (C) hire or terminate (other than for “cause”) any senior management level employee, or enter into a Contract in respect of any of the foregoing;

(vii) terminate or cancel any of the insurance policies listed on Section 3.17 of the Disclosure Schedule, unless substantially concurrently with such termination or cancellation, a replacement policy providing coverage at least equal to the coverage under the terminated or canceled insurance policy is in full force and effect;

(viii) except as required (A) to comply with applicable Law, (B) to maintain qualification under Section 401(a) of the Code, or (C) under the provisions of any Employee Benefit Plan, adopt, amend, modify, terminate, make any contributions to, enter into, commence participation in, withdrawn from, or accelerate vesting, time of payment or funding under any Employee Benefit Plan (or any benefit or compensation plan, program, policy, agreement or arrangement that would be an Employee Benefit Plan if in effect on the date hereof);

(ix) negotiate, modify, extend or enter into any Contract for a collective bargaining agreement or other labor union Contract or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company;

(x) amend, modify or waive any material right under its Organizational Documents in a manner that would reasonably be expected to have an adverse effect on Buyer or the transactions contemplated by this Agreement;

(xi) other than the acquisition of inventory in the Ordinary Course, acquire, or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets or equity interests of, or by any other manner, any business or any Person;

(xii) enter into any material transaction with any Affiliate (i) not dealing at arm’s length with the Company or any of its Subsidiaries or (ii) that is not covered by the Transition Services Agreement;

(xiii) (A) make, change or revoke any Tax election, (B) file any amended Tax Return, (C) change any Tax accounting periods or methods, (D) enter into any settlement or compromise of any material Tax claim, notice, audit report or assessment, (E) enter into or amend any closing agreement or other material agreement with any Taxing Authority, (F) consent to any waiver or extension of any applicable statute of limitations with respect to Taxes, or (G) enter into any agreement to surrender or relinquish any material claim for a refund of Taxes, in each the case to the extent such election, change, agreement, settlement, consent or other action would increase the Taxes of one or more of Buyer or any of its Affiliates (including the Company and any of its Subsidiaries after the Closing) in a Post-Closing Tax Period;

(xiv) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, or file a voluntary petition for bankruptcy;

(xv) compromise or settle any pending or threatened Action in an amount that exceeds $150,000 individually or $300,000 in the aggregate;

(xvi) make or implement any change to its inventory standard costs, cost-accounting methodologies or related assumptions used to determine inventory standard costs; or

(xvii) enter into a Contract, or otherwise agree or commit, to take any of the foregoing actions.

(c) Nothing in this Section 5.1 is intended to result in Seller, the Company or any of its Subsidiaries ceding control to Buyer of the right to control or direct the operations of the Company and its Subsidiaries prior to the Closing.

5.2 Appropriate Actions.

(a) General. Each Party shall use reasonable best efforts to take all action necessary to cause the satisfaction, but not waiver, of the closing conditions set forth in Article VI and consummate the transactions contemplated by this Agreement as soon as possible after the execution of this Agreement, including (i) taking all actions necessary to comply promptly with all applicable Laws that may be imposed on it or any of its Affiliates with respect to the Closing and (ii) in the case of Buyer, maintaining in full force and effect the R&W Policy; provided, however, notwithstanding the foregoing or anything else contained herein, none of the Company, any Subsidiary or Seller shall be required to (1) expend, or cause expenditure of, any funds to remedy any breach of any representation or warranty hereunder, (2) commence any Action, (3) waive or surrender any right or modify any Contract, (4) offer or grant any material accommodation or concession (financial or otherwise) to any third party, (5) make any payment to any third party, (6) waive or forgo any right, remedy or condition hereunder or (7) provide financing to Buyer for the consummation of the transactions contemplated by this Agreement. The Parties acknowledge and agree that nothing contained in this Section 5.2 will limit, expand, or otherwise modify in any way any cooperation covenants expressly provided in any other provision of this Agreement, including any obligation of Seller pursuant to this Section 5.2 and Section 5.5.

(b) During the Interim Period, except as required by this Agreement, Buyer shall not, and shall cause its Affiliates not to, engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into, that would materially impair or materially delay Buyer’s ability to consummate the transactions contemplated by this Agreement.

(c) Third Parties and Governmental Authorities Notice and Consent. Without in any way limiting the Parties’ respective obligations under Section 5.5, each Party shall use reasonable best efforts to obtain, as soon as possible after the execution of this Agreement, any and all consents, approvals and authorizations of Governmental Authorities or other Persons required in order to consummate the transactions contemplated by this Agreement, and each Party shall cooperate with the other Parties to this Agreement in obtaining all such consents, approvals and authorizations; provided, however, that neither any Seller Person nor any of the Company and its Subsidiaries shall be required to expend, or cause expenditure of, any funds to obtain any consents, approvals or authorizations of Governmental Authorities or other Persons.

5.3 Confidentiality. The Parties acknowledge that the terms and conditions of this Agreement and each of the Ancillary Agreements (including all drafts thereof) and the information being exchanged in connection with the transactions described herein are subject to the terms and conditions of the Confidentiality Agreement, the terms of which are incorporated herein by reference, provided that in no event shall this Section 5.3 be deemed or construed to prohibit any Party from making any disclosure: (a) to any of its respective accountants, attorneys or other advisors; (b) in connection with summary information about the financial condition of any Party or any Affiliate of any Party; or (c) to any of its respective Affiliates, financing sources, equityholders, current or potential investors or other agents; provided, however, that in the case of any disclosures made pursuant to clauses (a) through (c), the recipient is informed of any confidential nature of such information and directed to abide by the confidentiality restrictions set forth in the Confidentiality Agreement.

5.4 Due Diligence Access. During the Interim Period, upon reasonable advance notice from Buyer and at the sole cost and expense of Buyer, Seller shall, and shall cause the Company and its Subsidiaries to, afford Buyer and its authorized Representatives reasonable access, during regular business hours, to the executive personnel, offices, properties, books and records of the Company and its Subsidiaries in order for Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company and its Subsidiaries; provided, however, that (i) such access shall not unreasonably interfere with the conduct of the Business, (ii) the Company and its Subsidiaries may elect to limit disclosure of any information to certain Persons designated in writing as a “clean team” by Buyer (which Persons must be reasonably acceptable to Seller), and (iii) in no event shall Buyer or any of its Representatives be permitted to conduct or cause to be conducted any environmental investigation, testing, sampling or other intrusive assessment of the current or former operations, facilities or real property of the Company or any of its Subsidiaries without the prior written consent of Seller, which consent may be withheld by Seller in its sole discretion. Buyer acknowledges and agrees that all information it obtains as a result of access under this Section 5.4 shall be subject to the Confidentiality Agreement. Notwithstanding anything to the contrary set forth in this Agreement, none of Seller, the Company or any of its Subsidiaries, any of Seller’s Affiliates or any of its or their Representatives shall be required to disclose to Buyer or any of its Representatives any information: (a) relating to any sale process conducted by Seller, the Company or any of its Subsidiaries, any of Seller’s Affiliates or any of their respective Representatives or any evaluation of the Company and its Subsidiaries in connection therewith, including projections, financial or other information relating thereto, (b) if doing so could violate any Contract, applicable Law or other obligation of confidentiality to which Seller, the Company or any of its Subsidiaries, or any of Seller’s Affiliates is a party or is subject or which such Person believes in good faith could result in a loss of the ability to successfully assert a claim of privilege (including without limitation, the attorney-client and work product privileges), or (c) which could cause competitive harm to the Company or any of its Subsidiaries if the transactions contemplated by this Agreement are not consummated. Buyer will indemnify and hold harmless the Company and its Subsidiaries from and against any losses that may be incurred by any of them arising out of or related to (1) the use, storage or handling of any personal data relating to employees or customers of the Company or any of its Subsidiaries or any other information of the Company or any of its Subsidiaries that is protected by applicable Law or Contract and to which Buyer or its Representatives are afforded access pursuant to the terms of this Agreement and (2) the presence of Buyer’s Representatives on any Leased Real Property.

5.5 Regulatory Matters.

(a) In furtherance and not in limitation of the terms of Section 5.2(b), Buyer and Seller shall reasonably promptly execute and file, or join in the execution and filing of, any application, notification, or other document that may be necessary in order to obtain the authorization, approval, or consent of any Governmental Authority that may be reasonably required in connection with the consummation of the transactions contemplated by this Agreement.

(b) Buyer shall use reasonable best efforts to obtain, and Seller shall cause the Company and its Subsidiaries to use reasonable best efforts to obtain, all such authorizations, approvals, and consents as promptly as possible after the execution of this Agreement, including the expiration or termination of the waiting period under the HSR Act with respect to the transactions contemplated by this Agreement. Without prejudice to the foregoing, to the extent not completed prior to the date hereof, Buyer and Seller shall make, or cause to be made, all filings required of each of them or any of their respective Affiliates under the HSR Act, any other Antitrust Approvals or other Antitrust Laws with respect to the transactions contemplated by this Agreement as soon as practicable after the date of this Agreement, and in any event prior to December 2, 2025, and Buyer shall pay all filing fees, application fees or other fees of the applicable Governmental Authority associated with the HSR Act filing, any other filings in connection with Antitrust Approvals and any filings under other Antitrust Laws. Without prior written approval of Seller, Buyer shall not take any action prior to termination of any waiting period under the HSR Act that would disclose, or be reasonably expected to disclose, either any registrations, filings or submissions required under the HSR Act or the existence thereof. Buyer and Seller shall each furnish reasonably promptly to the Federal Trade Commission (the “FTC”), the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and any other requesting Governmental Authority any additional information reasonably requested pursuant to the HSR Act, any other Antitrust Approvals or other Antitrust Laws in connection with such filings. Buyer and Seller will notify each other promptly of any material oral communication with, and provide copies of material written communications with, any Governmental Authority in connection with any filings made pursuant to this Section 5.5(b). Buyer and Seller shall cooperate reasonably with the each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of the FTC, the Antitrust Division or any other Governmental Authority under any Antitrust Laws with respect to any such filing. No Party shall independently participate in any formal meeting with any Governmental Authority in respect of any such filing, investigation or other inquiry without giving the other Parties prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate. To the extent permitted by applicable Laws, and subject to all applicable privileges (including the attorney client privilege), Buyer and Seller shall consult and cooperate with each other, and Buyer and Seller shall consider in good faith the views of each other, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of Buyer or Seller in connection with proceedings under or relating to the HSR Act, any other Antitrust Approvals or other Antitrust Laws. Buyer and Seller may, as they deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.5(b) as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

(c) Buyer and Seller agree to use their reasonable best efforts to avoid or eliminate each and every impediment under the HSR Act, any other Antitrust Approvals and any other Antitrust Law that may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date). Notwithstanding the foregoing or any other provision of this Agreement, nothing contained in this Agreement shall require or obligate any Party to: (i) in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by any Governmental Authority or private party challenging the transactions contemplated by this Agreement, agree to defend any such action or actions; (ii) commence any litigation with any Governmental Authority or third party; (iii) agree or otherwise be required to sell, divest, dispose of, license, hold separate, or take or commit to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any businesses, products, rights, services, licenses, or assets of the Parties or any of their respective Subsidiaries or Affiliates, or any interest or interest therein.

5.6 Contact with Business Relations. During the Interim Period, Buyer and its Representatives shall contact and communicate with the employees (other than the individuals set forth on Section 5.6 of the Disclosure Schedule), customers, suppliers, distributors, lessees, lessors, licensees, licensors and other material business relations of the Company and its Subsidiaries in connection with the transactions contemplated hereby only after prior consultation with, and prior written approval of (including subject to any conditions contained in such approval), Seller; provided, however, that notwithstanding the foregoing, Buyer and its Representatives shall be permitted to contact and communicate with any Person in the Ordinary Course or that Buyer or its Representatives had an existing arrangement or relationship with prior to the date hereof so long as Buyer, its Affiliates and their respective Representatives remain at all times during such contact and communication in compliance with Section 5.3.

5.7 Exclusive Dealing. During the Interim Period, Seller shall not, and shall cause Seller Sponsor, the Company and its Subsidiaries not to, directly or indirectly, solicit, initiate, encourage, or entertain any inquiries or proposals from, discuss or negotiate with, or provide any nonpublic information to any Person (other than Buyer) relating to any business combination transaction involving the Company and its Subsidiaries however structured, including the sale of all or substantially all of the assets of the Company and its Subsidiaries (other than assets sold in the Ordinary Course), or any Equity Securities of the Company and its Subsidiaries, or any merger, consolidation, or similar transaction involving the Company and its Subsidiaries.

5.8 Cooperation; Financing.

(a) Prior to the Closing, Seller shall, and shall use its reasonable efforts to cause the Company and its Representatives to, use its and their reasonable efforts to provide such cooperation as is customary for the Debt Financing as may be reasonably requested in writing by Buyer and at Buyer’s sole cost and expense, in connection with any customary debt financing to be obtained by Buyer to finance the transactions contemplated by this Agreement (a “Debt Financing”), including using reasonable efforts to: (i) cause the senior management of Seller, the Company and its Subsidiaries to participate in a customary and reasonable number of rating agency presentations and one meeting with Debt Financing Sources, in each case, upon reasonable prior notice to Seller; (ii) provide to Buyer and its Debt Financing Sources such customary historical financial and other customary operating information regarding the Business, the Company and its Subsidiaries as may be reasonably requested in writing by Buyer in connection with the Debt Financing and can be prepared by Seller, the Company or its Subsidiaries without unreasonable effort or undue burden; (iii) provide reasonable assistance in connection with the preparation by Buyer of (x) customary confidential information memoranda and other customary marketing materials for the Debt Financing and rating agency presentations and (y) the definitive documentation for the Debt Financing, including schedules, providing customary certificates, corporate authorizations and other customary closing documents and definitive agreements, and in the case of secured Debt Financing, facilitating the pledging of collateral for any Debt Financing, in each case, solely to the extent such materials relate to information concerning the Business, the Company or its Subsidiaries; and (iv) furnish no later than four (4) Business Days prior to the closing of the Debt Financing all documentation and other information about the Company and its Subsidiaries required by the Debt Financing Sources to comply with their obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested by Buyer at least ten (10) Business Days prior to the closing of the Debt Financing.

(b) Seller, on behalf of itself, the Company and its Subsidiaries, hereby consents to the use of logos of the Company and its Subsidiaries in connection with the arrangement of the Debt Financing in connection with the transactions contemplated by this Agreement; provided that such logos shall be used solely in a manner that is customary for financing transactions of the type contemplated by the Debt Financing and such logos will not be used in a manner that is intended to or reasonably likely to harm or disparage Seller or any of its Affiliates.

(c) Notwithstanding the foregoing, nothing herein shall require such cooperation to the extent it would (i) require Seller or its Affiliates (including, prior to the Closing, the Company or any Subsidiary) (collectively, the “Company Cooperation Parties”) to: (A) agree to pay any commitment or other similar fee, incur any actual or potential, cost. expense, fee or liability, make any payment or give any indemnities, guarantees or pledges prior to the closing of the Debt Financing unless Buyer agrees to indemnify the applicable Company Cooperation Party or otherwise reimburses Seller at Closing or (B) enter into or approve any Debt Financing that is not conditioned on the occurrence of the Closing or have any obligation of any Company Cooperation Party under any agreement, certificate, document or instrument be effective until the Closing, (ii) require any Company Cooperation Party to enter into any contract or encumber any asset that is effective prior to the Closing Date, (iii) require any Company Cooperation Party to take any action that would reasonably be expected, in their reasonable judgment, to conflict with, or result in any violation or breach of, any applicable (A) Laws, (B) this Agreement or (C) obligations of confidentiality (not created in contemplation hereof) binding on such Company Cooperation Party (provided that in the event that any Company Cooperation Party does not provide information in reliance on the exclusion in this clause (B), Seller shall provide notice to Buyer promptly that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality)), (iv) interfere or disrupt unreasonably with the business or operations of Seller or its Affiliates or any other Company Cooperation Party, (v) conflict with or violate the organizational documents of the Company Cooperation Parties or any applicable Laws or result in the disclosure of trade secrets or competitively sensitive information to third parties or jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, (vi) conflict or be reasonably expected to result in a violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Contract to which any of the Company Cooperation Parties is a party, (vii) require any of the Company Cooperation Parties to prepare any financial statements or information that are not available to it and prepared in the Ordinary Course of its financial reporting practice, (viii) require any of the Company Cooperation Parties to prepare or provide any pro forma financial statements or pro forma financial information, or any financial information prepared in compliance with Regulation S-X, or provide any audited financial statements, or any financial or operating information that is not customarily required for completion of debt financings similar to the Debt Financing, or that relates to any period not yet ended or ended less than forty-five (45) days prior to the date of such request, (ix) provide or deliver any internal or external legal opinions by the Company Cooperation Parties, (x) cause any Company Cooperation Party to waive or amend any terms of this Agreement or any other contract to which Seller or its Subsidiaries, including any member of the Company Cooperation Party, is party, (x) subject Seller or the Company Cooperation Parties, including the Company Cooperation Parties’ respective directors, managers, officers or employees, to any actual or potential personal liability or (xi) require any of the Company Cooperation Parties to consent to a pre-filing of UCC-1s or any other grant of Liens or that result in any Company Cooperation Party being responsible to any third parties for any representations or warranties prior to the Closing. The Representatives of the Company Cooperation Parties, Seller and the Company shall not be required to execute, deliver or enter into, or perform any agreement, resolution, document or instrument, including any definitive financing agreement, with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing Date.

(d) Buyer shall reimburse Seller for all reasonable and documented out-of-pocket costs, fees and expenses of its outside attorneys and accountants, to the extent such costs, fees and expenses are incurred by Seller and any other Company Cooperation Parties in connection with it complying with the obligations under this Section 5.8. Neither Seller nor any member of the Company Cooperation Parties shall have any liability whatsoever to Buyer in respect of any financial information or data or other information provided pursuant to this Section 5.8. Buyer shall indemnify and hold harmless Seller and the other Company Cooperation Parties from and against any and all losses suffered or incurred by any of them as a result of the arrangement of any Debt Financing or their cooperation and assistance obligations and any information used therein.

(e) The Parties acknowledge and agree that the provisions contained in this Section 5.8 represent the sole obligations of the Company Cooperation Parties with respect to cooperation in connection with the arrangement of any Debt Financing or other financing to be obtained by Buyer in connection with the transactions contemplated by this Agreement, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. In no event shall the receipt or availability of any funds or financing by Buyer or any other financing or other transactions be a condition to any of Buyer’s obligations under this Agreement.

5.9 Section 280G. If any person who is a “disqualified individual” (within the meaning of Section 280G of the Code and the Department of Treasury regulations promulgated thereunder) with respect to Seller or any of its Subsidiaries (including the Company and its Subsidiaries) may receive any payments or benefits that could constitute parachute payments under Section 280G of the Code in connection with the transactions contemplated by this Agreement, then: (a) Seller shall take commercially reasonable efforts to obtain and deliver to Buyer each of the waivers received from such “disqualified individuals” regarding the parachute payments (the “Parachute Payment Waivers”) as soon as practicable after the date hereof (but in no event later than the second Business Day immediately prior to the Closing Date); and (b) as soon as practicable following the delivery of the Parachute Payment Waivers (if any) to Buyer (but in no event later than the Business Day immediately prior to the Closing Date), Seller shall prepare and distribute to the Company’s shareholders a disclosure statement describing the potential parachute payments and benefits that may be received by such disqualified individual(s) and shall submit such statements to its shareholders for approval, in each case, in accordance with the requirements of Section 280G(b)(5)(B) of the Code and the Department of Treasury regulations promulgated thereunder, such that, if approved by the requisite majority of the shareholders, such payments and benefits shall not be deemed to be “parachute payments” under Section 280G of the Code (the foregoing actions, a “280G Vote”). Prior to the Closing, if a 280G Vote is required, Seller shall deliver to Buyer evidence reasonably satisfactory to Buyer (i) that the requisite shareholder approval was obtained with respect to any payments and/or benefits that were subject to the shareholder vote (the “Section 280G Approval”) or (ii) that the Section 280G Approval was not obtained and as a consequence, pursuant to the Parachute Payment Waiver, such “parachute payments” shall not be made or provided. Seller shall provide Buyer with a reasonable opportunity to review and comment on the form of the Parachute Payment Waiver, the disclosure statement, any other materials to be submitted to Seller’s shareholders in connection with the Section 280G Approval and the calculations related to the foregoing, and Seller shall consider in good faith any reasonable comments received from Buyer, and Seller shall deliver to Buyer copies of the signed Parachute Payment Waivers, the disclosure statement, any other materials submitted to Seller’s shareholders in connection with the Section 280G Approval.

Article VI
CONDITIONS TO CLOSING

6.1 Conditions to Obligations of Each Party. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) No Order. There shall not be in effect on the Closing Date any Order restraining, enjoining or otherwise making illegal the consummation of any of the transactions contemplated by this Agreement.

(b) HSR Act. The waiting period (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or otherwise been terminated.

6.2 Additional Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following additional conditions:

(a) Seller’s Representations and Warranties. (i) The representations and warranties of Seller set forth in this Agreement (other than (x) the Fundamental Representations and (y) those representations and warranties that address matters as of any particular date) shall be true and correct as of the Closing Date as though then made (without giving effect to any materiality, Material Adverse Effect, or similar qualification in the representations and warranties), (ii) the representations and warranties of Seller set forth in this Agreement (other than the Fundamental Representations) that address matters as of any particular date shall be true and correct as of such date (without regard to any materiality, Material Adverse Effect, or similar qualification in the representation and warranties), except where the failure of such representations and warranties referenced in the immediately preceding clauses (i) and (ii) to be so true and correct would not, in the aggregate, have a Material Adverse Effect, (iii) the Fundamental Representations (other than those that address matters as of any particular date) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date as though then made and (iv) the Fundamental Representations that address matters as of any particular date shall be true and correct in all respects (except for de minimis inaccuracies) as of such date.

(b) Performance by Seller. Seller shall have performed and complied in all material respects with all of its covenants, obligations and agreements required by this Agreement to be performed or complied with by it prior to or as of the Closing.

(c) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing.

(d) Seller Closing Certificate. Prior to the Closing, Seller shall have delivered a certificate of an authorized officer of Seller, dated as of the Closing Date, to the effective that the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c) are satisfied.

If the Closing occurs, all closing conditions set forth in this Section 6.2 which have not been fully satisfied as of the Closing shall be deemed to have been waived by Buyer.

6.3 Additional Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following additional conditions:

(a) Buyer’s Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the Closing Date as though then made (without giving effect to any materiality or similar qualification in the representations and warranties), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to: (i) prevent or materially impede or delay the consummation by Buyer of the transactions contemplated by this Agreement; or (ii) have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party.

(b) Performance by Buyer. Buyer shall have performed and complied in all material respects with all of its covenants, obligations and agreements required by this Agreement to be performed or complied with by it prior to or as of the Closing.

(c) Buyer Closing Certificate. Prior to the Closing, Buyer shall have delivered a certificate of an authorized officer of Buyer, dated as of the Closing Date, to the effective that the conditions specified Sections 6.3(a) and 6.3(b) are satisfied.

If the Closing occurs, all closing conditions set forth in this Section 6.3 which have not been fully satisfied as of the Closing shall be deemed to have been waived by Seller.

6.4 Frustration of Closing Conditions. Neither Seller nor Buyer may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by the failure of Seller, on the one hand, or Buyer, on the other hand, respectively, to (a) use reasonable efforts to consummate the transactions contemplated by this Agreement and (b) otherwise comply with its obligations under this Agreement.

Article VII
GENERAL COVENANTS

7.1 Books and Records; Access. For a period of seven (7) years after the Closing, Buyer shall, and shall cause the Company and each of its Subsidiaries to, provide Seller and its Affiliates and their respective Representatives with reasonable access to and/or copies of all documents, books, records, agreements, and financial data of any sort (collectively, “Books and Records”) relating to the Company and its Subsidiaries and the Business for any bona fide business or legal purpose during normal business hours and upon reasonable prior notice, including preparation of the Closing Date Statement, provided that any such access and activities shall be conducted in a manner so as to not unreasonably interfere with the business or operations of the Company and will be at Seller’s sole cost and expense. Unless otherwise consented to in writing by Seller (in respect of the Company and its Subsidiaries), Buyer shall use commercially reasonable efforts to not, and shall cause the Company and its Subsidiaries to use commercially reasonable efforts to not, for a period of seven (7) years following the Closing Date, destroy, alter or otherwise dispose of any of the Books and Records of the Company or any of its Subsidiaries (relating to the Business) to the extent necessary for Tax purposes for any period prior to the Closing Date without first giving reasonable prior written notice to Seller and offering to surrender to Seller such Books and Records or any portion thereof which Buyer or any of its Affiliates may intend to destroy, alter or dispose of; provided, however, that neither Buyer, the Company nor any of their Representatives shall be required to provide such access or disclose any information to Seller or its Representatives if doing so would reasonably be expected to result in a waiver of attorney-client privilege, work product doctrine or similar privilege, or violate any Law.

7.2 Post-Closing Employment.

(a) During the twelve (12)-month period following the Closing, Buyer shall provide, or shall cause the Company and its Subsidiaries to provide, (i) each Company Employee as of immediately prior to the Closing (including employees on vacation, leave of absence or short term disability) and who continue their employment with the Company or any of its Subsidiaries following the Closing (each, a “Post-Transaction Employee”) base compensation and target cash bonus opportunities (excluding any equity or equity-based compensation, transaction-related, sale, change in control, retention, or deferred compensation) that are no less favorable than the base compensation and the target cash bonus opportunities provided to the Post-Transaction Employee with respect to Seller’s fiscal year October 1, 2025 through September 30, 2026 under the Employee Benefit Plans listed on Section 7.2(a) of the Disclosure Schedule (and for which the target cash bonus opportunities for each Post-Transaction Employee under such Employee Benefit Plans have been provided to Buyer prior to the date hereof); (ii) to the Post-Transaction Employees as a group, employee benefits (other than severance, 401(k), equity or equity-based, defined benefit pension, nonqualified or deferred compensation, transaction-related, sale, change in control, or retiree or post-termination health or welfare benefits (collectively, the “Excluded Benefits”)) that are substantially comparable in the aggregate to either those employee benefits (other than the Excluded Benefits) provided to such Post-Transaction Employees under the Employee Benefit Plans in which they participated immediately prior to the Closing or those employee benefits (other than the Excluded Benefits) provided to similarly situated employees of Buyer; and (iii) during the period of the Transition Services Agreement when Seller is processing payroll for the Company and its Subsidiaries, severance pay that is no less than the severance pay that would have been payable under the Employee Benefit Plan listed on Section 7.2(a) of the Disclosure Schedule that is a severance policy or practice in effect immediately prior to the Closing, and during the remainder of the twelve (12)-month period following the Closing, severance pay that is no less than the severance pay provided to similarly situated employees of Buyer.

(b) From and after the Closing, Buyer shall, or shall cause the Company or any of its Subsidiaries to, (i) take all actions required so that all Post-Transaction Employees receive service credit for eligibility and vesting purposes under any employee benefit plans and arrangements (other than those providing Excluded Benefits) sponsored or maintained by Buyer and in which the Post-Transaction Employees are eligible participate following the Closing (the “Buyer Plans”) to the same extent and for the same purpose as such service was credited for the Post-Transaction Employee under the corresponding Employee Benefit Plans in effect immediately prior to the Closing Date, (ii) use commercially reasonable efforts with respect to the Buyer Plans that are group medical, dental and vision plans to waive any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plans to the same extent that such waiting periods, insurability requirements, and pre-existing condition limitations were waived or already satisfied under the corresponding Employee Benefit Plans that are group medical, dental and vision plans in which the Post-Transaction Employees participated immediately prior to the Closing Date, and (iii) use commercially reasonable efforts to provide that each Post-Transaction Employee is given credit under the Buyer Plans that are group medical, dental and vision plans in which he or she is eligible to participate during the calendar year in which the Closing Date occurs for all amounts paid by such Post-Transaction Employee under any corresponding Employee Benefit Plan that is a group medical, dental and vision plan for the portion of the plan year prior to the Closing Date, for purposes of applying deductibles, co-payments and out-of-pocket maximums for the applicable plan year of the corresponding Buyer Plan that is a group medical, dental and vision plan as though such amounts had been paid by the Post-Transaction Employee in accordance with the terms and conditions of the applicable Buyer Plan, in each case, except as would result in a duplication of benefits, compensation or coverage.

(c) For a period of ninety (90) days following the Closing, Buyer shall not, and shall cause the Company and its Subsidiaries not to, terminate any Post-Transaction Employees in such numbers as would trigger any liability under the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), or any similar state or local Law. Buyer shall, and shall cause the Company and its Subsidiaries to, comply with any notice or filing requirements under the WARN Act and any similar state or local Law occurring on or after the Closing.

(d) Prior to the Closing Date, Seller and the Company shall take all actions necessary to remove the Company and each of its Subsidiaries as a participating employer in each Employee Benefit Plan that is not a Company Benefit Plan, effective as of immediately prior to the Closing Date (or such later date provided under the Transition Services Agreement or the terms of the applicable Employee Benefit Plan that is an “employee welfare benefit plan” as defined under Section 3(1) of ERISA). As of the Closing Date (or such later date provided under the Transition Services Agreement or the terms of the applicable Employee Benefit Plan that is an “employee welfare benefit plan” as defined under Section 3(1) of ERISA), each Post-Transaction Employee shall cease to be an active participant under all Employee Benefit Plans other than any Company Benefit Plan, except with respect to any Post-Transaction Employee who is receiving or is eligible to receive short-term or long-term disability benefits under an Employee Benefit Plan as of the Closing Date, as each such Post-Transaction Employee will become or remain covered under such Employee Benefit Plan for the duration of his or her short-term and/or long-term disability.

(e) Seller and its Affiliates shall take all actions necessary to fully vest the unvested account balances of the Post-Transaction Employees under each Employee Benefit Plan with a cash or deferred arrangement described in Section 401(k) of the Code (the “Seller 401(k) Plan”) effective as of the Closing Date and shall make all employee and employer contributions to the Seller 401(k) Plan with respect to the Post-Transaction Employees for all periods of service prior to the Closing Date, including such contributions that would have been made on behalf of such employees had the transactions contemplated by this Agreement not occurred (regardless of any end-of-year employment requirements) but prorated for the portion of the plan year that ends on the Closing Date. Buyer shall cause a Buyer Plan with a cash or deferred arrangement described in Section 401(k) of the Code to accept rollovers of “eligible rollover distributions” from the Seller 401(k) Plan to such Post-Transaction Employees to the extent elected by such Post-Transaction Employees pursuant to the appliable procedures of such Buyer Plan, and such rollovers may include in-kind rollovers of outstanding loan balances of such Post-Transaction Employees under the Seller 401(k) Plan to the extent elected by the Post-Transaction Employees in compliance with the applicable procedures of such Buyer Plan.

(f) Except with respect to any Company Benefit Plans, Seller and its Affiliates shall retain the sponsorship of, and be solely responsible for any and all liabilities and obligations at any time arising under, in connection with, or relating to (i) any Employee Benefit Plan, including any liabilities related to any self-insured Employee Benefit Plans (including incurred but not reported claims and stop loss premiums), and (ii) any other plan, program, policy, agreement, or arrangement (other than the Company Benefit Plans) at any time maintained, sponsored, contributed to or required to be contributed to by Seller or any of its Affiliates or under or with respect to which Seller or any of its Affiliates has any Liability.

(g) Nothing contained in this Section 7.2 (whether express or implied) shall (i) create or confer any rights, remedies or claims upon any employee, director, officer, or individual service provider or any right of employment or engagement or continued employment or engagement or any particular term or condition of employment or engagement for any Post-Transaction Employee or any other Person, (ii) be considered or deemed to establish, amend, or modify any Employee Benefit Plan or any other benefit or compensation plan, program, policy, agreement, arrangement, or contract, (iii) prohibit or limit the ability of Buyer or any of its Affiliates (including, following the Closing, the Company and its Subsidiaries) to amend, modify or terminate any benefit or compensation plan, program, policy, agreement, arrangement, or contract at any time assumed, established, sponsored or maintained by any of them or (iv) confer any rights or benefits (including any third-party beneficiary rights) on any Person other than the parties to this Agreement.

7.3 Director and Officer Liability and Indemnification.

(a) Buyer shall, and shall cause the Company and its Subsidiaries to, indemnify, defend and hold harmless and provide exculpation to, all current and former directors, officers, employees, Affiliates and agents of the Company and its Subsidiaries (the “D&O Indemnified Persons”) against any claims, losses, Liabilities, damages, judgments, fees, costs or expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with any Action, arising out of or pertaining to matters existing or occurring at or prior to the Closing (including acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated hereby and the consummation of the transactions contemplated hereby), in each case in their capacities as such whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Company or the applicable Subsidiary of the Company, as the case may be, would have been permitted, under applicable Law, indemnification agreements existing on the date hereof that are set forth in the Disclosure Schedule or the Organizational Documents of the Company and its Subsidiaries in effect on the date hereof, to indemnify, or provide exculpation to, such D&O Indemnified Persons. Buyer shall not, and shall cause the Company and its Subsidiaries not to, amend, repeal or modify any provision of any indemnification agreements existing on the date hereof or any provision in the Company’s or any of its Subsidiaries’ Organizational Documents relating to the indemnification of the D&O Indemnified Persons, in each case in a manner that would limit the scope of such indemnification.

(b) Without the prior written consent of the applicable D&O Indemnified Person, Buyer shall not, and shall cause the Company and its Subsidiaries not to, settle any matter for which it or they are providing indemnification to such D&O Indemnified Person, other than any settlement exclusively requiring the payment of monetary damages to be paid entirely by or on behalf of the indemnifying party that: (i) includes as an unconditional term thereof the giving by the Person or Persons asserting such claim to such D&O Indemnified Person of an unconditional release from all liability with respect to such matter; and (ii) does not include any finding or admission of liability with respect to such D&O Indemnified Person.

(c) At the Closing, Buyer shall, or shall cause the Company and its Subsidiaries (at Buyer’s sole cost and expense) to, obtain, maintain and fully pay for irrevocable “tail” insurance policies (“Tail Policies”) naming the D&O Indemnified Persons as direct beneficiaries with a claims period of at least six (6) years from the Closing Date from an insurance carrier rated A- or better by A.M. Best with respect to directors’ liability insurance in an amount and scope reasonable and customary for companies that are engaged in business similar to that of the Company and its Subsidiaries, and in any event in an amount and scope at least as favorable as the Company’s and its Subsidiaries’ existing policies with respect to matters existing or occurring at or prior to the Closing. Such Tail Policies shall provide an extended claims reporting period for the coverage currently provided under any directors’ and officers’ liability insurance policy maintained by the Company or any of its Subsidiaries, and names each D&O Indemnified Person as a direct beneficiary. From and after the Closing, Buyer will (or will cause the Company and each of its Subsidiaries to) continue to honor its obligations under any such insurance procured pursuant to this Section 7.3(c), and will not cancel (or permit to be canceled) or take (or cause to be taken) any action or allow any omission that would reasonably be expected to result in the cancellation or modification thereof. Buyer shall not, and shall cause the Company and its Subsidiaries not to, cancel or change such insurance policies in any respect.

(d) From and after the Closing, Seller (and its Affiliates) will provide Buyer (and its Affiliates) with reasonable access to, and copies of, any of its occurrence-based insurance policies (e.g. workers compensation or general liability) maintained by Seller (or its Affiliates) for any losses or claims that related to the operation of the Business prior to the Closing but that that arise after the Closing, to the extent such access or copies are reasonably required by the Buyer (or its Affiliates) in connection with (a) the defense, settlement, or administration of any such claims relating to events, acts, or omissions occurring prior to the Closing, or (b) compliance with any legal, regulatory, or contractual obligations. Buyer shall reimburse Seller for any reasonable and documented out-of-pocket costs incurred by Seller in order to comply with this Section 7.3(d).

(e) Buyer will pay, and will cause the Company and its Subsidiaries, to pay, all expenses, including attorneys’ fees, incurred by any D&O Indemnified Person in enforcing the indemnity and other obligations provided for in this Section 7.3, provided that any D&O Indemnified Person who is advanced expenses pursuant to this Section 7.3 shall repay such advances if it is ultimately determined that such D&O Indemnified Person is not entitled to indemnification.

(f) If Buyer, the Company or any of its Subsidiaries or any of their respective successors or assigns: (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, Buyer shall ensure that the successors and assigns of Buyer, the Company and its Subsidiaries shall assume all of the obligations set forth in this Section 7.3; provided, however, that none of Buyer, the Company or any of its Subsidiaries shall be relieved from such obligations.

(g) The provisions of this Section 7.3 are intended for the benefit of, and will be enforceable by, each D&O Indemnified Person and his or her heirs and Representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have had, under applicable Law, by Contract or otherwise.

7.4 R&W Policy. Immediately following the date hereof, Buyer will fulfill all contingencies or conditions includes in the R&W Policy as a condition to its remaining bound and effective following the date hereof and will otherwise ensure that the R&W Policy remains bound and effective during the Interim Period. Buyer may not amend, terminate, modify, or permit to lapse or not be issued the R&W Policy without the prior written consent of Seller. Buyer shall not (and shall cause its Affiliates not to) obtain any insurance policy (including in any declarations, riders or amendments thereto), including the R&W Policy, which (a) grants the insurer or any other Person any right of subrogation against Seller (other than with respect to Fraud) or any other Seller Person, or (b) requires Buyer to make or bring any proceeding against any Seller Person arising out of or related to this Agreement or the transactions contemplated by this Agreement. Buyer agrees to pay the total premium for the R&W Policy in accordance with the terms of the R&W Policy and to be responsible for all fees, costs and expenses of the R&W Policy.

7.5 Post-Closing Confidentiality. Buyer acknowledges, agrees and understands that all obligations of Seller and its Affiliates with respect to non-disclosure and non-misuse of information related to the Business shall be set forth in the Restrictive Covenant Agreements.

7.6 Public Announcements. No press release or public announcement related to this Agreement or the transactions contemplated hereby shall be issued or made by any Party without the joint written approval of Buyer and Seller, which approval shall not be unreasonably withheld, provided that any Party or its Affiliates may, without such joint written approval, make a public announcement or disclosure regarding the transactions contemplated by this Agreement if required by:  (a) applicable Law, including applicable securities Laws and/or stock or securities exchange or listing rules (including any Current Report on Form 8-K or other filings required to be made by any of the Parties or their respective Affiliates and including this Agreement as an exhibit to any such filing); (b) the rules and regulations of, or pursuant to any agreement of, a stock exchange; or (c) by Order of a Governmental Authority; provided, further, that in each such case Seller and Buyer shall have the right to review and comment (with such comments being considered in good faith by the disclosing Party) on such press release, announcement or communication prior to issuance, distribution or publication.  Notwithstanding anything to the contrary in this Section 7.6 or elsewhere in this Agreement, Seller shall be allowed to disclose the terms of this Agreement and the transactions contemplated hereby: (i) to Representatives of Seller or its Affiliates; (ii) in connection with requesting, obtaining or submitting, as applicable, any notices, filings, authorizations, consents or approvals required in connection with the execution, delivery and performance by a Seller of this Agreement or any of the Ancillary Agreements to which Seller is a party or the consummation of the transactions contemplated hereby and thereby; or (iii) (A) in connection with summary information about the financial condition of Seller or any Affiliate of Seller; or (B) to any of its financing sources, equityholders, existing or potential investors or other agents; provided, however, that in the case of any disclosures made pursuant to clause (i), (ii) or (iii)(B) of this sentence, the recipient is informed of the confidential nature of such information and agrees to be bound by customary confidentiality terms.

7.7 Use of Owned Intellectual Property. Following Closing, Seller agrees that it shall have no right to use any Owned Intellectual Property Rights, including the name “KOCH”, or any service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any name or mark confusingly similar thereto.

7.8 Further Assurances. If, following the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, each Party, upon request of any other Party and from time to time, will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request and deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement, all at the sole cost and expense of the requesting Party.

7.9 Wrong Pockets. (a) If, following the Closing, Seller becomes aware that any asset, property, right or benefit (including any Contract) that was in existence as of the Closing and that primarily relates to the Business is held by Seller or any of its Affiliates (other than the Company), Seller shall promptly notify Buyer in writing and cooperate with Buyer to transfer, or cause to be transferred, such asset, property, right or benefit to the Company or Buyer, as directed by Buyer, without additional consideration, and prior to such transfer, shall pass through all benefits of such asset, property, right or benefit (including any Contract) to the Company.

(b) If, following the Closing, Buyer becomes aware that any asset, property, right or benefit (including any Contract) that was in existence as of the Closing and that primarily relates to the business of Seller or any of its Affiliates (other than the Business) is held by the Company, Buyer shall promptly notify Seller in writing and cooperate with Seller to transfer, or cause to be transferred, such asset, property, right or benefit to Seller or an Affiliate thereof, as directed by Seller, without additional consideration, and prior to such transfer, shall pass through all benefits of such asset, property, right or benefit (including any Contract) to Seller and its Affiliates.

Article VIII
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; CERTAIN WAIVERS

8.1 Survival of Representations, Warranties and Covenants; Remedies.

(a) The representations and warranties of Seller contained in this Agreement (whether or not contained in Article III) or in any Ancillary Agreement shall not survive the Closing, other than in the case of Fraud (in respect of which the representations and warranties contained herein shall survive the Closing in accordance with the applicable statute of limitations). Each of the representations and warranties of Seller or Buyer set forth in this Agreement or in any Ancillary Agreement shall terminate effective immediately as of the Closing such that no claim for breach of any such representation or warranty, detrimental reliance or other right or remedy (whether in contract, in tort or at law or in equity) may be brought against Seller or any of their successors or assigns with respect to such representations and warranties after the Closing, other than in the case of Fraud (in respect of which the representations and warranties contained herein shall survive the Closing in accordance with the applicable statute of limitations).

(b) The covenants and agreements of any Party set forth in this Agreement (including those in Article V) and in any Ancillary Agreement to the extent contemplating or requiring performance by such Party prior to the Closing shall terminate effective immediately as of the Closing such that no claim for breach of any such covenant or agreement, detrimental reliance or other right or remedy (whether in contract, in tort or at law or in equity) may be brought with respect to such covenants and agreements after the Closing. All covenants and agreements set forth in this Agreement and in any Ancillary Agreement which by their terms are to be performed, in whole or in part, or which prohibit actions, subsequent to the Closing, shall survive the Closing and shall continue in full force and effect until the last date on which such covenant or agreement is to be performed or, if no such date is specified, for a period of six (6) months following the Closing Date, and nothing in this Section 8.1 shall be deemed to limit any rights or remedies of any Person for breach of any such surviving covenant or agreement (with it being understood that Buyer shall also be liable for breach of any covenant or agreement requiring performance by Buyer, the Company or any of its Subsidiaries after the Closing, and that nothing herein shall limit or affect Buyer’s or any of its Affiliates’ liability for the failure to pay the Purchase Price (in whole or in part) or pay any other amounts (in whole or in part) as and when required by this Agreement).

(c) The sole and exclusive remedies prior to the Closing with respect to this Agreement and the transactions contemplated by this Agreement, regardless of the Theory of Liability under which such liability or obligation may be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, will be limited to (i) terminating this Agreement pursuant to Article X, in which event the Parties will have the rights with respect thereto as provided for in Article X and (ii) seeking specific performance pursuant to Section 11.16 and (iii) the right to bring a claim for Fraud.

(d) The sole and exclusive remedies from and after the Closing with respect to this Agreement, the Ancillary Agreements and the transactions contemplated by this Agreement, regardless of the Theory of Liability under which such liability or obligation may be imposed, whether sounding in contract or tort, or whether at law or in equity, or pursuant to any other Theory of Liability, will be limited to (i) claims for losses arising from a breach of a covenant set forth herein to be performed following the Closing, (ii) seeking specific performance pursuant to Section 11.16 and (iii) the right to bring a claim for Fraud. Notwithstanding anything in this Agreement to the contrary, except in the case of Fraud, no breach of any representation, warranty, covenant or agreement contained in this Agreement will give rise to any right on the part of Buyer or its Affiliates, after the Closing, to rescind this Agreement or any of the transactions contemplated by this Agreement, and Buyer hereby waives any and all rights to pursue such remedy.

(e) Buyer acknowledges and agrees that Buyer and its Affiliates may not avoid the limitations on liability, recovery and recourse set forth in this Article VIII by (i) seeking damages for breach of contract, tort or pursuant to any other Theory of Liability, all of which are hereby irrevocably waived, or (ii) asserting or threatening any claim against any Person that is not a Party (or a successor to a Party).

8.2 Certain Waivers.

(a) Buyer (on behalf of itself and on behalf of its Affiliates (including the Company and its Subsidiaries from and after the Closing) and their respective Representatives, and each of their respective successors or permitted assigns) knowingly, irrevocably and expressly acknowledges and agrees that, from and after the Closing, to the fullest extent permitted under applicable Law (including under any Environmental Laws), any and all rights, claims and causes of action it may have against Seller or any Affiliates or Subsidiaries of Seller, and each of the foregoing’s respective Representatives, and each of their respective successors or permitted assigns (collectively, the “Seller Persons”) relating to the Business or relating to the subject matter or negotiation of this Agreement, any Ancillary Agreement or the Disclosure Schedule, and the transactions contemplated hereby and thereby (in each case, other than rights, claims or causes of action against a Person in respect of Fraud), whether arising under, or based upon, any federal, state, local or foreign Law (including common law, and including with respect to conduct which is negligent, grossly negligent, willful, intentional, with or without malice, or a breach of any duty, Law or rule), or otherwise (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages, or any other recourse or remedy, including as may arise under common law), whether known or unknown, whether fixed or contingent, whether concealed or hidden, whether disclosed or undisclosed, whether liquidated or unliquidated, whether foreseeable or unforeseeable, whether anticipated or unanticipated, whether suspected or unsuspected, are hereby irrevocably waived. Furthermore, without limiting the generality of Section 8.1, no claim shall be brought or maintained by, or on behalf of, any of Buyer or Guarantor against any Seller Person, and no recourse shall be sought or granted against any Seller Person (in each case, other than claims or recourse against a Person in respect of Fraud), by virtue of, or based upon, any alleged misrepresentation or inaccuracy in, or breach of, any of the representations, warranties or covenants of Seller or any other Seller Person set forth or contained in this Agreement, any Ancillary Agreement of Seller or any other Seller Person delivered hereunder, the subject matter of this Agreement, any Ancillary Agreement or the Disclosure Schedule and the transactions contemplated hereby and thereby, the business, the ownership, operation, management, use or control of the business of the Company or any of its Subsidiaries, any of their assets, or any actions or omissions at, or prior to, the Closing. Buyer hereby agrees, on behalf of itself and its Affiliates (including the Company and its Subsidiaries from and after the Closing) and their respective Representatives, and each of their respective successors or permitted assigns, to indemnify and hold harmless each Seller Person from and against, and in respect of, any and all losses, Liabilities, damages, judgments, fees, costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by or on behalf of Seller Person as a result of any such claim (excluding, for the avoidance of doubt, any claim alleging Fraud) brought or maintained by Buyer or Guarantor against Seller Person in contravention of this Article VIII. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement (including the limitations set forth in this Section 8.2 or Section 11.18) shall limit or restrict the right of Buyer to seek recovery directly from Seller for Fraud.

(b) EACH PARTY acknowledges and agrees that the representations and warranties made by THE OTHER PARTIES herein (as qualified by the Disclosure Schedule) supersede, replace and nullify in every respect the data set forth in any other document, material or statement, whether written or verbal, made available to THE OTHER PARTIES or any of its Representatives. Except as expressly set forth in Article III OR ARTICLE IV, AS APPLICABLE, EACH PARTY acknowledges and agrees that (i) NO PARTY Nor The Company Nor any of its Subsidiaries is making, or has made, any promise, guaranty, covenant, representation or warranty, express or implied, at Law or in equity, in respect of such Person’s businesses, assets, liabilities, operations, prospects or conditions (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the business, the effectiveness or the success of any operations, or the accuracy or completeness of any documents, projections, material or other information (financial or otherwise) regarding ANY PARTY, the company OR its Subsidiaries furnished, or made available, to ANY OTHER PARTY and its representatives in any “data room” or in any other form in expectation of, or in connection with, the transactions contemplated by this Agreement, or in respect of any other matter or thing whatsoever, (ii) no Seller Person (other than Seller) has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth herein and subject to the remedies herein provided, (iii) EACH PARTY specifically disclaims that it is relying, or has relied, upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that THE OTHER PARTIES and the Company and its Subsidiaries have specifically disclaimed, and do hereby specifically disclaim, any such other representation or warranty made by any Person (i.e., those not contained in Article III OR ARTICLE IV), and (iv) Buyer has conducted, and is relying on, its own investigation of Seller and the Company and its Subsidiaries.

(c) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN Article III, BUYER ACKNOWLEDGES AND AGREES THAT NONE OF SELLER, THE COMPANY OR ANY OF ITS SUBSIDIARIES OR ANY OTHER PERSON, MAKES ANY REPRESENTATIONS OR WARRANTIES, WRITTEN OR VERBAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR ITS OR THEIR BUSINESS, OPERATIONS, ASSETS, EQUITY INTERESTS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS AND ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED AND WHETHER ARISING PURSUANT TO APPLICABLE LAW OR OTHERWISE, ARE EXPRESSLY DISCLAIMED BY SELLER, the Company and its Subsidiaries. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIMS AND CAUSES OF ACTION AND ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, IN EACH CASE RELATING TO THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR VERBAL) HERETOFORE FURNISHED TO SUCH PARTY AND ITS Representatives BY OR ON BEHALF OF THE OTHER PARTIES OR the Company and its Subsidiaries, OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN Article III AND ARTICLE IV. WITHOUT LIMITING THE FOREGOING, NONE OF ANY SELLER or THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR ANY OTHER PERSON, IS MAKING ANY REPRESENTATION OR WARRANTY TO BUYER WITH RESPECT TO ANY FINANCIAL PROJECTION OR forecast RELATING TO THE BUSINESS, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES. BUYER HEREBY AGREES THAT neither any seller, the Company or any of its Subsidiaries, NOR ANY OTHER PERSON, WILL HAVE OR BE SUBJECT TO ANY LIABILITY TO BUYER OR ITS Representatives OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO BUYER OR ITS Representatives, OR BUYER’S OR ITS Representatives’ USE OF, ANY SUCH PROJECTION OR forecast AND ANY INFORMATION, DOCUMENT OR MATERIAL MADE AVAILABLE TO BUYER OR ITS Representatives IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, OR ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS. WITHOUT LIMITING THE GENERALITY OF the foregoing, in connection with Buyer’s investigation of the Company and its Subsidiaries, Buyer has received from or on behalf of the Company certain estimates, projections and other forecasts and plans. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, other forecasts and plans, that Buyer is familiar with such uncertainties, AND that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, other forecasts and plans).

(d) Each Party acknowledges and agrees that the agreements contained in this Article VIII are an integral part of the transactions contemplated by this Agreement and that, without these agreements set forth in this Article VIII, no Party would enter into this Agreement.

Article IX
TAX MATTERS

9.1 Cooperation on Tax Matters.

(a) Buyer, Seller and their respective Affiliates shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the preparation and filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the requesting Party’s request) the provision of records and information that are reasonably relevant to any such filing of Tax Returns, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. For the avoidance of doubt, this Section 9.1 shall not apply to provide the Buyer with any access to any books and records with respect to Taxes of Seller (or its Affiliates other than the Company) or any Consolidated Tax Returns. Except as provided in Section 9.1(b), after the Closing, none of Buyer, the Company, any of its Subsidiaries shall: (i) file, or permit to be filed, or amend or otherwise modify, or permit to be amended or otherwise modified, any Tax Return that relates to a Pre-Closing Tax Period; (ii) initiate any voluntary contact with any Governmental Authority or representative thereof with respect to, or settle with any Governmental Authority or representative thereof, any Tax liability of either the Company, any of its Subsidiaries with respect to any Pre-Closing Tax Period or that may affect the Tax liability of Seller or its members or beneficial owners for any period; (iii) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency for any Pre-Closing Tax Period; (iv) make any Tax election that has retroactive effect to any period beginning on or before the Closing Date, or (v) take or permit to be taken any action or enter into any transaction with respect to a Pre-Closing Tax Period that could increase the Tax liabilities of Seller or any of its Affiliates (or any of their respective direct and indirect equityholders or ultimate beneficial owners) to any Governmental Authority, or that could reduce any Tax refund or other Tax asset to which Seller (or its Affiliates) may otherwise be entitled, in each case without the prior written approval of Seller.

(b) Buyer shall prepare (or cause to be prepared) all Tax Returns for the Company and its Subsidiaries for years or periods ending on or prior to the Closing Date that are not filed on or before the Closing Date, which shall be subject to the approval of Seller (not to be unreasonably withheld, conditioned or delayed). Buyer shall provide a copy of such Tax Return to Seller for its review and approval not less than thirty (30) days (in the case of Income Tax Returns) or fifteen (15) days (in the case of all other Tax Returns) before its due date (as the same may be extended). For the avoidance of doubt and notwithstanding anything in Agreement to the contrary, this Section 9.1 shall not apply to any Tax Return of Seller (including, for the avoidance of doubt, any Tax Return of Seller that includes the Company filing as part of a consolidated, combined or similar group of which Seller (or its applicable parent) is the common parent corporation (a “Consolidated Tax Return”)), which such Tax Returns Seller shall prepare or cause to be prepared. Except as required by Law, all Tax Returns that include a Pre-Closing Tax Period shall be prepared on a basis consistent with those previously prepared for prior Tax years or periods and in accordance with the positions expressly required under this Article IX; provided that:

(i) Buyer and its Affiliates shall not (A) waive any carryback of a net operating loss or other Tax attribute of the Company generated or otherwise attributable to a Pre-Closing Tax Period or (B) elect to carryback a net operating loss or other Tax attribute of the Company to a Pre-Closing Tax Period that is generated or otherwise attributable to a Post-Closing Tax Period, in each case without Seller’s prior written consent;

(ii) The Parties shall, to the extent permitted or required under applicable Law, treat the Closing Date as the last day of the Tax period of the Company and its Subsidiaries for all Tax purposes, and Buyer shall cause the Company to join a “consolidated group” (as defined in Treasury Regulation Section 1.1502-1(h)) of the Buyer and/or its Affiliates effective on the day after the Closing Date;

(iii) Buyer and its Affiliates shall not make an election under Treasury Regulation Section 1.1502-76(b)(2)(ii)(D) to ratably allocate items (or any make any similar election or ratably allocate items under any corresponding provision of state, local or foreign Law) and all extraordinary items as described in Treasury Regulation Section 1.1502-76(b)(2)(C) occurring on the Closing Date after the Closing shall be allocated to the day following the Closing Date; and

(iv) Upon request, each Party shall use their reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on Seller or Buyer (including with respect to the transactions contemplated hereby).

9.2 Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, recordation, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection, applicable to, or resulting from, with the transactions contemplated by this Agreement shall be borne by Buyer and paid when due, and Buyer shall file all necessary tax returns and other documentation with respect to such Taxes, provided that Seller provide Buyer any cooperation reasonably requested by Buyer in connection therewith.

9.3 Allocation of Straddle Period Taxes. In any case where applicable Law does not permit either the Company or any of its Subsidiaries to treat the Closing Date as the last day of the Tax period, the amount of Taxes that are allocable to the portion of the Straddle Period ending on and including the Closing Date shall: (a) in the case of real property, personal property, and other Taxes imposed on a periodic basis with respect to the business or assets of the Company or any of its Subsidiaries, be the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date, and the denominator of which is the number of calendar days in the entire Straddle Period, provided that any such Taxes pertaining to property or assets acquired after the Closing shall be allocated entirely to the Post-Closing Tax Period, and (b) in the case of all other Taxes, be deemed to be equal to the amount that would be payable if the Tax period ended on the Closing Date. Notwithstanding the foregoing, any transactions (and Taxes related thereto) not in the Ordinary Course that occur after the time of the Closing on the Closing Date shall be treated as occurring on the day after the Closing Date.

9.4 Transaction Tax Deductions. Any Transaction Tax Deductions will, to the maximum extent permitted by Law, be allocated for Tax reporting purposes and all other purposes of this Agreement to Pre-Closing Tax Periods (including the pre-Closing portion of any Straddle Period).

9.5 Refunds. Seller will be entitled to any refunds or overpayments of Taxes actually paid by either the Company or any of its Subsidiaries for any Pre-Closing Tax Periods solely to the extent set forth on Section 9.5 of the Disclosure Schedule and that are received by Buyer, the Company or any of its Subsidiaries (or credited against any Taxes of Buyer or either the Company or any of its Subsidiaries) after the Closing Date. Buyer will cause the Company or any of its Subsidiaries, as applicable, to pay to Seller any such refund or the amount of any such overpayment within ten (10) days after the actual receipt of, or entitlement to, such refund or overpayment; provided, however, that Seller shall not be entitled to and Buyer shall not be obligated to pay over any such refund or overpayment of Taxes specifically taken into account in determining the Final Purchase Price.

9.6 Control of Audit or Tax Litigation. Buyer shall, or shall cause the Company or its Subsidiaries, as the case may be, to, promptly notify Seller in writing upon receipt of notice of any Tax audits, examinations, assessments or proceedings that pertain to a Pre-Closing Tax Period for which Seller will have an economic liability (either directly or indirectly through an indemnity claim) (a “Tax Matter”). Buyer shall control any Tax Matter, provided that (a) Buyer shall defend or prosecute the Tax Matter diligently and in good faith, (b) Seller shall have the right (but not the obligation) to participate in such audit or proceeding at its expense and with counsel of its choice and (c) Buyer shall not settle such Tax Matter with the relevant Governmental Authority with jurisdiction over such Tax Matter without the prior written consent of the other non-controlling Person(s), which consent shall not unreasonably be withheld, conditioned or delayed. For the avoidance of doubt, this Section 9.6 shall not apply to any inquiry, claim, assessment, audit or similar event with respect to a Consolidated Tax Return.

9.7 Section 338(h)(10) Election. Buyer and Seller and its Affiliates jointly shall make timely and irrevocable elections under Section 338(h)(10) of the Code with respect to Buyer’s acquisition of the Shares pursuant to this Agreement and, if permissible, similar elections under any applicable state and local Tax Laws (collectively, the “Section 338(h)(10) Elections”). In connection with the Section 338(h)(10) Elections:

(a) At least three (3) days prior to Closing, Buyer, Seller and each of their Affiliates shall agree on the form and content of IRS Form 8023 and any similar forms necessary to effectuate each of the Section 338(h)(10) Elections under applicable state and local Laws (collectively, the “Tax Election Forms”). At or prior to the Closing, Buyer shall execute and deliver to Seller such mutually agreed upon Tax Election Forms, containing information then available, which Seller shall file, or cause to be filed, promptly after the Closing (and with respect to which, Seller shall provide proof of mailing to Buyer). Buyer, Seller and each of their Affiliates shall reasonably cooperate with each other, including filing such additional forms, Tax Returns, elections, schedules and other documents as may be required to effect the Section 338(h)(10) Elections in accordance with the provisions of Treasury Regulations Section 1.338(h)(10)-1 and comparable provisions of applicable state and local Tax Laws.

(b) The Parties agree that the “aggregate deemed sales price” (as defined in Treasury Regulations Section 1.338-4) shall be allocated among the assets of the Company in accordance with Treasury Regulations Sections 1.338-6 and 1.338-7 and the principles set forth on Schedule 9.7(b) attached hereto (the “Allocation”). Within 30 days after the final determination of the Final Purchase Price pursuant to Section 2.4, Buyer shall prepare a schedule setting forth the Allocation (the “Allocation Schedule”), which shall conform to Schedule 9.7(b). Seller shall be permitted to review and approve the Allocation Schedule. Seller shall notify Buyer of any comments to the Allocation Schedule within 30 days after Seller’s receipt of the Allocation Schedule. Buyer and Seller shall attempt in good faith to resolve any differences with respect to the Allocation Schedule during the 30 days following the delivery of Seller’s comments. If Buyer and Seller are unable to resolve such differences within such thirty (30) day period, then any remaining disputed matters shall be submitted to the Independent Accountant for resolution in accordance with the procedural principles of Section 2.4; provided that Buyer and Seller agree that for purposes of the Allocation Schedule, the principles set forth in Schedule 9.7(b) shall apply, and the Independent Accountant shall be required to follow the principles set forth therein in resolving any such dispute. In the event the purchase price (as determined for U.S. federal and applicable state and local income tax purposes) is subsequently adjusted pursuant to this Agreement and would impact the “aggregate deemed sales price” (as defined in Treasury Regulations Section 1.338-4), Seller and Buyer shall cooperate in good faith to mutually agree on adjustments to the Allocation in accordance with this Section 9.7(b). Buyer and Seller and their Affiliates shall prepare and file IRS Form 8883 and any similar forms required by applicable state and local Tax Laws consistent with the Allocation, as finally determined hereunder, and except as required by applicable Law, Seller and Buyer agree that they will use commercially reasonable efforts to not take, or cause or permit to be taken, any position on any Tax Return that would be materially inconsistent with the Allocation (as subsequently adjusted as the case may be), as finally determined hereunder, provided, however, no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim, or similar proceedings in connection with such Allocation.

Article X
TERMINATION

10.1 Termination of the Agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing as follows:

(a) by the mutual written agreement of Buyer and Seller;

(b) by Seller or Buyer, if the Closing does not occur by March 31, 2026 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to any Party if the failure to close shall have been primarily caused by the breach by such Party of any of its covenants, obligations or agreements set forth in this Agreement; provided further that, if as of the Outside Date the condition set forth in either Section 6.1(a) or Section 6.1(b) has not been satisfied but all other conditions to Closing set forth in Article VI have been satisfied or waived (other than those conditions that by their nature are to be satisfied at Closing, which conditions shall be capable of being satisfied), then the Outside Date shall be automatically extended by an additional thirty (30) days, which extended date shall thereafter be considered the Outside Date;

(c) by Buyer or Seller, if a Governmental Authority having jurisdiction over Seller, the Company and its Subsidiaries or Buyer has issued an Order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to any Party if such Order was primarily caused by the breach of such Party of any of its covenants, obligations or agreements set forth in this Agreement;

(d) by Seller, if: (i) Buyer has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by it such that the closing condition set forth in Section 6.3(b) would not be satisfied; or (ii) there exists a breach of any representation or warranty of Buyer contained in this Agreement such that the closing condition set forth in Section 6.3(a) would not be satisfied and, in the case of each of clauses (i) and (ii) above, such breach or failure to perform has not been waived in writing by Seller or cured by Buyer within twenty (20) days after receipt of written notice thereof or is incapable of being cured by Buyer by the Outside Date; provided, however, that the failure to deliver the Net Closing Purchase Price at the Closing as required hereunder shall not be subject to cure hereunder unless otherwise agreed to in writing by Seller; provided further, however, that the right to terminate this Agreement pursuant to this Section 10.1(d) shall not be available to Seller if Seller is in breach of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement such that any of the closing conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied; or

(e) by Buyer, if: (i) Seller has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by it such that the closing condition set forth in Section 6.2(b) would not be satisfied; or (ii) there exists a breach of any representation or warranty of Seller contained in this Agreement such that the closing condition set forth in Section 6.2(a) would not be satisfied and, in the case of each of clauses (i) and (ii) above, such breach or failure to perform has not been waived in writing by Buyer or cured by Seller within twenty (20) days after receipt of written notice thereof or is incapable of being cured by Seller by the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to Buyer if Buyer is in breach of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement such that any of the closing conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied.

10.2 Effect of Termination.

(a) In the event of a valid termination of this Agreement pursuant to Section 10.1 by Seller or Buyer, this Agreement will become void and have no effect, without any Liability or obligation on the part of Seller or Buyer or any of their respective officers, directors, equity holder, managers or partners, and all rights and obligations of any Party shall cease, except that no such termination and nothing herein shall relieve any Party of any Liability resulting from any willful breach of such Party’s representations, warranties, covenants or agreements contained in this Agreement prior to the time of such termination (including for losses, damages, costs or expenses, including the benefit of the bargain lost by Seller (taking into consideration relevant matters, including other transaction opportunities and the time value of money)). Notwithstanding the foregoing, the provisions of Article I (Definitions), Section 5.3 (Confidentiality), Section 7.6 (Public Announcements), this Section 10.2 (Effect of Termination) and Article XI (Miscellaneous) shall survive any termination of this Agreement.

(b) If the transactions contemplated by this Agreement are terminated as provided herein: (i) Buyer promptly shall, and shall cause each of its Affiliates and Representatives to, return to Seller or destroy (such destruction to be confirmed in writing by Buyer to Seller), all documents and other material (including electronic copies) furnished by or on behalf of Seller, the Company and its Subsidiaries, or any of their respective Affiliates or Representatives relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution hereof; and (ii) all information received by Buyer or its Affiliates or Representatives with respect to the Business or the Company and its Subsidiaries, or any of their respective Affiliates shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

Article XI
MISCELLANEOUS

11.1 No Third-Party Beneficiaries. Except as provided in Section 7.3 (Director and Officer Liability and Indemnification) and as otherwise expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

11.2 Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

11.3 Succession and Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties, in whole or in part (whether by operation of law or otherwise), without (a) in the case of any assignment by Buyer, the prior written consent of Seller, and (b) in the case of any assignment by Seller, the prior written consent of Buyer; provided, however, that Buyer may, without the prior written consent of Seller, assign its rights and obligations under this Agreement to any Affiliate of Buyer, so long as Guarantor’s obligations pursuant to the Guarantee remain in full force and effect. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment in violation of the provisions of this Agreement shall be null and void ab initio.

11.4 Counterparts. This Agreement may be executed in any number of counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed an original, but all of which shall be considered one and the same agreement, and shall become effective when each Party has received counterparts signed by each of the other Parties, it being understood and agreed that delivery of a signed counterpart signature page to this Agreement by electronic mail in portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute valid and sufficient delivery thereof.

11.5 Headings; Interpretation. The title of and the section and paragraph headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of any of the terms or provisions of this Agreement. The term “this Agreement” means this Stock Purchase Agreement together with all Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term “including” or any variation thereof means “including, without limitation.” The use in this Agreement of the term “threatened” or any variation thereof means “threatened in writing.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits hereto, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. All references herein to “$” or dollars shall refer to United States dollars. All references to the Company and its Subsidiaries complying in “material” respects shall be determined by the compliance of the Company and its Subsidiaries in the aggregate and not with respect to any single entity alone. When reference is made to information that has been “made available,” “provided” or “delivered” to Buyer, that shall mean that such information was either contained in the electronic data room maintained at Datasite, in “break-out” discussions or management presentations, in responses (whether oral or written) to questions submitted by or on behalf of Buyer, in any other form in expectation of, or in connection with, the transactions contemplated by this Agreement, or delivered to Buyer or its counsel, in each case prior to the Closing.

11.6 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed to have been duly given and effective: (a) on the date of transmission, if such notice or communication is sent via electronic mail and receipt is confirmed, at the email address specified in this Section 11.6, prior to 5:00 p.m., Pacific Time, on a Business Day; (b) on the first (1st) Business Day after the date of transmission, if such notice or communication is sent via electronic mail at the email address specified in this Section 11.6 (i) at or after 5:00 p.m., Pacific Time, on a Business Day or (ii) on a day that is not a Business Day; (c) when received, if sent by nationally recognized overnight courier service; or (d) upon actual receipt by the Party to whom such notice is required or permitted to be given. The address for such notices and communications (unless changed by the applicable Party by like notice) shall be as follows:

If to Seller (or, prior to the Closing, the Company):

Air Distribution Technologies, Inc.

605 Shiloh Road

Plano, Texas 75074

Attention:	Douglas Schuster
Email:	[***]

with copies (which shall not constitute notice) to:

Truelink Capital Management, LLC

1111 Santa Monica Boulevard, Suite 2170

Los Angeles, California 90025

Attention:	Todd Golditch
Email:	[***]

and

O’Melveny & Myers LLP

1999 Avenue of the Stars, 8th Floor

Los Angeles, California 90067

Attention:	David M. Smith
Email:	[***]

If to Buyer (or, following the Closing, the Company) or Guarantor:

Cummins Filtration Inc.

c/o Atmus Filtration Technologies Inc.

26 Century Boulevard

Nashville, TN 37214

Attention:	Laura Heltebran, Chief Legal Officer
Email:	[***]

with a copy (which shall not constitute notice) to:

Benesch, Friedlander, Coplan & Aronoff LLP

100 Pine Street, Suite 3100

San Francisco, CA 94111

Attention:	Andrew Glickman
Email:	[***]

and

Bona Law PC

28175 Haggerty Road

Nova, MI 48377

Attention:	Steven Cernak
Email:	[***]

provided, that Buyer’s legal name will change from “Cummins Filtration Inc.” to “Atmus Filtration Inc.” effective as of January 1, 2026, and any notices or other communications delivered to Buyer under this Agreement shall be deemed duly given if sent to the address and contact information for Buyer set forth above, notwithstanding such name change.

11.7 Governing Law. This Agreement and all claims or causes of action that may be based upon, arise out of or relate to this Agreement, any of the Ancillary Agreements, the transactions contemplated by this Agreement or any of the Ancillary Agreements or the negotiation, execution, performance, non-performance, interpretation or construction of this Agreement or any of the Ancillary Agreements shall be governed by and construed in accordance with the Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any state Law claim, controversy or dispute) that apply to agreements made and performed entirely within the State of Delaware, without regard to the conflicts of law provisions thereof or of any other jurisdiction. Each Party agrees and acknowledges that the application of the Laws of the State of Delaware is reasonable and appropriate based upon the Parties’ respective interests and contacts with the State of Delaware. Each Party waives any right or interest in having the Laws of any other state, including specifically, state Law regarding the statute of limitation or other limitations period, apply to any Party’s state Law claim, controversy or dispute which in any way arises out of or relates to this Agreement or the transactions contemplated hereby.

11.8 Submission To Jurisdiction; Waiver of Jury Trial.

(a) Except as otherwise provided in Section 2.4 (which shall govern any dispute thereunder), each Party irrevocably agrees that any Action arising out of or relating to this Agreement or any of the transactions contemplated hereby shall be brought and determined in the United States District Court for the District of Delaware (or, if subject matter jurisdiction in that court is not available, in the state courts of Delaware) (and each such Party shall not bring any Action arising out of or relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts), and each Party hereby irrevocably submits with regard to any such Action for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Action: (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process; (ii) that it or its property is exempt or immune from jurisdiction of such courts or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) that (A) such Action in any such court is brought in an inconvenient forum; (B) the venue of such Action is improper; and (C) this Agreement, the transactions contemplated hereby or the subject matter hereof or thereof, may not be enforced in or by such courts.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH ACTION; (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.8(b).

(c) If any Action is commenced or threatened by any Party (x) to enforce its rights under this Agreement or the transactions contemplated hereby or (y) that is based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, any breach of this Agreement or the transactions contemplated hereby, in each case, against any other Party, the Parties agree that the court, arbitrator or other adjudicator presiding over such Action shall award the prevailing Party in such Action, upon final judgment on the merits, all reasonable, documented out-of-pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing Party in bringing or defending such Action. If a Party prevails in part, and loses in part, in such Action, the court, arbitrator or other adjudicator presiding over such Action shall award an appropriate percentage of the fees, costs and expenses incurred by the prevailing Party on an equitable basis. For purposes hereof, and without limitation, a Party defending a claim shall be deemed to have prevailed in any Action if the Party making any such claim commences or threatens any such Action and (i) such underlying claim(s) are subsequently dropped, voluntarily dismissed or voluntarily reduced and/or (ii) the defending Party defeats any such claim(s).

11.9 Amendments. Subject to applicable Law, and except as otherwise expressly set forth in this Agreement (including Section 11.17(f) and Section 11.18(c)), this Agreement may not be amended, modified or supplemented except by an instrument in writing signed by Buyer and Seller.

11.10 Extension; Waiver. The Parties may: (a) extend the time for the performance of any of the obligations or other acts of any Party; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; and (c) waive compliance with any of the agreements or conditions contained in this Agreement or in any document delivered pursuant to this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof.

11.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction is invalid, illegal, void, unenforceable or against regulatory policy, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

11.12 Expenses. Except for the costs, fees and expenses of the Escrow Agent under the Escrow Agreement which shall be paid for as stipulated therein and as otherwise expressly set forth in this Agreement, all fees, costs and expenses, including fees and disbursements of counsel, financial advisors, brokers, finders, investment bankers and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs and expenses.

11.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

11.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.15 Disclosure Schedule. The Disclosure Schedule shall be subject to the following terms and conditions: (a) any item disclosed on any particular Schedule or in any particular part or section of the Disclosure Schedule shall be deemed to be disclosed on any other Schedule and in all parts or sections of the Disclosure Schedule to the extent that it is reasonably apparent on the face of such disclosure, notwithstanding the omission of a reference or cross reference thereto; (b) no disclosure of any matter contained in the Disclosure Schedule shall create an implication that such matter meets any standard of materiality, except to the extent provided for in this Agreement (matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedule; such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature, nor shall the inclusion of any item be construed as implying that any such item is “material” for any purpose); (c) any disclosures contained in the Disclosure Schedule which refer to a document are qualified in their entirety by reference to the text of such document; and (d) headings and introductory language have been inserted in the Disclosure Schedule for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in this Agreement.

11.16 Specific Performance. The Parties agree that, if any of the provisions of this Agreement were not to be performed as required by their specific terms or were to be otherwise breached, irreparable damage will occur to the other Parties, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that Buyer, on the one hand, and Seller, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable) and to enforce specifically the terms and provisions of this Agreement. No Party shall oppose, argue, contend or otherwise be permitted to raise as a defense that an adequate remedy at law exists or that specific performance or equitable or injunctive relief is unenforceable, invalid, contrary to law or inequitable for any reason with respect to any breach of this Agreement. Each Party hereby waives: (a) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate; and (b) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. The Parties further agree that: (i) by seeking the remedies provided for in this Section 11.16, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement (including monetary damages) in all cases, in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 11.16 are not available or otherwise are not granted; and (ii) nothing in this Section 11.16 shall require any Party to institute any Action for (or limit any Party’s right to institute any Action for) specific performance under this Section 11.16 prior or as a condition to exercising any termination right under Article X (or pursuing damages prior to or after such termination), nor shall the commencement of any Action pursuant to this Section 11.16 or anything set forth in this Section 11.16 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article X or pursue any other remedies under this Agreement that may be available then or thereafter. If any Party brings an Action to enforce specifically the performance of the terms and provisions hereof by any other Party, the Outside Date shall automatically be extended by: (a) the amount of time during which such Action is pending, plus twenty (20) Business Days; or (b) such other time period established by the Delaware court presiding over such Action.

11.17 Conflicts; Privileges.

(a) It is acknowledged by each Party that Seller has retained O’Melveny & Myers LLP (“OMM”) to act as counsel to the Company and its Subsidiaries in connection with the negotiation and execution of this Agreement and the transactions contemplated by this Agreement and that OMM has not acted as counsel for any other Person in connection with the transactions contemplated by this Agreement and that only Seller has the status of a client of OMM for conflict of interest or any other purposes as a result thereof.

(b) Buyer hereby agrees that, in the event that a dispute arising out of or relating to this Agreement or any Ancillary Agreement, any agreements contemplated by this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby arises between Buyer or any of its Affiliates (including, after the Closing, the Company and its Subsidiaries) and Seller or any of Seller’s Affiliates (including, prior to the Closing, the Company and its Subsidiaries), OMM may represent Seller or any of its Affiliate in such dispute, even though the interests of Seller or its Affiliate may be directly adverse to Buyer or any of its Affiliates (including, after the Closing or the Company and its Subsidiaries), and even though OMM may have represented the Company or any of its Subsidiaries in a manner substantially related to such dispute, or may be handling ongoing matters for Buyer or the Company or any of its Subsidiaries.

(c) Buyer hereby waives, on behalf of itself and each of its Affiliates (including, after the Closing, the Company and its Subsidiaries): (i) any claim that it has or may have that OMM has a conflict in interest in connection with or is otherwise prohibited from engaging in such representations; and (ii) agrees that, in the event that a dispute arising out of or relating to this Agreement or any Ancillary Agreement, any agreements contemplated by this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby arises after the Closing between Buyer or any of its Affiliates (including the Company or any of its Subsidiaries) and Seller or any Affiliate of Seller, OMM may represent any such party in such dispute, even though the interest of any such party may be directly adverse to Buyer or any of its Affiliates (including the Company or any of its Subsidiaries), and even though OMM may have represented the Company or any of its Subsidiaries in a matter substantially related to such dispute, or may be handling ongoing matters for Buyer or the Company or any of its Subsidiaries.

(d) Buyer, on behalf of itself and each of its Affiliates (including, after the Closing, the Company and its Subsidiaries) further agrees that, as to all privileged communications among OMM, any of Seller and the Company and its Subsidiaries that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege belong to the applicable Seller and may be controlled by the applicable Seller and shall not pass to or be claimed by Buyer or the Company or any of its Subsidiaries.

(e) Notwithstanding any other provision in this Agreement, prior to the Closing, Seller shall be permitted to remove from the Company, its Subsidiaries and their respective Affiliates any email, document and other records containing attorney-client privileged information where the attorney-client privilege is held jointly between one (1) or more of the Company or any of its Subsidiaries, on the one hand, and Seller or any of its Affiliates (including the Company or its Subsidiaries prior to Closing), on the other hand (“Jointly Privileged Information”). From and after the Closing, Buyer shall cause the Company and its Affiliates to provide to Seller copies (including electronic, digital or otherwise) of any Jointly Privileged Information that is inadvertently not removed prior to the Closing. Seller agrees that any email, document and other record temporarily removed for analysis to determine the presence of Jointly Privileged Information pursuant to the first sentence of this Section 11.17(e) shall be returned to the Company or its Subsidiaries promptly following the completion of such review if it is determined by Seller that such email, document or other record does not contain Jointly Privileged Information.

(f) Notwithstanding anything to the contrary in this Section 11.17, in the event that a dispute arises after the Closing between Buyer or the Company, on the one hand, and a third party Person (other than Seller or any Affiliate of Seller), on the other hand, the Company may assert the attorney-client privilege against such third party Person to prevent disclosure of confidential communications by or with OMM.

(g) This Section 11.17 is for the benefit of Seller and its Affiliates and OMM, and Seller and its Affiliates and OMM are express third-party beneficiaries of this Section 11.17. This Section 11.17 shall be irrevocable, and no term of this Section 11.17 may be amended, waived or modified, except in accordance with Section 11.9 or Section 11.10, as the case may be, and with the prior written consent of Seller and its Affiliates or OMM, to the extent they are affected thereby. This Section 11.17 shall survive the Closing and shall remain in effect indefinitely.

11.18 Non-Recourse; Release.

(a) All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, granted by statute or pursuant to any other Theory of Liability) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement) and the transactions contemplated hereby, may be made, subject to Article VIII, only against (and such representations and warranties are those solely of) the Persons that are expressly identified as Parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any past, present or future Representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any past, present or future Representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, granted by statute or pursuant to any other Theory of Liability) for any claims, obligations, liabilities or causes of action arising under, out of, in connection with, or related in any manner to this Agreement or the transactions contemplated hereby or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach of this Agreement and the transactions contemplated hereby, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such claims, obligations, liabilities or causes of action against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, except to the extent otherwise set forth in the Confidentiality Agreement, each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. Any certificate or certification contemplated herein and executed by an officer of a Party will be deemed to have been delivered only in such officer’s capacity as an officer of such Party (and not in his or her individual capacity) and will not entitle any Party to assert a claim against such officer in his or her individual capacity.

(b) Without limiting the foregoing and subject to the last sentence hereof, effective as of the Closing Date, each of Buyer, the Company and its Subsidiaries (each a “Buyer Releasor”), on behalf of itself and each of its respective officers, directors, managers, members, partners, employees, agents, equityholders, Affiliates, and each of their respective successors and assigns, hereby absolutely, unconditionally and irrevocably releases, acquits and forever discharges, to the fullest extent permitted by Law, Seller and its past, present and future officers, directors, managers, members, partners, employees, equityholders, Affiliates, counsel and agents (each, a “Seller Releasee”) of, from and against any and all Actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, past, present or future, at law, in equity or otherwise (including with respect to conduct which is negligent, grossly negligent, willful, intentional, with or without malice, or a breach of any duty, Law or rule), whether known or unknown, whether fixed or contingent, whether concealed or hidden, whether disclosed or undisclosed, whether liquidated or unliquidated, whether foreseeable or unforeseeable, whether anticipated or unanticipated, whether suspected or unsuspected, which such Buyer Releasor or its successors or assigns ever had, now has or may have on or by reason of any matter, cause or thing whatsoever arising prior to or from and after the Closing Date relating to the business or operations of the Company or the ownership of the Shares by Seller, in each case, occurring or arising prior to the Closing (the “Released Claims”); provided, however, that the foregoing release shall not release, impair, relinquish, acquit or diminish, and the term “Released Claims” shall not include, in any respect any rights of Buyer, the Company or its Subsidiaries (i) under this Agreement, the Ancillary Agreements, or in connection with the transactions contemplated hereby and thereby or (ii) to indemnification under the Company’s Organizational Documents or the Tail Policies. Each Buyer Releasor agrees not to, and agrees to cause its respective officers, directors, managers, members, partners, employees, agents, equityholders, Affiliates, and each of their respective successors and assigns, not to, commence, institute or join in, or assist or encourage any third party in commencing, instituting or joining in, any Action of any kind whatsoever, in law or equity, or assert, or assist or encourage any third party in asserting, any claim, demand, action or cause of action, in each case against the Seller Releasees, or any of them, with respect to any Released Claims.

(c) Without limiting the foregoing and subject to the last sentence hereof, effective as of the Closing Date, Seller, on behalf of itself and each of its respective officers, directors, managers, members, partners, employees, agents, equityholders, Affiliates (including Seller Sponsor), and each of their respective successors and assigns, hereby absolutely, unconditionally and irrevocably releases, acquits and forever discharges, to the fullest extent permitted by Law, Buyer, the Company and its Subsidiaries and their respective past, present and future officers, directors, managers, members, partners, employees, equityholders, Affiliates, counsel and agents (each, a “Buyer Releasee”) of, from and against any and all Released Claims; provided, however, that the foregoing release shall not release, impair, relinquish, acquit or diminish, and the term “Released Claims” shall not include, in any respect any rights of Seller (i) under this Agreement, the Ancillary Agreements, or in connection with the transactions contemplated hereby and thereby or (ii) to indemnification under the Company’s Organizational Documents or the Tail Policies. Seller agrees not to, and agrees to cause its respective officers, directors, managers, members, partners, employees, agents, equityholders, Affiliates, and each of their respective successors and assigns, not to, commence, institute or join in, or assist or encourage any third party in commencing, instituting or joining in, any Action of any kind whatsoever, in law or equity, or assert, or assist or encourage any third party in asserting, any claim, demand, action or cause of action, in each case against the Buyer Releasees, or any of them, with respect to any Released Claims.

(d) This Section 11.18 is for the benefit of each Party and the Nonparty Affiliates, and the Nonparty Affiliates are express third-party beneficiaries of this Section 11.18. This Section 11.18 shall be irrevocable, and no term of this Section 11.18 may be amended, waived or modified, except in accordance with Section 11.9 or Section 11.10, as the case may be, and with the prior written consent of Buyer, Seller and the Nonparty Affiliates affected thereby. This Section 11.18 shall survive the Closing and shall remain in effect indefinitely.

11.19 Guarantee.

(a) Guarantor hereby absolutely, unconditionally and irrevocably guarantees (the “Guarantee”) to Seller the due and punctual performance of all of the Buyer’s obligations under this Agreement, including the payment of the Purchase Price pursuant to Article II and satisfaction of all other payments required by this Agreement (the “Guaranteed Obligations”). The Guarantee of the Guaranteed Obligations is one of payment, not collection, and a separate Action to enforce the Guarantee may be brought and prosecuted against the Guarantor, irrespective of whether any Action is brought against Buyer or any other Person or whether Buyer and/or any other Person is joined in any such Action. Should Buyer default in the discharge or performance of all or any portion of the Guaranteed Obligations, the obligations of Guarantor under this Agreement shall become immediately due and, if applicable, payable.

(b) The liability of the Guarantor under the Guarantee shall, to the fullest extent permitted under applicable Law, be absolute and unconditional, irrespective of: (i) the validity, legality or enforceability of this Agreement against Buyer; (ii) any release or discharge of any obligation of Buyer under this Agreement resulting from any change in the corporate existence, structure or ownership of Buyer, or any insolvency, bankruptcy, reorganization or other similar Action affecting Buyer or any of its assets; (iii) any amendment or modification of this Agreement, or any change in the manner, place or terms of payment or performance of the Guaranteed Obligations or any other obligation of Buyer under this Agreement, or any change or extension of the time of payment or performance of, alteration of, the Guaranteed Obligations or any other obligation of Buyer under this Agreement, any liability incurred directly or indirectly in respect thereof, or any amendment or waiver of, or any consent to, any departure from the terms of this Agreement or the documents entered into in connection with this Agreement; (iv) the existence of any claim, setoff or other right that Buyer or Guarantor may have at any time against Seller, whether in connection with the Guaranteed Obligations or otherwise; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a discharge of Guarantor as a matter of Law or equity, other than any defenses under this Agreement available to Buyer.

(c) The Guarantee shall remain in full force and effect and shall be binding on Guarantor until Buyer has satisfied all of its obligations under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement on the date first above written.

SELLER:

AIR DISTRIBUTION TECHNOLOGIES, INC.

By:	/s/ Todd Golditch
Name:	Todd Golditch
Title:	Secretary

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement on the date first above written.

BUYER:

CUMMINS FILTRATION INC.

By:	/s/ Stephanie J. Disher
Name:	Stephanie J. Disher
Title:	President

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement on the date first above written.

GUARANTOR:

ATMUS FILTRATION TECHNOLOGIES INC.

By:	/s/ Stephanie J. Disher
Name:	Stephanie J. Disher
Title:	Chief Executive Officer and President

[Signature Page to Stock Purchase Agreement]

Exhibit A

Form of ASC Supply Agreement

A-1

Exhibit B

Illustrative Example of Company Net Working Capital

B-1

Exhibit C

R&W Policy

C-1

Exhibit D-1

Form of Restrictive Covenant Agreement (Seller)

[See attached.]

D-1-1

RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is entered into as of [●], by and between Cummins Filtration Inc., an Indiana corporation (“Buyer”), and Air Distribution Technologies, Inc., a Delaware corporation (the “Covered Party”). Buyer and the Covered Party are referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, this Agreement is being entered into in connection with the Closing of the transactions contemplated by that certain Stock Purchase Agreement, dated as November 21, 2025 (as may be amended, restated, modified, supplemented and/or waived, the “Purchase Agreement”), by and among Koch Filter Corporation, a Kentucky corporation (the “Company”), Atmus Filtration Technologies, Inc., a Delaware corporation (“Atmus”) , Buyer and the Covered Party, as seller (the “Seller”), pursuant to which it is contemplated that Buyer will acquire the Company;

WHEREAS, the Covered Party is the Seller and thus will receive material benefits as a result of the consummation of the transactions contemplated by the Purchase Agreement and desires that the consummation of the transactions contemplated by the Purchase Agreement occur;

WHEREAS, Buyer would not have agreed to enter into the Purchase Agreement but for the Covered Party executing and delivering this Agreement in connection with the Closing; and

WHEREAS, accordingly, the Covered Party and Buyer desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to become legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the applicable meanings ascribed to them in the Purchase Agreement. Whenever used in this Agreement, the following terms have the following meanings:

“Business” shall mean the business of the Company as of the Closing, which shall include, without limitation, the business of selling, supplying, designing, manufacturing, delivering or servicing of air filtration or media products (including any frames or housings related thereto) for use in commercial HVAC, industrial HVAC, data centers, power generation, healthcare, e-commerce, residential and/or educational end markets.

2. Acknowledgement. The Covered Party acknowledges that the agreement of Buyer to enter into the Purchase Agreement and the consummation of the transactions contemplated thereby constitutes full and adequate consideration in respect of this Agreement and that the covenants of the Covered Party contained in this Agreement form a material inducement of Buyer to enter into the Purchase Agreement and consummate the transactions contemplated by thereby, and that the Covered Party will receive material benefits as a result of the consummation of the transactions contemplated by the Purchase Agreement. In accordance with the foregoing, the covenants of the Covered Party set forth in this Agreement are separate and independent covenants for which valuable consideration has been provided, the receipt and sufficiency of which are acknowledged by the Covered Party.

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3. Non-Compete. As an inducement for Buyer to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Covered Party hereby covenants and agrees that during the period beginning on the date of this Agreement and ending on the third (3rd) anniversary of the Closing Date (the “Restrictive Period”), the Covered Party shall not (and shall cause its Affiliates not to), directly or indirectly, (i) engage or have a financial interest in, form, acquire, finance, operate, manage, control, participate in (whether as an officer, director, employee, partner, manager, member, agent, representative or otherwise), consult with, or render services to, any enterprise that, directly or indirectly, engages in the Business or otherwise competes with the business of the Company as conducted by it as of the Closing Date or as proposed to be conducted by the Company as of the Closing Date (including, but not limited to, HEPA products), in each case, as conducted through business operations, facilities, offices or employees located in North America (a “Competing Business”) or (ii) for the purpose of conducting or engaging in a Competing Business, call upon, solicit or otherwise do, or attempt to do, business with any customers, suppliers, or business relations of the Company. Nothing herein shall prohibit the Covered Party (or any of its Affiliates) from (x) being a passive owner of less than five percent (5%) of the outstanding equity interests of any other Person, so long as the Covered Party has no active participation in the business of such Person, or (y) the ownership and operation of their respective business and operations as conducted or as proposed to be conducted as of the Closing Date (other than the Business). Covered Party acknowledges that the Business and operations of the Company have been conducted throughout North America and that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the Business being sold by the Covered Party pursuant to this Agreement. Notwithstanding the foregoing, the Covered Party and its Affiliates may perform the duties and obligations set forth in that certain Transition Services Agreement, dated on or about the date hereof, by and among the Company, the Buyer and the Covered Party, and those certain Supply Agreements, dated on or about the date hereof, by and between the Company, on the one hand, and the Covered Party (or an Affiliate thereof), on the other hand. For the avoidance of doubt, in no event shall the foregoing be deemed or construed to restrict, limit or otherwise apply to any investment, acquisition, or other activity by Truelink Capital Management, LLC or any of its Affiliates other than the Covered Party and its Subsidiaries (including managed investment funds and the portfolio investments of such funds), whether directly or indirectly.

4. Non-Solicit; No Hire. The Covered Party covenants and agrees that during the Restrictive Period, the Covered Party shall not, directly or indirectly, (i) induce or attempt to induce any officer, employee or independent contractor of the Company to leave the employ or engagement of the Company, or (ii) hire or engage any person who was an officer, employee or independent contractor of the Company at any time within six (6) months following the date of termination of such person’s employment or engagement with the Company (following such termination, as applicable), unless otherwise agreed upon by the Company or Buyer, as applicable, and the Covered Party. The Covered Party further covenants and agrees that, during the Restrictive Period, the Covered Party shall not, directly or indirectly, induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company (including by inducing or attempting to induce any such Person to reduce the amount of business it does with the Company). Notwithstanding anything to the contrary contained herein, the foregoing shall not prevent the Covered Party (or any of its Affiliates) (x) from making general employment solicitations such as through advertisements in publicly available media or executive searches, so long as such advertisements and searches are not specifically targeted at any of the Company’s employees, or (y) from hiring or engaging any person that voluntarily and without any encouragement or instruction in breach of this Section 4 responds to any general employment solicitations described in the preceding clause (x).

D-1-3

5. Mutual Non-Disparagement. The Parties hereby covenant and agree that during the Restrictive Period neither Party shall make, nor solicit nor encourage others to make or solicit, directly or indirectly, any derogatory or negative statement or communication to third parties or in any public forum about the other Party, the Company or any of their respective Affiliates or any of their respective businesses, products, services, personnel or activities; provided, that, the Parties and their respective Affiliates may confer in confidence with their respective legal representatives and make truthful statements as required by Law or any Governmental Authority in response to bona fide legal process or inquiry; provided, further, that in no event shall any statements, whether orally or in writing, made by any Party or its Affiliates in connection with enforcing its or its Affiliates’ rights in any Action under the Purchase Agreement, this Agreement, any Ancillary Agreements or the Confidentiality Agreement, including any litigation arising in connection therewith, be a breach of this Section 5.

6. Confidentiality. For a period of five (5) years following the Closing Date, the Covered Party shall and shall cause its Affiliates and its and their respective officers, directors and employees to maintain as confidential and shall not (and shall cause its Affiliates and its and their respective officers, directors and employees not to) use or disclose (except as required by Law or as authorized in writing by Buyer) any proprietary information or materials relating to the businesses, operations and affairs of the Company (including any business plans, practices and procedures, pricing information, sales figures, profit or loss figures, information relating to customers, clients, suppliers, sources of supply and customer lists) that are not generally available to the public or lawfully acquired or independently developed by the Covered Party without violating any legal, contractual or fiduciary obligation. In the event the Covered Party is required by Law to disclose any such confidential information, the Covered Party shall to the extent permitted under applicable Law (i) promptly notify Buyer in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, (ii) cooperate with Buyer (at Buyer’s expense) to obtain a protection order or other confidentiality treatment and disclose only that portion, if any, of such confidential information as is required by Law and (iii) provide Buyer with a reasonable opportunity to review and comment on such disclosure to the extent permitted by Law.

D-1-4

7. Enforcement. The Covered Party acknowledges that the restrictions contained in Sections 3 through 6 of this Agreement are reasonable and necessary to protect the legitimate interests of the Company and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. The Covered Party acknowledges and agrees that: (i) if, at the time of enforcement of any of the covenants and agreements set forth in this Sections 3 through 6, a court shall hold that the duration or scope stated herein are unreasonable under circumstances then existing, Buyer and the Covered Party agree that the maximum duration or scope under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period and scope permitted by Law; (ii) the invalidity or unenforceability of any covenant or provision in Sections 3 through 6 shall not invalidate or render unenforceable the remaining covenants or provisions in Sections 3 through 6, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction; (iii) if the courts of any one or more of such jurisdictions hold any of the covenants and agreements set forth in Sections 3 through 6 unenforceable in whole or in part, it is the intention of Buyer and the Covered Party that such determination shall not bar or in any way adversely affect the rights of any party hereto to equitable relief and remedies hereunder in courts of any other jurisdiction as to breaches or violations of such covenant or agreement, such covenants and agreements being, for this purpose, severable into diverse and independent covenants and agreements; and (iv) in the event of the Covered Party’s breach of any of the covenants and agreements set forth in Sections 3 through 6, money damages would be inadequate and neither the Company nor Buyer would have adequate remedy at law and that the Company and Buyer, in addition and supplementary to other rights and remedies existing in their favor, may apply to any court of law or equity of competent jurisdiction for specific performance, injunctive relief and/or other relief in order to enforce or prevent any violations of such covenants and agreements (without posting a bond or other security) and the Covered Party agrees not to oppose such motion, and (v) each covenant contained in Sections 3 through 6 and each provision hereof is a severable and distinct covenant and provision.

8. Representations and Warranties.

(a) Representations and Warranties of the Covered Party. As a material inducement for Buyer to enter into this Agreement, the Covered Party represents and warrants that:

(i) the Covered Party has received a copy of the Purchase Agreement and understands the terms, conditions and other provisions thereof;

(ii) the Covered Party has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(iii) this Agreement has been duly executed and delivered by the Covered Party and constitutes the valid and legally binding obligation of the Covered Party, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally and equitable principles; and

(iv) the execution and delivery of this Agreement by the Covered Party and the Covered Party’s performance of its obligations hereunder will not conflict with, or result in any violation of or default under, any Law applicable to the Covered Party, or required the Covered Party to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

D-1-5

(b) Representations and Warranties of Buyer. As a material inducement for the Covered Party to enter into this Agreement, Buyer represents and warrants that:

(i) Buyer has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(ii) this Agreement has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally and equitable principles; and

(iii) the execution and delivery of this Agreement by Buyer and Buyer’s performance of its obligations hereunder will not conflict with, or result in any violation of or default under, any Law applicable to Buyer, or required Buyer to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

9. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except that the Company shall be a third party beneficiary hereof.

10. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

11. Successors and Assigns. Each of the Parties may not assign or delegate this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other non-assigning Party and any attempted assignment without such consent shall be null and void; provided, however, that Buyer may assign this Agreement to Atmus (or any subsidiary of Atmus) upon written notice to the Covered Party. Subject to the immediately preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

D-1-6

12. Notices. All notices, claims or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, when actually received by facsimile or electronic transmission, or one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), in each case, provided no “bounceback” or notice of non-delivery is received by the sending Party. Such notices, claims and other communications shall be sent to Buyer and the Covered Party at the addresses indicated below or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. All notices, claims and other communications hereunder may be given by any other means, but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient.

if to the Covered Party:

Air Distribution Technologies, Inc.

605 Shiloh Road

Plano, Texas 75074

Attention: Douglas Schuster

Email: [***]

with copies (which shall not constitute notice to the Covered Party) to:

Truelink Capital Management, LLC

1111 Santa Monica Boulevard, Suite 2170

Los Angeles, California 90025

Attention: Todd Golditch

Email: [***]

and

O’Melveny & Myers LLP

1999 Avenue of the Stars, 8th Floor

Los Angeles, California 90067

Attention: David M. Smith

Email: [***]

if to Buyer:

Cummins Filtration Inc.

26 Century Boulevard

Nashville, Tennessee 37214

Attention: Laura Heltebran

Email: [***]

with a copy (which shall not constitute notice to Buyer) to:

Benesch, Friedlander, Coplan & Aronoff LLP

100 Pine Street, Suite 3100

San Francisco, CA 94111

Attention: Andrew Glickman

Email: [***]

13. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or electronically scanned copies), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

14. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

D-1-7

15. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement and all claims or causes of action that may be based upon, arise out of or relate to this Agreement, the transactions contemplated by this Agreement or the negotiation, execution, performance, non-performance, interpretation or construction of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any state Law claim, controversy or dispute) that apply to agreements made and performed entirely within the State of Delaware, without regard to the conflicts of law provisions thereof or of any other jurisdiction. Each Party agrees and acknowledges that the application of the Laws of the State of Delaware is reasonable and appropriate based upon the Parties’ respective interests and contacts with the State of Delaware. Each Party waives any right or interest in having the Laws of any other state, including specifically, state Law regarding the statute of limitation or other limitations period, apply to any Party’s state Law claim, controversy or dispute which in any way arises out of or relates to this Agreement or the transactions contemplated hereby.

Each Party irrevocably agrees that any Action arising out of or relating to this Agreement or any of the transactions contemplated hereby shall be brought and determined in the United States District Court for the District of Delaware (or, if subject matter jurisdiction in that court is not available, in the state courts of Delaware) (and each such Party shall not bring any Action arising out of or relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts), and each Party hereby irrevocably submits with regard to any such Action for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Action: (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process; (ii) that it or its property is exempt or immune from jurisdiction of such courts or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) that (A) such Action in any such court is brought in an inconvenient forum; (B) the venue of such Action is improper; and (C) this Agreement, the transactions contemplated hereby or the subject matter hereof or thereof, may not be enforced in or by such courts.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH ACTION; (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

If any Action is commenced or threatened by any Party (x) to enforce its rights under this Agreement or the transactions contemplated hereby or (y) that is based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, any breach of this Agreement or the transactions contemplated hereby, in each case, against any other Party, the Parties agree that the court, arbitrator or other adjudicator presiding over such Action shall award the prevailing Party in such Action, upon final judgment on the merits, all reasonable, documented out-of-pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing Party in bringing or defending such Action. If a Party prevails in part, and loses in part, in such Action, the court, arbitrator or other adjudicator presiding over such Action shall award an appropriate percentage of the fees, costs and expenses incurred by the prevailing Party on an equitable basis. For purposes hereof, and without limitation, a Party defending a claim shall be deemed to have prevailed in any Action if the Party making any such claim commences or threatens any such Action and (i) such underlying claim(s) are subsequently dropped, voluntarily dismissed or voluntarily reduced and/or (ii) the defending Party defeats any such claim(s).

16. Construction. The Parties have been advised by their respective counsel with respect to this Agreement and have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

[END OF PAGE]

[SIGNATURE PAGES FOLLOW]

D-1-8

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, or caused this Agreement to be executed by its duly authorized officer, as of the date first above written.

CUMMINS FILTRATION INC.

By:
Name:
Title:

[SIGNATURE PAGE TO RESTRICTIVE COVENANT AGREEMENT]

D-1-9

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, or caused this Agreement to be executed by its duly authorized officer, as of the date first above written.

AIR DISTRIBUTION TECHNOLOGIES, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO RESTRICTIVE COVENANT AGREEMENT]

D-1-10

Exhibit D-2

Form of Restrictive Covenant Agreement (Seller Sponsor)

[See attached.]

D-2-1

RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is entered into as of [●], by and between Cummins Filtration Inc., an Indiana corporation (“Buyer”), and Truelink Capital Management, LLC (the “Covered Party”). Buyer and the Covered Party are referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, this Agreement is being entered into in connection with the Closing of the transactions contemplated by that certain Stock Purchase Agreement, dated as of November 21, 2025 (as may be amended, restated, modified, supplemented and/or waived, the “Purchase Agreement”), by and among Koch Filter Corporation, a Kentucky corporation (the “Company”), Atmus Filtration Technologies, Inc., a Delaware corporation (“Atmus”), Buyer and Air Distribution Technologies, Inc., a Delaware corporation, as seller (the “Seller”), pursuant to which it is contemplated that Buyer will acquire the Company;

WHEREAS, the Covered Party holds an indirect interest in the Seller and thus will receive material benefits as a result of the consummation of the transactions contemplated by the Purchase Agreement and desires that the consummation of the transactions contemplated by the Purchase Agreement occur;

WHEREAS, Buyer would not have agreed to enter into the Purchase Agreement but for the Covered Party executing and delivering this Agreement in connection with the Closing; and

WHEREAS, accordingly, the Covered Party and Buyer desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to become legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the applicable meanings ascribed to them in the Purchase Agreement.

2. Acknowledgement. The Covered Party acknowledges that the agreement of Buyer to enter into the Purchase Agreement and the consummation of the transactions contemplated thereby constitutes full and adequate consideration in respect of this Agreement and that the covenants of the Covered Party contained in this Agreement form a material inducement of Buyer to enter into the Purchase Agreement and consummate the transactions contemplated by thereby, and that the Covered Party will receive material benefits as a result of the consummation of the transactions contemplated by the Purchase Agreement. In accordance with the foregoing, the covenants of the Covered Party set forth in this Agreement are separate and independent covenants for which valuable consideration has been provided, the receipt and sufficiency of which are acknowledged by the Covered Party.

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3. Non-Solicit; No Hire. The Covered Party covenants and agrees that during the period beginning on the date of this Agreement and ending on the second (2nd) anniversary of the Closing Date (the “Restrictive Period”), the Covered Party, its Affiliates, the portfolio companies of any investment funds or accounts organized, managed or advised by the Covered Party and any of its Affiliates acting at its direction or on its behalf shall not, directly or indirectly (including through any employee of the Covered Party or a board member of a portfolio company), (i) induce or attempt to induce Mark Mattingly, Hugo Meza, Brent Chamberlain, Jamie Hicks, Sarah Kalmon, Josh Tedder, Ed Nichter, Jake Evans or Mitchell Goss (the “Restricted Employees”) to leave the employ or engagement of the Company or Buyer, or (ii) hire or engage any Restricted Employee at any time within six (6) months following the date of termination of such Restricted Employee’s employment or engagement with the Company (following such termination, as applicable) for any business competitive with that of the Company as conducted as of the Closing Date and operated by the Covered Party or its Affiliates, unless otherwise agreed upon by the Company or Buyer, as applicable, and the Covered Party. Notwithstanding the foregoing, nothing contained herein shall limit (x) the use of general employment solicitations through advertisements, public media and executive searches, so long as such general employment solicitations are not specifically targeted directly or indirectly at such Restricted Employees, (y) the hiring or engaging of any Restricted Employee that voluntarily and without any encouragement or instruction in breach of this Section 3 responds to any general employment solicitations described in the preceding clause (x), or (z) any action by any portfolio company of the Covered Party or its Affiliates, so long as such portfolio company is not acting, directly or indirectly, at the direction or on behalf of the Covered Party or any of its Affiliates (including through any employee of the Covered Party or a board member of a portfolio company) and such portfolio company has not received any confidential information described in Section 4 below from the Covered Party or its representatives.

4. Confidentiality. For a period of five (5) years following the Closing Date, the Covered Party shall and shall cause its Affiliates and its and their respective officers, directors and employees to maintain as confidential and shall not (and shall cause its Affiliates and its and their respective officers, directors and employees not to) use or disclose (except as required by Law or as authorized in writing by Buyer) any proprietary information or materials relating to the businesses, operations and affairs of the Company (including any business plans, practices and procedures, pricing information, sales figures, profit or loss figures, information relating to customers, clients, suppliers, sources of supply and customer lists) that are not generally available to the public or lawfully acquired or independently developed by the Covered Party without violating any legal, contractual or fiduciary obligation. In the event the Covered Party is required by Law to disclose any such confidential information, the Covered Party shall to the extent permitted under applicable Law (i) promptly notify Buyer in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, (ii) cooperate with Buyer (at Buyer’s expense) to obtain a protection order or other confidentiality treatment and disclose only that portion, if any, of such confidential information as is required by Law and (iii) provide Buyer with a reasonable opportunity to review and comment on such disclosure to the extent permitted by Law. For the purposes of Sections 3 and 4, the term “Affiliate” shall include any portfolio company of investment funds advised or managed by the Covered Party solely to the extent that such portfolio company has received any such confidential information from the Covered Party or its representatives. The Buyer acknowledges that certain employees of the Covered Party may serve as directors of portfolio companies and no portfolio company will be deemed to have received such confidential information solely due to the dual role of any such employee; provided that such employee of the Covered Party does not provide any such confidential information to the other directors of such portfolio company or any officers, employees or representatives of such portfolio company. Notwithstanding anything to the contrary in this Agreement, the Covered Party may, without notice to the Company, disclose such information, and need not comply with the preceding provisions set forth in this Section, if such disclosure is made to a Governmental Authority having jurisdiction over the Covered Party in connection with a routine examination, proceeding or request that is not specifically directed at the Company, such confidential information or this Agreement.

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5. Enforcement. The Covered Party acknowledges that the restrictions contained in Sections 3 and 4 of this Agreement are reasonable and necessary to protect the legitimate interests of the Company and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. The Covered Party acknowledges and agrees that: (i) if, at the time of enforcement of any of the covenants and agreements set forth in this Sections 3 and 4, a court shall hold that the duration or scope stated herein are unreasonable under circumstances then existing, Buyer and the Covered Party agree that the maximum duration or scope under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period and scope permitted by Law; (ii) the invalidity or unenforceability of any covenant or provision in Sections 3 and 4 shall not invalidate or render unenforceable the remaining covenants or provisions in Sections 3 and 4, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction; (iii) if the courts of any one or more of such jurisdictions hold any of the covenants and agreements set forth in Sections 3 and 4 unenforceable in whole or in part, it is the intention of Buyer and the Covered Party that such determination shall not bar or in any way adversely affect the rights of any party hereto to equitable relief and remedies hereunder in courts of any other jurisdiction as to breaches or violations of such covenant or agreement, such covenants and agreements being, for this purpose, severable into diverse and independent covenants and agreements; and (iv) in the event of the Covered Party’s breach of any of the covenants and agreements set forth in Sections 3 and 4, money damages would be inadequate and neither the Company nor Buyer would have adequate remedy at law and that the Company and Buyer, in addition and supplementary to other rights and remedies existing in their favor, may apply to any court of law or equity of competent jurisdiction for specific performance, injunctive relief and/or other relief in order to enforce or prevent any violations of such covenants and agreements (without posting a bond or other security) and the Covered Party agrees not to oppose such motion, and (v) each covenant contained in Sections 3 and 4 and each provision hereof is a severable and distinct covenant and provision.

6. Representations and Warranties.

(a) Representations and Warranties of the Covered Party. As a material inducement for Buyer to enter into this Agreement, the Covered Party represents and warrants that:

(i) the Covered Party has received a copy of the Purchase Agreement and understands the terms, conditions and other provisions thereof;

(ii) the Covered Party has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(iii) this Agreement has been duly executed and delivered by the Covered Party and constitutes the valid and legally binding obligation of the Covered Party, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally and equitable principles; and

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(iv) the execution and delivery of this Agreement by the Covered Party and the Covered Party’s performance of its obligations hereunder will not conflict with, or result in any violation of or default under, any Law applicable to the Covered Party, or required the Covered Party to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

(b) Representations and Warranties of Buyer. As a material inducement for the Covered Party to enter into this Agreement, Buyer represents and warrants that:

(i) Buyer has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(ii) this Agreement has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally and equitable principles; and

(iii) the execution and delivery of this Agreement by Buyer and Buyer’s performance of its obligations hereunder will not conflict with, or result in any violation of or default under, any Law applicable to Buyer, or required Buyer to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

7. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except that the Company shall be a third party beneficiary hereof.

8. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

9. Successors and Assigns. Each of the Parties may not assign or delegate this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other non-assigning Party and any attempted assignment without such consent shall be null and void; provided, however, that Buyer may assign this Agreement to Atmus (or any subsidiary of Atmus) upon written notice to the Covered Party. Subject to the immediately preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

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10. Notices. All notices, claims or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, when actually received by facsimile or electronic transmission, or one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), in each case, provided no “bounceback” or notice of non-delivery is received by the sending Party. Such notices, claims and other communications shall be sent to Buyer and the Covered Party at the addresses indicated below or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. All notices, claims and other communications hereunder may be given by any other means, but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient.

if to the Covered Party:

Truelink Capital Management, LLC

1111 Santa Monica Boulevard, Suite 2170

Los Angeles, California 90025

Attention: Todd Golditch

Email: [***]

with a copy (which shall not constitute notice to the Covered Party) to:

O’Melveny & Myers LLP

1999 Avenue of the Stars, 8th Floor

Los Angeles, California 90067

Attention: David M. Smith

Email: [***]

if to Buyer:

Cummins Filtration Inc.

26 Century Boulevard

Nashville, Tennessee 37214

Attention: Laura Heltebran

Email: [***]

with a copy (which shall not constitute notice to Buyer) to:

Benesch, Friedlander, Coplan & Aronoff LLP

100 Pine Street, Suite 3100

San Francisco, CA 94111

Attention: Andrew Glickman; Tom Hughes

Email: [***]

11. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or electronically scanned copies), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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12. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement and all claims or causes of action that may be based upon, arise out of or relate to this Agreement, the transactions contemplated by this Agreement or the negotiation, execution, performance, non-performance, interpretation or construction of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any state Law claim, controversy or dispute) that apply to agreements made and performed entirely within the State of Delaware, without regard to the conflicts of law provisions thereof or of any other jurisdiction. Each Party agrees and acknowledges that the application of the Laws of the State of Delaware is reasonable and appropriate based upon the Parties’ respective interests and contacts with the State of Delaware. Each Party waives any right or interest in having the Laws of any other state, including specifically, state Law regarding the statute of limitation or other limitations period, apply to any Party’s state Law claim, controversy or dispute which in any way arises out of or relates to this Agreement or the transactions contemplated hereby.

Each Party irrevocably agrees that any Action arising out of or relating to this Agreement or any of the transactions contemplated hereby shall be brought and determined in the United States District Court for the District of Delaware (or, if subject matter jurisdiction in that court is not available, in the state courts of Delaware) (and each such Party shall not bring any Action arising out of or relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts), and each Party hereby irrevocably submits with regard to any such Action for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Action: (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process; (ii) that it or its property is exempt or immune from jurisdiction of such courts or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) that (A) such Action in any such court is brought in an inconvenient forum; (B) the venue of such Action is improper; and (C) this Agreement, the transactions contemplated hereby or the subject matter hereof or thereof, may not be enforced in or by such courts.

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EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH ACTION; (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

If any Action is commenced or threatened by any Party (x) to enforce its rights under this Agreement or the transactions contemplated hereby or (y) that is based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, any breach of this Agreement or the transactions contemplated hereby, in each case, against any other Party, the Parties agree that the court, arbitrator or other adjudicator presiding over such Action shall award the prevailing Party in such Action, upon final judgment on the merits, all reasonable, documented out-of-pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing Party in bringing or defending such Action. If a Party prevails in part, and loses in part, in such Action, the court, arbitrator or other adjudicator presiding over such Action shall award an appropriate percentage of the fees, costs and expenses incurred by the prevailing Party on an equitable basis. For purposes hereof, and without limitation, a Party defending a claim shall be deemed to have prevailed in any Action if the Party making any such claim commences or threatens any such Action and (i) such underlying claim(s) are subsequently dropped, voluntarily dismissed or voluntarily reduced and/or (ii) the defending Party defeats any such claim(s).

14. Construction. The Parties have been advised by their respective counsel with respect to this Agreement and have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

[END OF PAGE]

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement, or caused this Agreement to be executed by its duly authorized officer, as of the date first above written.

CUMMINS FILTRATION INC.

By:
Name:
Title:

[SIGNATURE PAGE TO RESTRICTIVE COVENANT AGREEMENT]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, or caused this Agreement to be executed by its duly authorized officer, as of the date first above written.

TRUELINK CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO RESTRICTIVE COVENANT AGREEMENT]

Exhibit E

Form of Seller Supply Agreement

E-1

Exhibit F

Form of Transition Services Agreement

F-1

Exhibit G

Form of Escrow Agreement

G-1

Exhibit H

Form of Trademark License

H-1

Exhibit I

Form of IP Transfer Agreement

I-1

Exhibit J

Form of Assignment and Assumption Agreement

J-1